Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of July 19, 2010
among
TARGA RESOURCES PARTNERS LP,
as the Borrower,
BANK OF AMERICA, N.A.,
as the Administrative Agent, Collateral Agent, Swing Line Lender
and
L/C Issuer,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
THE ROYAL BANK OF SCOTLAND plc,
as the Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC.
and
BARCLAYS BANK PLC
as the Co-Documentation Agents,
and
The Other Lenders Party Hereto
BANC OF AMERICA SECURITIES LLC
WELLS FARGO SECURITIES, LLC
and
RBS SECURITIES INC.
as
Joint Lead Arrangers and Co-Book Managers
$1,100,000,000 Five-Year Revolving Credit Facility

[Amended and Restated Credit Agreement]
     `

i

SCHEDULES

1.01		Certain Permitted Hedging Parties
2.01		Commitments and Applicable Percentages
4.01		Security Documents
5.13		Subsidiaries; Equity Interests; Taxpayer Identification Number
5.21	(a)	Material Fee Properties
5.21	(b)	Material Pipelines
7.09		Affiliate Transactions
10.02		Administrative Agent’s Office; Certain Addresses for Notices
10.06		Processing and Recordation Fees

EXHIBITS

Form of

A		Committed Loan Notice
B		Swing Line Loan Notice
C-1		Term Note
C-2		Revolving Credit Note
D		Compliance Certificate
E		Assignment and Assumption
F		Guaranty
G		Opinion Matters
H		Pledge and Security Agreement
I		Intercreditor Agreement

AMENDED AND RESTATED CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of July 19, 2010, among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.
RECITALS
     1. The Borrower, Administrative Agent and certain lenders are party to that certain Credit Agreement dated as of February 14, 2007 among the Borrower, Administrative Agent and a syndicate of lenders, as amended by the First Amendment thereto dated as of October 24, 2007 (as amended, the “Existing Credit Agreement”).
     2. The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement.
     3. The Borrower has requested that such amendment and restatement of the Existing Credit Agreement include an option for the Borrower to increase the commitments thereunder in an aggregate amount not to exceed $300,000,000, with such increased commitments to take the form of either increased revolving commitments or term loans.
     4. The Lenders are willing to enter into such amendment and restatement of the Existing Credit Agreement on the terms and conditions set forth herein
     In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby (a) agree that the Existing Credit Agreement is amended and restated in its entirety by this Agreement and (b) further covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acquired Entity or Business” means any Person, property, business or asset acquired by the Borrower, any Restricted Subsidiary or any Included Unrestricted Subsidiary (but not any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary.
     “Additional Debt” means Indebtedness for borrowed money other than Indebtedness described in Section 7.03.

     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that no Person will be an Affiliate of the Borrower solely as a result of being Controlled by Warburg Pincus LLC.
     “Agent-Related Persons” means, with respect to any Agent, such Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Agent and its Affiliates.
     “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Co-Syndication Agents.
     “Aggregate Credit Facility Amount” means the sum of the Revolving Credit Facility plus the Term Facility.
     “Agreement” means this Credit Agreement.
     “Applicable Percentage” means (a) in respect of the Term Facility (of a specified tranche, if applicable), with respect to any Term Lender (of a specified tranche, if applicable) at any time, the percentage (carried out to the ninth decimal place) of the Term Facility (of a specified tranche, if applicable) represented by the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption or the Incremental Supplement pursuant to which such Lender becomes a party hereto, as applicable, and the initial Applicable Percentage of each Term Lender in respect of the Term Facility is set forth opposite the name of such Term Lender in the Incremental Supplement establishing such Term Loan.

     “Applicable Rate” means (a) in respect of the Term Facility, the rates per annum set forth in the Incremental Supplement establishing the terms of such Term Loans and (b) in respect of the Revolving Credit Facility from time to time, the following percentages per annum, based upon, as of any date of determination, the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended for which the Compliance Certificate has been received by Administrative Agent pursuant to Section 6.02(a):

	Consolidated Funded
	Indebtedness to
	Consolidated		Revolver Eurodollar
Pricing Level	Adjusted EBITDA	Commitment Fee	Rate	Revolver Base Rate
1	Greater than or equal to 5.00 to 1.0	0.50%	3.50%	2.50%

2	Less than 5.00 to 1.00 but greater than or equal to 4.50 to 1.0	0.50%	3.25%	2.25%

3	Less than 4.50 to 1.00 but greater than or equal to 4.00 to 1.0	0.50%	3.00%	2.00%

4	Less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.0	0.50%	2.75%	1.75%

5	Less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.0	0.50%	2.50%	1.50%

6	Less than 3.00 to 1.00	0.50%	2.25%	1.25%
     Any increase or decrease in the Applicable Rate resulting from a change in the ratio of Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level (i.e., the Pricing Level that produces the highest Applicable Rate) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). The Applicable Rate in respect of the Revolving Credit Facility in effect from the Closing Date until, but not including, the date following the Closing Date on which a Compliance Certificate with respect to the annual financial statements for the fiscal year ending December 31, 2010 is delivered pursuant to Section 6.02(a) shall in no event be less than Pricing Level 4.

     “Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
     “Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Lender that holds a Term Loan at such time, (b) with respect to the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan at such time and (c) with respect to the Swing Line Sublimit, the Swing Line Lender.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means each of Banc of America Securities LLC, RBS Securities, Inc. and Wells Fargo Securities, LLC, in its capacity as a joint lead arranger.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
     “Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2009, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate

(as set forth in clause (b) of the definition thereof) plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrower’s Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Borrower dated February 14, 2007, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
     “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Capital Lease” means any lease that has been or should be, in accordance with GAAP recorded as a capital lease. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.
     “Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person as of the date of any determination thereof.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

     “Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means the earlier to occur of:
(a) Targa shall cease to Control General Partner, or any Person, other than Targa or a Person Controlled by Targa, shall Control General Partner, in each case other than as a result of the acquisition, directly or indirectly, by the Borrower of 100% of the Equity Interests of the General Partner;
(b) At any time after the acquisition, directly or indirectly, by the Borrower of 100% of the Equity Interests of the General Partner (i) any Person (other than the Borrower or any Loan Party) has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any of the Equity Interests in the General Partner or (ii) any Person, entity or group (other than any Targa Parent or a Person who is an Affiliate of Targa Parent on the date of this Agreement) has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of the equity interests in the Borrower;
(c) General Partner shall cease for any reason to be the sole General Partner of the Borrower; or
(d) Any change of control or similar event occurs under the terms of any indenture, note agreement or other agreement governing any outstanding Unsecured Note Indebtedness that result in such Unsecured Note Indebtedness becoming due and payable before its maturity or being subject to a repurchase, retirement or redemption right or option; or
(e) Less than 50% of Targa’s Consolidated assets, after deducting therefrom the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, are in the Present Line of Business.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Co-Syndication Agents” means The Royal Bank of Scotland, plc and Wells Fargo Bank, National Association, in their respective capacities as co-syndication agents under any of the Loan Documents, or any successor syndication agents.
     “Code” means the Internal Revenue Code of 1986.

     “Collateral” means all property of any kind which is subject to a Lien in favor of Secured Parties (or in favor of the Administrative Agent or the Collateral Agent for the benefit of Secured Parties) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations, the Cash Management Obligations and the Secured Swap Obligations.
     “Collateral Agent” means Bank of America, acting through one or more of its branches or Affiliates, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
     “Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Compliance Event” means any of the following, without duplication, (i) the consummation of a Material Acquisition or Disposition, (ii) the designation of any Subsidiary as an Unrestricted Subsidiary (including at the time of formation or acquisition of such Subsidiary) or the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, (iii) to the extent exceeding (whether in one transaction or in a series of transactions ) $25,000,000, the making of any Investment permitted under Section 7.02(d), (i), (j) or (k), (iv) the incurrence of any Indebtedness permitted under to Section 7.03(f), (h), (o) or (p), (v) the prepayment of Subordinated Indebtedness under Section 7.04 or (vi) a merger or consolidation under Section 7.05(e).
     “Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly Consolidated Subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Subsidiaries. For avoidance of doubt, no Unrestricted Subsidiary shall be considered a Consolidated Subsidiary of the Borrower.
     “Consolidated Adjusted EBITDA” means, for any period, Consolidated EBITDA; provided that, (a) if, since the beginning of the four fiscal quarter period for which Consolidated Adjusted EBITDA is determined, the Borrower, any Consolidated Restricted Subsidiary or any Included Unrestricted Subsidiary shall have made any Material Acquisition or Disposition or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, Consolidated Adjusted EBITDA shall be calculated giving pro forma effect thereto as if the Material Acquisition or Disposition or redesignation had occurred on the first day of such period. Such pro forma effect shall be determined (i) in good faith by a Responsible Officer of General Partner, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated Adjusted EBITDA, except with the consent of the Administrative Agent in its reasonable discretion and (b) Consolidated Adjusted EBITDA may include, at the Borrower’s option, any Material Project EBITDA Adjustments as provided below. As used herein, “Material Project EBITDA

Adjustments” means, with respect to the construction or expansion of any capital project of the Borrower, any of its Consolidated Restricted Subsidiaries, or any Included Unrestricted Subsidiary, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed, or exceeds, with respect to the Borrower or any of its Consolidated Restricted Subsidiaries, $10,000,000, or, with respect to any of the Included Unrestricted Subsidiaries, $25,000,000 (a “Material Project”):
     (A) prior to the date on which a Material Project has achieved commercial operation (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based upon projected revenues from customer contracts, projected revenues that are determined by the Administrative Agent, in its discretion, to otherwise be highly probable, the creditworthiness and applicable projected production of the prospective customers, capital and other costs, operating and administrative expenses, scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and
     (B) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount equal to the projected Consolidated EBITDA attributable to such Material Project for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters.
          Notwithstanding the foregoing:
          (i) no such Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless:

     (a) at least 30 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the fiscal quarter for which the Borrower desires to commence inclusion of such Material Project EBITDA Adjustment in Consolidated EBITDA with respect to a Material Project (the “Initial Quarter”), the Borrower shall have delivered to Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project, and
     (b) prior to the last day of the Initial Quarter, Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as Administrative Agent may reasonably request, all in form and substance satisfactory to Administrative Agent, and
          (ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).
     “Consolidated EBITDA” means, for any period, the sum of the net income of the Borrower, its Consolidated Restricted Subsidiaries and its Included Unrestricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP consistently applied during such period, plus (a) the following to the extent deducted in calculating such Consolidated net income: (i) all Consolidated Interest Expense for such period, (ii) all Federal, state, local and foreign income taxes (including any franchise taxes to the extent based upon net income) for such period, (iii) all depreciation, amortization (including amortization of good will, debt issue costs and amortization) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, any extraordinary gains (or losses), any non-cash gains (or losses) resulting from mark to market activity, but excluding any non-cash charges that constitute an accrual of or reserve for future cash charges, and not treating write downs or write offs of receivables as non-cash charges) for such period and (iv) costs and expenses incurred in connection with the transactions contemplated hereby minus (b) the following to the extent included in calculating such Consolidated net income, (i) all Federal, state, local and foreign income tax credits for such period and (ii) all non-cash items of income (other than account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) for such period; provided, however, notwithstanding the foregoing, (A) net income attributable to Unrestricted Subsidiaries (other than Included Unrestricted Subsidiaries for such period) shall not be considered in calculating Consolidated EBITDA, but actual cash distributions to the Borrower or any of its Consolidated Restricted Subsidiaries by such Unrestricted Subsidiaries shall be included in calculating Consolidated EBITDA and (B) actual cash distributions to the Borrower and its Consolidated Restricted Subsidiaries by any Persons that are not Subsidiaries shall be included in calculating Consolidated EBITDA. Notwithstanding the foregoing, the contribution to Consolidated EBITDA of the Borrower and its Consolidated Restricted Subsidiaries by Unrestricted Subsidiaries (other than Included Unrestricted Subsidiaries) or Persons that are not Subsidiaries (in respect of actual cash distributions paid by such Subsidiaries or Persons) during any period shall be limited in the aggregate to 15% of the total actual

Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any such distributions).
     “Consolidated Funded Indebtedness” means, as of any date, the sum of the following (without duplication): (i) Indebtedness of the Borrower or any of its Consolidated Restricted Subsidiaries for borrowed money or evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) Attributable Indebtedness of the Borrower or any of its Consolidated Restricted Subsidiaries in respect of Capital Lease Obligations and Synthetic Lease Obligations or (iii) Indebtedness of the Borrower or any of its Consolidated Restricted Subsidiaries in respect of Guarantees of Indebtedness of another Person (other than the Borrower or a Restricted Subsidiary).
     “Consolidated Interest Expense” means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP): (a) all interest, premium payments, debt discount, fees, charges and related expenses in respect of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized and (b) all other amounts properly treated as interest expense in accordance with GAAP; provided, however, that if, in connection with any Material Acquisition or Disposition, the designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any Material Project for which a Material Project EBITDA Adjustment has been made, any Indebtedness of Borrower or its Restricted Subsidiaries is incurred, assumed or repaid or any Indebtedness becomes or ceases to be Indebtedness of Borrower or its Restricted Subsidiaries, in any case subsequent to the beginning of the four fiscal quarter period for which Consolidated Interest Expense is determined, Consolidated Interest Expense shall be calculated giving pro forma effect thereto as if such incurrence, assumption or repayment, or such Indebtedness becoming or ceasing to be Indebtedness of Borrower or its Restricted Subsidiaries, as the case may be, had occurred on the first day of such four fiscal quarter period. Such pro forma effect shall be determined (i) in good faith by a Responsible Officer of General Partner, (ii) assuming for the portion of such four fiscal quarter period prior to the date Indebtedness was incurred that the interest rate in effect on the date of determination is the rate that had been in effect and (iii) without giving effect to any anticipated or proposed change in interest rate, premium payments, debt discount, fees, charges and related expenses (including other amounts properly treated as interest expense in accordance with GAAP) in respect of Indebtedness, except with the consent of the Administrative Agent in its reasonable discretion.
     “Consolidated Leverage Ratio” means, for any date of determination (i) Consolidated Funded Indebtedness on such date of determination to (ii) Consolidated Adjusted EBITDA for the applicable period of four consecutive fiscal quarters.
     “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of Consolidated assets of the Borrower and its Consolidated Restricted Subsidiaries after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the Consolidated balance sheet of the Borrower and its Consolidated Restricted Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Consolidated Senior Leverage Ratio” means, for any date of determination (i) Consolidated Funded Indebtedness on such date of determination (excluding the Unsecured Note Indebtedness) to (ii) Consolidated Adjusted EBITDA for the applicable period of four consecutive fiscal quarters.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder (except with respect to a particular obligation that is subject to a bone fide dispute), (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations (except with respect to a particular obligation that is subject to a bone fide dispute) or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (except with respect to a particular obligation that is subject to a bone fide dispute), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that “Disposition” or “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interest to another Person.
     “DOL” means the Department of Labor, or any Governmental Authority succeeding to any of its principal functions.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
     “Eligible Equity Interests” means, with respect to any First-Tier Foreign Subsidiary, all shares of capital stock or other Equity Interests of whatever class of such First-Tier Foreign Subsidiary, in each case together with any certificates evidencing the same, excluding, however, all shares of capital stock or other Equity Interests of such First-Tier Foreign Subsidiary which represent in excess of 66% of the combined voting power of all classes of capital stock or other Equity Interests of such First-Tier Foreign Subsidiary; provided, however, that if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would change the maximum percentage of the total combined voting power of all classes of capital stock or other Equity Interests of any such First-Tier Foreign Subsidiary entitled to vote that may be pledged without causing (a) the undistributed earnings of such First-Tier Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to, or investment in United States property of, the owner of such capital stock or other Equity Interests or (b) other material adverse consequences to the Borrower, any Guarantor, or any of their Restricted

Subsidiaries, then the 66% limitation set forth above shall be changed to 1% less than such maximum percentage.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, authorizations, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries (whether imposed by Law or imposed or assumed by any contract, agreement or other consensual arrangement or otherwise), and directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, or (d) the release or threatened release of any Hazardous Materials into the environment.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means:
     (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.; and
     (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination. “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excess Sale Proceeds” means Net Proceeds of a Disposition by the Borrower or any of its Restricted Subsidiaries pursuant to Section 7.06(m) that have not been applied within two hundred seventy (270) days after the date of receipt of such Net Proceeds to the purchase of capital assets used in the Present Line of Business.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii).
     “Existing Credit Agreement” has the meaning specified in the recitals hereto.
     “Existing Letters of Credit” means any Letter of Credit issued pursuant to the Existing Credit Agreement.
     “Exiting Lenders” shall have the meaning set forth in Section 4.01(e).
     “Extraordinary Receipts” means gross proceeds received by any Loan Party relating to (a) insurance in respect of casualty to property that the Borrower has determined (which determination must be made with reasonable promptness following such casualty) will not be applied to the repair or replacement thereof within two hundred seventy (270) days following such casualty, (b) payments pursuant to any indemnity agreement that the Borrower has determined (which determination must be made with reasonable promptness following receipt of such payment) will not be applied to remedy the circumstances or improve, repair or replace the property of such Loan Party pursuant to which such indemnity payment arose within two hundred seventy (270) days following such payment, or (c) pension reversions; provided that in no event shall such Extraordinary Receipts include Net Proceeds.
     “Facility” means either the Term Facility or Revolving Credit Facility, as applicable.
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement, dated June 13, 2010, among the Borrower, the Administrative Agent, the Co-Syndication Agents and the Arrangers.
     “First-Tier Foreign Subsidiary” means a Foreign Subsidiary that is a direct Subsidiary of the Borrower, any Guarantor or a Domestic Subsidiary.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary. Any unqualified reference to any Foreign Subsidiary shall be deemed a reference to a Foreign Subsidiary of the Borrower, unless the context clearly indicates otherwise.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions, pronouncements, statements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or any successor thereof or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “General Partner” means Targa Resources GP LLC, a Delaware limited liability company, which, as of the Closing Date, is a Wholly Owned Subsidiary of Targa, and which, as of the Closing Date, owns a two percent (2%) general partner interest in, and is the sole general partner of, the Borrower.

     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means, collectively, each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary and has become party to the Guaranty on the Closing Date or at any time thereafter, including pursuant to the requirements of Section 6.12.
     “Guaranty” means the Amended and Restated Guaranty made by the Guarantors in favor of the Collateral Agent substantially in the form of Exhibit F.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedging Party” means, in each case in its capacity as a party to a Swap Contract, (i) any Person that is a Lender or an Affiliate of a Lender, (ii) any Person listed on Schedule 1.01 hereto and any of such Person’s Affiliates and (iii) any other Person with the consent of the Administrative Agent, such consent not be unreasonably withheld or delayed.

     “Immaterial Subsidiary” means any one or more Domestic Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries that, together with all other Domestic Restricted Subsidiaries that have not executed and delivered a Guaranty, contribute less than 0.5% to Consolidated Net Tangible Assets and contribute less than 5% to Consolidated EBITDA.
     “Included Unrestricted Subsidiary” means each Unrestricted Subsidiary with respect to which each of the following conditions exist: (i) such Subsidiary is not a Wholly Owned Subsidiary (except as provided in clause (viii) of this definition), (ii) the portion of the Equity Interest of such Unrestricted Subsidiary that is not owned directly by the Borrower, a Restricted Subsidiary or a Targa Parent is held by a Person that is not an Affiliate of the Borrower, (iii) the Borrower or a Restricted Subsidiary is the operator of such Unrestricted Subsidiary’s assets, (iv) such Unrestricted Subsidiary has no outstanding Indebtedness other than Indebtedness in respect of obligations arising under surety bonds, letters of credit and Attributable Indebtedness in respect of Capital Leases required in the ordinary course and operation of such Unrestricted Subsidiary’s business, (v) such Unrestricted Subsidiary is not engaged in any material line of business other than the Present Line of Business, (vi) no event or condition exists which would have constituted an Event of Default in respect of any of Sections 5.08(a), 5.22, Sections 6.04 through 6.10, inclusive with the exclusion of the provisos in Section 6.07(a), (b) and (c), Section 6.16, Section 6.17 or any of Sections 8.01(f), 8.01(g) and 8.01(h) had such Unrestricted Subsidiary been a Restricted Subsidiary, (vii) the Equity Interests of such Unrestricted Subsidiary that are not held by the Borrower or a Restricted Subsidiary have no preferential rights to Restricted Payments over the Equity Interests held by the Borrower or a Restricted Subsidiary other than customary adjustments in distributions in the ordinary course under joint venture arrangements which do not result in any material difference between (A) the Borrower’s or such Restricted Subsidiary’s rights to Restricted Payments from such Unrestricted Subsidiary and (B) its percentage of ownership interest in such Unrestricted Subsidiary and (viii) the Equity Interests of which either (A) are owned directly by the Borrower or a Restricted Subsidiary and are subject to Liens under Security Documents if such Liens are not prohibited by the Organizational Documents and would not require the consent of a counterparty under the Organizational Documents of such Unrestricted Subsidiary or (B) if such Liens are prohibited by the Organizational Documents or would require the consent of a counterparty under the Organizational Documents of such Unrestricted Subsidiary, are owned by an Included Unrestricted Subsidiary (for purposes of which clause (i) shall not apply) that is a Wholly Owned Subsidiary directly owned by the Borrower or a Restricted Subsidiary the Equity Interest of which are subject to Liens under Security Documents.
     “Incremental Supplement” has the meaning set forth in Section 2.14(e).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business that are (A) not unpaid for more than 90 days after the date on which such trade account payable was created or (B) being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party and (ii) obligations in respect of earn-outs and purchase price adjustments);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bonds, industrial development bonds and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person (other than as permitted pursuant to Section 7.06) or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless and to the extent that such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) if and to the extent such Indebtedness is limited in recourse to the property encumbered, the fair market value of the property encumbered thereby, as determined by such Person in good faith.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.

     “Initial Financial Statements” means (a) the Audited Financial Statements and (b) the unaudited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of March 31, 2010.
     “Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form attached as Exhibit I, among the Borrower, the Collateral Agent and any Hedging Party that is party to any Secured Hedge Agreement.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date two weeks or one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or, in the case of Eurodollar Rate Loans, such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets that constitute a business unit, line of business or division of another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.17.

     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Loan Party) or in favor of the L/C Issuer and relating to any such Letter of Credit.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     “Letter of Credit” means any letter of credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is nine days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(h).
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, the Fee Letter, the Guaranty, the Security Documents, the Intercreditor Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).
     “Loan Parties” means, collectively, the Borrower and each Guarantor.
     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Mark-to-Market” means the process of revaluing for trading purposes commodity contracts held by any Person, whether in respect of physical inventory, futures, forward exchanges, swaps or other derivatives, and which contracts may have a fixed price, a floating price and fixed differential, or other pricing basis, to the current market prices for such contracts, and determining the gain or loss on such contracts, on an aggregate net trading basis for all such contracts of such Person, by comparing the original prices of such contracts to the market prices on the date of determination.
     “Material Acquisition or Disposition” means any of the following having a fair market value in excess of $30,000,000: (a) any acquisition of any Acquired Entity or Business, (b) the Disposition of any assets (including Equity Interests) by the Borrower, any of its Restricted Subsidiaries, or any Included Unrestricted Subsidiary, (c) all mergers and consolidations of the type referred to in Sections 7.05(d) and (e) and (d) all mergers and consolidations involving any Included Unrestricted Subsidiary.

     “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.
     “Material Project” has the meaning set forth in the definition of “Consolidated Adjusted EBITDA”.
     “Maturity Date” means (a) with respect to the Revolving Credit Facility, July 17, 2015, and (b) with respect to the Term Facility, the maturity date set forth in the Incremental Supplement establishing Term Loans under such Term Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     “Mortgage” has the meaning specified in Section 4.01(a)(iv).
     “Mortgage Policy” has the meaning specified in Section 4.01(a)(iv)(B).
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
     “Net Proceeds” means the remainder of (a) as applicable (i) the gross proceeds received from a Disposition (excluding proceeds that constitute capital assets used in the Present Line of Business), or (ii) the gross proceeds received by any Loan Party from the issuance of Additional Debt, as applicable, less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Disposition, and other usual and customary transaction costs, net of taxes paid or reasonably estimated to be payable as a result thereof within two years of the date of the relevant Disposition as a result of any gain recognized in connection therewith and related to such Disposition or Additional Debt issuance, as applicable. To the extent any such gross proceeds are received that are not cash or cash equivalents or are not promptly converted to cash or cash equivalents, the value of such proceeds shall be the fair market value thereof at the time of receipt.
     “Note” means a Revolving Credit Note or a Term Note, as the context may require.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any

Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Omnibus Agreement” means the Omnibus Agreement dated as of February 14, 2007 among Targa, General Partner and the Borrower.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” means the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans or Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

     “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
     “Permitted Acquisition” has the meaning set forth in Section 7.02(i).
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of the date hereof, and to be executed and delivered by the Borrower and the Guarantors party thereto in favor of the Collateral Agent, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by any supplement thereto executed and delivered after the date of this Agreement pursuant to Section 6.12 in order to (a) effect the joinder of any additional Subsidiary or (b) subject thereto any additional Equity Interests.
     “Present Line of Business” means (i) the Loan Parties’ existing natural gas and natural gas liquids gathering, treating, processing, terminalling, storage, transporting and marketing operations, (ii) other oil, natural gas, natural gas liquids and related products gathering, treating, processing, terminalling, storage, transporting and marketing operations and (iii) any business that is reasonably related, incidental or ancillary thereto.
     “Register” has the meaning specified in Section 10.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, (subject to the Intercreditor Agreement with respect to those matters as to which Hedging Parties are entitled to vote thereunder) Lenders having more than 50% of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C

Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Required Revolving Lenders” means, as of any date of determination, (subject to the Intercreditor Agreement with respect to those matters as to which Hedging Parties are entitled to vote thereunder) Revolving Credit Lenders having more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
     “Required Term Lenders” means, as of any date of determination (with respect to a specified tranche, if applicable), Term Lenders (of a specified tranche, if applicable) holding more than 50% of the Term Facility (of a specified tranche, if applicable) on such date; provided that the portion of the Term Facility (of a specified tranche, if applicable) held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
     “Responsible Officer” means the chief executive officer, chief accounting officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, and solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
     “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
     “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, opposite such caption in any Incremental Supplement to which such Lender is a party, or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
     “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
     “Revolving Credit Loan” has the meaning specified in Section 2.01(b).
     “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Hedge Agreement” means any Swap Contract that (i) is permitted under Article 7 and (ii) is by and between any Loan Party and any Hedging Party; provided that such Swap Contract shall not constitute a Secured Hedge Agreement unless the relevant Hedging Party is a Lender or an Affiliate of a Lender or subject to the Intercreditor Agreement (a) on the Closing Date (in the case of transactions under Swap Contracts in effect on the Closing Date) or (b) on the date of an applicable transaction (in the case of transactions under Swap Contracts entered into after the Closing Date).
     “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the L/C Issuer, the Lenders, any Hedging Party that is a party to a Secured Hedge Agreement, and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.05.
     “Secured Swap Obligations” means all obligations arising from time to time under Secured Hedge Agreements; provided that if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, or ceases to be a party to the Intercreditor Agreement, Secured Swap Obligations shall only include such obligations to the extent arising from transactions either (i) entered into on or prior to the Closing Date if the counterparty was a Lender hereunder or an Affiliate of a Lender hereunder or a party to the Intercreditor Agreement on the Closing Date or (ii) entered into after the Closing Date if such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder or a party to the Intercreditor Agreement at the time the transaction was entered into.
     “Security Documents” means the instruments listed in Schedule 4.01 and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, Guarantees, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or Guarantee the payment of any part of the Obligations, the Secured Swap Obligations or the Cash Management Obligations or the performance of any Loan Party’s other duties and obligations under the Loan Documents or the Secured Hedge Agreements.
     “Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, commodity futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to transactions of the type described in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the Mark-to-Market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Targa” means Targa Resources, Inc., a Delaware corporation.
     “Targa Parents” means TRII, Targa and any of their respective Wholly Owned Subsidiaries and “Targa Parent” means any of them, individually.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

     “Term Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.
     “Term Lender” means any Lender that holds Term Loans at such time.
     “Term Loan” means an advance made by any Term Lender under the Term Facility.
     “Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.
     “Threshold Amount” means an amount equal to three percent (3%) of Consolidated Net Tangible Assets of the Borrower as of the financial statements most recently delivered pursuant to Section 4.01(a)(vii), Section 6.01(a) or Section 6.01(b), as applicable.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
     “TRII” means Targa Resources Investments Inc., a Delaware corporation.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Unrestricted Subsidiary” means any Subsidiary which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 6.18 and which the Borrower has not designated to be a Restricted Subsidiary pursuant to Section 6.18.
     “Unsecured Note Indebtedness” means unsecured Indebtedness permitted under Sections 7.03(f), (h), (o) or (p).
     “Voting Stock” of any Person means Equity Interests of any class or classes having ordinary voting power for the election of directors or the equivalent governing body of such Person.
     “Wholly Owned Subsidiary” means any Subsidiary of a Person, all of the issued and outstanding Equity Interests are directly or indirectly (through one or more Subsidiaries) owned by such Person, excluding directors’ qualifying shares if applicable.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 The Loans.
          (a) The Term Borrowing. Each Term Lender severally agrees to make Term Loans to the Borrower on the terms and conditions set forth in the Incremental Supplement establishing the Term Loans in an amount not to exceed the amount set forth opposite such Term Lender’s name on the Incremental Supplement establishing such Term Loans. Amounts of Term Loans repaid or prepaid may not be reborrowed. Except as otherwise set forth in the Incremental Supplement establishing the Term Loans, Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
          (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Loans.
          (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) noon three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than noon four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than noon, three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of General Partner. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or in the amount of the unused Revolving Credit Commitments or outstanding Term Loans, as applicable. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or in the amount of the unused Revolving Credit Commitments or outstanding Term Loans, as applicable. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed

Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a Eurodollar Rate Loan, in which case it shall be continued as a Eurodollar Rate Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans or continuations as Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuations as Eurodollar Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be requested as, converted to or continued as Eurodollar Rate Loans.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than fifteen Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than the maximum number of Interest Periods in effect provided for in the Incremental Supplement establishing such Term Loans.
     2.03 Letters of Credit.
        (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit upon the request of the Borrower for the account of the Borrower or any Restricted Subsidiary (or a Targa Parent, in the case of any Letter of Credit in respect of general administrative obligations (including in respect of employee benefits and insurance) and other company activities related to the Borrower and its Subsidiaries in the ordinary course of business or any Unrestricted Subsidiaries in respect of any obligation of such Unrestricted Subsidiary in the ordinary course of business that is not Indebtedness of any Person), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower, any Subsidiary or Targa Parent and any drawings thereunder; provided that after taking such Letter of Credit into account, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of all L/C Obligations in respect of Letters of Credit issued for the account of Unrestricted Subsidiaries shall not exceed $25,000,000 at any one time outstanding. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit for the account of the Borrower, any Subsidiary, or Targa Parent to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (ii) The L/C Issuer shall not issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
     (B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.
     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of the Letter of Credit would violate any Laws or one or more policies of the L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000.
     (D) the Letter of Credit is to be denominated in a currency other than Dollars;
     (E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
     (F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

     (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
     (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower for the account of the Borrower, any Subsidiary or Targa Parent, as the case may be, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of General Partner. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than noon at least one Business Day (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) with respect to any Letter of Credit issued for the account of any Targa Parent or Unrestricted Subsidiary, the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the

Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower, the applicable Subsidiary, or Targa Parent, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than noon on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable

Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement regardless of any circumstances, including any of the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Subsidiary or Targa Parent.

     The Borrower or the applicable Restricted Subsidiary that is the account party thereon, as the case may be, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s or such Restricted Subsidiary’s instructions or other irregularity, the Borrower or such Restricted Subsidiary will immediately notify the L/C Issuer. The Borrower and any such Restricted Subsidiary shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby agrees, for itself and each Loan Party, and by requesting any Letter of Credit for the account of Targa Parent or any other Subsidiaries, that Borrower, such Targa Parent and such Subsidiary hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower, a Subsidiary, or a Targa Parent, as the case may be, pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower on a Letter of Credit to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower, a Subsidiary, or a Targa Parent, as the case may be, which the Borrower, such Subsidiary or such Targa Parent proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer shall deliver to the Borrower, a Subsidiary or a Targa Parent, as the case may be, copies of any documents purporting to assign or transfer a Letter of Credit issued for the account of the Borrower, such Subsidiary or a Targa Parent. The failure of L/C Issuer to deliver such documents will not relieve the Borrower or any Loan Party of its obligations hereunder or under the other Loan Documents.
     (g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower, when a Letter of Credit is issued, (i) the Borrower may specify that either the rules of the ISP or the rules of the Uniform Customs and Practice for Documentary Credits (“UCP”), as most recently published by the International Chamber of Commerce at the time of issuance, apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
     (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued hereunder equal to the Applicable Rate with respect to Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account; provided further, that if any portion of L/C Issuer’s Fronting Exposure is Cash Collateralized by the Borrower pursuant to the second sentence of Section 2.15(a), then the Borrower shall not be required to pay a Letter of Credit Fee with respect to such Cash Collateralized portion of such Fronting Exposure. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the tenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of Administrative Agent or the Required Revolving Lenders, while any Obligation bears interest at the Default Rate pursuant to Section 2.08(b), all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued hereunder equal to the greater of (i) $125 or (ii) one-eighth percent (0.125%) per annum, computed on the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the tenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Letters of Credit Issued for Affiliates. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or Affiliate, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries and Targa Parents inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries and Targa Parent, respectively.
     2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of General Partner. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.05 Prepayments.
     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans (with respect to all or a specified tranche, if applicable) and/or Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) noon three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) 11:00 a.m. on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the outstanding amount of such Loans; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice and the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in direct order of maturity, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant facilities. Notwithstanding anything herein to the contrary, the Borrower may rescind any notice of prepayment under this Section 2.05(a) not later than 1:00 p.m. on the Business Day before such prepayment was scheduled to take place if such prepayment would have resulted from a refinancing of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.
     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount of Swing Line Loans then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall within one Business Day following demand by the Administrative Agent prepay the Revolving Credit Loans, Swing Line Loans and L/C Borrowings or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings the Total Revolving Credit Outstandings exceed the Revolving Credit Facility.
     (d) On the date (or the next succeeding Business Day if such date is not a Business Day) that any Net Proceeds become Excess Sale Proceeds (subject to Section 2.05(h)), (i) the Borrower shall make a mandatory pro rata prepayment of the principal of the Loans in the amount of the Excess Sale Proceeds, and (ii) the Revolving Credit Facility shall be reduced, dollar for dollar, by the amount of such Excess Sale Proceeds applied to repay Revolving Credit Loans provided, however, that prepayments and the corresponding reduction in the Revolving Credit Facility under this Section 2.05(d) shall not be required until the aggregate amount of unapplied Net Proceeds and unapplied Extraordinary Receipts exceeds $5,000,000.
     (e) Any Extraordinary Receipts shall be immediately applied (subject to Section 2.05(h)) as a mandatory pro rata prepayment on the principal of the Loans; provided, however, that prepayments under this Section 2.05(e) shall not be required until the aggregate amount of unapplied Extraordinary Receipts and unapplied Net Proceeds exceeds $5,000,000.
     (f) Immediately upon the consummation by any Loan Party of any issuance of Additional Debt (but without waiving the requirements of Administrative Agent and/or any Lender’s consent to any such issuance in violation of any Loan Document), the Borrower shall make (subject to Section 2.05(h)) a mandatory pro rata prepayment on the principal of the Loans in an amount equal to the Net Proceeds from such issuance.
     (g) Each prepayment under Section 2.05(d), (e) or (f) applied to outstanding Term Loans shall be applied to the principal repayment installments thereof in direct order of maturity.

     (h) If any prepayment of Term Loans is required under Section 2.05(d), (e) or (f), then the Borrower may, by notice to Administrative Agent and each Term Lender, at least five Business Days prior to the date such prepayment would otherwise become due, provide the Term Lenders with an option to waive their respective Applicable Percentage of such prepayment. Any Term Lender electing to waive such prepayment may do so by providing notice to the Borrower and Administrative Agent of such election at least one Business Day prior to the date upon which such prepayment would otherwise become due. To the extent that any Term Lender elects to waive such prepayment, the Borrower may retain such Term Lender’s Applicable Percentage of such prepayment, subject to other covenants contained in this Agreement.
     (i) Each prepayment of the Loans under Section 2.05(c), (d), (e) or (f) shall be accompanied by all interest then accrued and unpaid on the principal so prepaid, together with any additional amounts required pursuant to Section 3.05. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Each such prepayment shall be applied to the Term Loans, Revolving Credit Loans or Swing Line Loans, as applicable, of the Appropriate Lenders in accordance with their respective Applicable Percentage in respect of the relevant Facility.
     2.06 Termination or Reduction of Revolving Credit Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the (A) Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, or (B) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Swing Line Sublimit shall be automatically reduced by the amount of such excess.
     (b) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, the Borrower may rescind any notice of termination of Revolving Credit Commitments under this Section 2.06 not later than 1:00 p.m. on the Business Day before such termination was scheduled to take place if such termination would have resulted from a refinancing of the Revolving Credit Commitments, which refinancing shall not be consummated or shall otherwise be delayed

     2.07 Repayment of Loans.
          (a) The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date of the Revolving Credit Facility the aggregate principal amount of Revolving Credit Loans outstanding on such date.
          (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
          (c) Subject to the requirements of Section 2.14(a), the Borrower shall repay the Term Loans (i) in the installments and amounts and (ii) on the Maturity Date, in each case as provided in the Incremental Supplement establishing such Term Loans.
     2.08 Interest.
          (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility with respect to Eurodollar Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility with respect to Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility with respect to Base Rate Loans.
          (b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Administrative Agent or Required Lenders, after an Event of Default under Section 8.01(a) shall have occurred and be continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and shall continue to pay interest at such rate until but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise applicable shall apply).

     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
          (a) Commitment Fee. Subject to Section 2.16(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate with respect to Commitment Fees times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16 (but excluding, for the avoidance of doubt, the Swing Line Loans). The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV are not met, and shall be due and payable quarterly in arrears on the tenth day after each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
          (b) Other Fees.
     (i) The Borrower shall pay to the Arrangers, the Administrative Agent and the Co-Syndication Agents for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.11 Evidence of Debt.
          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback.
          (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; except that this sentence shall not apply to the Maturity Date.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Term Loan or Revolving Credit Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its Applicable Percentage (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its Applicable Percentage (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     2.14 Increase in Revolving Credit Commitments or Term Loans.
          (a) Request for Increase. Provided there exists no Default, without the consent of the Lenders and upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Credit Facility Amount (as determined by the Borrower but subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned)) by an amount that will not cause the Aggregate Credit Facility Amount to be greater than the sum of (i) the Aggregate Credit Facility Amount on the Closing Date, plus (ii) $300,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or such other amount as agreed to by the Administrative Agent). Such increase in the Aggregate Credit Facility Amount may be utilized by requesting either (i) additional Revolving Credit Commitments or (ii) the making of additional Term Loans (in one or more tranches of Term Loans). At the time of sending such notice, the Borrower shall specify the nature of such increase (either as a Revolving Credit Commitment or as Term Loans (in one or more tranches of Term Loans)) and may request all or part of such increase from the existing Lenders and, if it does so, shall specify (in consultation with the Administrative Agent) the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). In the event that the Borrower elects to request such increase as Term Loans, the Borrower (in consultation with the Administrative Agent) shall notify the Lenders of the material terms of the Term Loans, including the proposed pricing, maturity, amortization schedule, maximum number of

Interest Periods, permitted Types of Term Loans and other terms customary for Term Loans, provided, however that (A) the maturity date for such Term Loans shall not be prior to the Maturity Date with respect to the Revolving Credit Facility and (B) such Term Loans not require prepayment other than (i) as otherwise required pursuant to this Agreement and (ii) scheduled amortization in excess of 5% of the aggregate initial principal amount of such Term Loans per annum.
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment or make such Term Loans and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase or new Term Loans, respectively. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment or to make Term Loans, respectively.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, and, in the case of increased Revolving Credit Commitments only, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. It shall not be a condition to obtaining an increase in the Aggregate Credit Facility Amount that the full amount of such increase requested by the Borrower be approved by the Lenders or any additional Eligible Assignees. If less than the full amount of the increase requested by the Borrower is approved by the Lenders and any additional Eligible Assignee, the Borrower may, at its option, accept the amount of the increase so approved, or the Borrower may withdraw its request for such increase.
     (d) Effective Date and Allocations. If the Aggregate Credit Facility Amount is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final amount and allocation of such increase and the Increase Effective Date.
     (e) Incremental Supplement. Any increase in Revolving Credit Commitments or the making of Term Loans pursuant to this Section shall become effective pursuant to a supplement (an “Incremental Supplement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender (and, if applicable, each Eligible Assignee) agreeing to provide such increased Revolving Credit Commitments or Term Loans, as applicable, and the Administrative Agent.
     (f) Conditions to Effectiveness of Increase. As a condition precedent to such increase and any Incremental Supplement, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.
          (g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
          2.15 Cash Collateral.
          (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
          (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
          (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
          (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
          2.16 Defaulting Lenders.
          (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
          (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
          (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts then owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts then owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
          (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
          (iv) Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Revolving Credit Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.
          (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the

Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
          3.01 Taxes.
          (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
          (ii) If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
          (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including

Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
          (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all other Obligations.
          (d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
          (e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
          (ii) Without limiting the generality of the foregoing, if the Borrower is a resident for tax purposes in the United States,
          (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
          (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
          (II) executed originals of Internal Revenue Service Form W-8ECI,
          (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
          (IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

          (V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
          (iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
          (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
          3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such

Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
          3.04 Increased Costs; Reserves on Eurodollar Rate Loans.
          (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
          (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
          (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
          3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any calculated loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
          3.06 Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender delivers to the Borrower a notice pursuant to Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
          3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Revolving Credit Facility and repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
          4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
          (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
          (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
          (iii) the Pledge and Security Agreement duly executed by each Loan Party; together with:
          (A) certificates, if any, representing the Pledged Shares referred to in the Pledge and Security Agreement accompanied by undated stock powers executed in blank,
          (B) proper Financing Statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent and Collateral Agent may deem necessary in order to perfect the Liens created under the Pledge and Security Agreement, covering the Collateral described in the Pledge and Security Agreement,
          (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,
          (D) evidence of the completion of all other actions, recordings and filings of or with respect to the Pledge and Security Agreement that the Administrative Agent or Collateral Agent may deem necessary in order to perfect the Liens created thereby, and
          (E) evidence that all other action that the Administrative Agent and Collateral Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge and Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements);
          (iv) deeds of trust, mortgages, leasehold deeds of trust and leasehold mortgages (or amendments to existing deeds of trust, mortgages, leasehold deeds of trust and leasehold mortgages) listed on Schedule 4.01 (together with each other mortgage delivered pursuant to Section 6.13, in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party, together with:
          (A) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent and Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been or will be paid upon recording,

          (B) evidence that arrangements reasonably satisfactory to the Administrative Agent have been made for the issuance of a fully paid title insurance policy (or endorsements to existing title policies) in respect of the properties subject to Mortgages listed on Schedule 4.01 as being subject to title insurance (the “Mortgage Policies”) in form and substance, with endorsements and in amounts reasonably acceptable to the Administrative Agent and Collateral Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent and Collateral Agent, insuring the Mortgage in respect of such property to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable, and
          (C) evidence that all other action that the Administrative Agent and Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;
          (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
          (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
          (vii) (A) a favorable opinion of Bracewell & Giuliani LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request and (B) a favorable opinion of local counsel to the Loan Parties in the states of Louisiana, Mississippi and Florida, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent;
          (viii) the Initial Financial Statements;
          (ix) certificates or binders evidencing Loan Parties’ insurance in effect on the date hereof naming the Collateral Agent as loss payee and additional insured;

          (x) a certificate signed by a Responsible Officer of General Partner certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; and (B) that there has been no event or circumstance since December 31, 2009 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
          (xi) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the initial Credit Extension hereunder, from the chief financial officer, chief accounting officer, treasurer or controller of General Partner; and
          (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
          (b) (i) All fees required to be paid to the Administrative Agent, the Co-Syndication Agents and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
          (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
          (d) The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.
          (e) The Administrative Agent shall have received evidence satisfactory to it that (A) all Loans (as defined in the Existing Credit Agreement) of the Lenders (as defined in the Existing Credit Agreement) which will not execute and deliver this Agreement (and will not have a Revolving Credit Commitment hereunder) (“Exiting Lenders”) shall have been or shall concurrently with the initial Credit Extension hereunder be repaid in full, together with any accrued interest thereon and any accrued fees payable to such Exiting Lenders under the Existing Credit Agreement to but excluding the Closing Date.
          (f) The Closing Date shall have occurred on or before July 19, 2010.
          Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
          4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01.
          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
          (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
          Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:
          5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws (excluding Environmental Laws that are the subject of Section 5.09, federal, state and local income tax Laws that are the subject of Section 5.11 and ERISA that is the subject of Section 5.12); except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not

(a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens permitted by the Loan Documents), or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect and maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Lenders, (ii) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other action, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
          5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
          5.05 Financial Statements; No Material Adverse Effect.
          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the predecessor business of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness that would be required to be disclosed in Consolidated financial statements of the Borrower or the footnotes thereto prepared in accordance with GAAP.
          (b) The unaudited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of March 31, 2010 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the Consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their Consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. As of the Closing Date, all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, are disclosed in the Initial Financial Statements.
          (c) Since December 31, 2009, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any Subsidiary thereof or against any of their properties or revenues, or that is contemplated by any Loan Party against any other Person that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
          5.07 No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          5.08 Ownership of Property; Liens. (a) Each Loan Party and each Restricted Subsidiary thereof has (or on the Closing Date, will have) good and defensible fee simple title to or valid leasehold interests, or valid easements or other property interests in, all of its real property and good and valid title to all of its personal property necessary in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No material default exists under (i) any lease on any property on which a Mortgage is granted, or (ii) any other lease, to the extent such default would reasonably be expected to have a Material Adverse Effect. All of the plants, offices, or facilities and other tangible assets owned, leased or used by any Loan Party or any Restricted Subsidiary thereof in the conduct of their respective businesses are (i) insured to the extent and in a manner required by Section 6.07, (ii) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (iii) in good operating condition and repair, subject to ordinary wear and tear and except to the extent failure could not reasonably be expected to have a Material Adverse Effect, (iv) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial and except to the extent failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect, (v) sufficient for the operation of the businesses of such Loan Party and its Restricted Subsidiaries as currently conducted, except to the extent failure to be so sufficient could not reasonably be expected to have a Material Adverse Effect and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.
          (b) The property of the Loan Parties and their Restricted Subsidiaries is subject to no Liens other than Liens permitted under Section 7.01.
          5.09 Environmental Compliance (a). The Borrower and its Restricted Subsidiaries periodically conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          5.10 Insurance. The properties of each Loan Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Subsidiary operates.
          5.11 Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Restricted Subsidiary thereof has filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect. No Loan Party nor any Subsidiary thereof is party to any tax sharing agreement, except as provided in the Borrower’s Partnership Agreement or in the Omnibus Agreement.
          5.12 ERISA Compliance.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent, or cause the loss of such tax-qualified status.
          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.
          (d) Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
          5.13 Subsidiaries; Equity Interests; Taxpayer Identification Number. Other than those specifically disclosed in Part (a) of Schedule 5.13 or as disclosed from time to time pursuant to Sections 6.12, the Borrower has no Subsidiaries and all of the outstanding Equity Interests in the Borrower’s Subsidiaries have been validly issued, are fully paid and nonassessable and are owned in the amounts so disclosed free and clear of all Liens other than the Liens created pursuant to the Loan Documents. Set forth on Part (b) of Schedule 5.13, as of the Closing Date, as supplemented by each report required to be delivered pursuant to Section 6.02(k), as of the date of such report is: (i) a complete and accurate list of all Loan Parties showing as of such date the jurisdiction of its formation, the address of its principal place of business, its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation, and, for the preceding 5 years, any other jurisdiction of organization and any other name (including any trade or fictitious name) used by such Loan Party, and (ii) a complete and accurate list of the Investments of the type permitted by Sections 7.02(d), (i) or (j). All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable, except with respect to additional contributions required to be made by General Partner pursuant to the Borrower’s Partnership Agreement or applicable Law.

          5.14 Margin Regulations; Investment Company Act.
          (a) No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
          (b) No Loan Party nor any Person Controlling any Loan Party nor any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
          5.15 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all matters required to be disclosed pursuant to Section 6.03. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; provided, further, that, with respect to pro forma financial information, the Borrower represents only that such information was prepared in good faith and reflects, in all material respects, such pro forma financial information is in accordance with assumptions and requirements of GAAP for pro forma presentation and based upon such other assumptions that are believed to be reasonable at the time of preparation and, to the extent material, are disclosed as part of such pro forma financial information.
          5.16 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws (except for Environmental Laws that are the subject of Section 5.09, federal and state income tax Laws that are the subject of Section 5.11 and ERISA that is the subject of Section 5.12) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          5.17 Intellectual Property; Licenses, Etc. Each Loan Party and each Restricted Subsidiary thereof own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any other Person, except to the extent such conflict, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any

Restricted Subsidiary thereof infringes upon any rights held by any other Person, except to the extent such conflicts, either individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          5.18 Labor Disputes and Acts of God. Neither the business nor the properties of any Loan Party or any Restricted Subsidiary thereof has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
          5.19 Solvency. Upon giving effect to the execution of this Agreement and the other Loan Documents by each Loan Party and the consummation of the transactions contemplated hereby and thereby, each Loan Party will be Solvent.
          5.20 Credit Arrangements. No Affiliate of any Loan Party is party to or subject to any credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) that creates by a covenant of such Affiliate or otherwise, any limitation or restriction of any action of any Loan Party or any obligation that any Loan Party be caused to take any action.
          5.21 Real Property. As of the Closing Date, Schedule 5.21(a) sets forth a description of each material fee owned property owned by any Loan Party and each material parcel of real property leased by any Loan Party (other than the realty associated with the pipelines and gathering systems and other than immaterial real property including, but not limited to, compressor sites, pump stations and meter sites). As of the Closing Date, Schedule 5.21(b) sets forth a general description of all material pipelines, gathering systems and the realty associated therewith owned by the Loan Parties. The Borrower shall provide updates to Schedule 5.21(a) and (b) upon the reasonable request of the Administrative Agent.
          5.22 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Restricted Subsidiary thereof as of the Closing Date and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any Subsidiary thereof has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
          5.23 Security Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents from time to time, no filing or other action will be necessary to perfect or protect such Liens.

          5.24 Foreign Assets Control Regulations. Neither of the advance of the Loans nor the use of the proceeds thereof violates the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Act (as defined in Section 10.18). None of the Borrower or its Affiliates (a) is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
ARTICLE VI.
AFFIRMATIVE COVENANTS
          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
          6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
          (a) as soon as available, but in any event within 30 days after the date on which the Borrower is required under Securities Laws to file a Form 10-K annual report (without giving effect to any extension permitted by the SEC) for each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2010), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, partners’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
          (b) as soon as available, but in any event within 30 days after the date on which the Borrower is required under Securities Laws to file a Form 10-Q quarterly reports (without giving effect to any extension permitted by the SEC) for each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 30, 2010), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and the related Consolidated statements of cash flows and partners’ equity for the portion of the Borrower’s fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be certified by the chief financial officer, chief accounting officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
          6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
          (a) no later than three (3) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of General Partner and stating that such officer has caused this Agreement to be reviewed and has no knowledge of any Default by the Borrower in the performance or observance of any of the provisions of this Agreement, during, or at the end of, as applicable, such fiscal year or fiscal quarter, or, if such officer has such knowledge, specifying each Default and the nature thereof, showing compliance by the Borrower as of the date of such statement with the financial covenants set forth in Article VII, and calculations for such financial covenants shall be included, and the other applicable covenants set forth in Exhibit D (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
          (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them ;
          (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the partners of the Borrower (other than reports and registration statements which the Borrower files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange) not otherwise required to be delivered to the Administrative Agent pursuant hereto;
          (d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
          (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

          (f) within five Business Days after (i) a Responsible Officer’s receipt of any written notice of any violation by any Loan Party of any Environmental Law, (ii) a Responsible Officer’s obtaining knowledge that any Governmental Authority has asserted that any Loan Party is not in compliance with any Environmental Law or that any Governmental Authority is investigating any Loan Party’s compliance therewith, (iii) a Responsible Officer’s receipt of any written notice from any Governmental Authority or other Person or otherwise obtaining knowledge that any Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant, or (iv) a Responsible Officer’s receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party which in any event under clause (i), (ii), (iii) or (iv) preceding could reasonably be expected to result in, or has resulted in, liability, either individually or in the aggregate, in excess of $10,000,000 or otherwise could reasonably be expected to have, or has resulted in, a Material Adverse Effect, copies of such notice or a written notice setting forth the matters in (ii) above;
          (g) not less than three Business Days prior to any change in any Loan Party’s (i) name as it appears in the jurisdiction of its formation, incorporation, or organization, (ii) type of entity, or (iii) organizational identification number, written notice thereof;
          (h) upon the Administrative Agent’s request, or, in the event that such filing reflects a significant material adverse change with respect to the matters covered thereby, within three Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan; (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request; and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan by any Loan Party or any ERISA Affiliate;
          (i) as soon as available, but in any event within 90 days after the end of each fiscal year, a business and financial plan for the Borrower (in form reasonably satisfactory to Administrative Agent and based on assumptions believed to be reasonable in light of the circumstances at the time when made), prepared or caused to be prepared by a Responsible Officer of General Partner, setting forth for the then calendar year, financial projections, budgets and hedging schedules for the Borrower and its Consolidated Subsidiaries;
          (j) not less than one Business Day prior to, and as a condition to each Compliance Event (whether in one transaction or in a series of transactions without duplication), a certificate from a Responsible Officer of General Partner (A) demonstrating pro forma compliance with the provisions of Section 7.14(b) and/or Section 7.15(b) and containing calculations in such detail as may be reasonably required by the Administrative Agent and (B) certifying that no Default shall have occurred and be continuing after giving effect to such transaction;
          (k) at the time of the delivery of each Compliance Certificate under Section 6.02(a), a report containing a description of all changes in the information included in Part (b) of

Schedule 5.13 as may be necessary for Part (b) of Schedule 5.13 to be accurate and complete as of the date of such report; and
          (l) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (I) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies and (II) the Borrower shall arrange for the notification of the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          The Borrower hereby acknowledges that (a) the Administrative Agent, the Co-Syndication Agents and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “the Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Co-Syndication Agents, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Co-Syndication Agents and the Arrangers shall be entitled to treat any the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Each Public Lender is subject to the notice requirements of Section 10.02(e).

          6.03 Notices. Promptly notify the Administrative Agent:
          (a) of the occurrence of any Default;
          (b) to the extent not otherwise disclosed pursuant to Section 6.02(c), of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension, or any material development therein, between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding by any Person not a Governmental Authority affecting the Borrower or any Subsidiary;
          (c) of the occurrence of any ERISA Event;
          (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and
          (e) of the occurrence of any Disposition of property or assets, any sale of Equity Interests, any incurrence or issuance of any Indebtedness or receipt of any Extraordinary Receipt, in each case with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05.
          Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of General Partner setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached, if any.
          6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities (including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and all lawful claims which, if unpaid, would by law become a Lien upon its property) except in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
          6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 or 7.06; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
          6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
          6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, insurance against business interruption and its liability for injury to persons or property, and providing (a) for payment of losses to the Collateral Agent as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to the Collateral Agent (or 10 days prior notice in the case of a failure to pay premiums), and (c) to provide for any other matters specified in any applicable Security Document or which the Administrative Agent may reasonably require. Each Loan Party will maintain any additional insurance coverage as described in the respective Security Documents. The Borrower shall maintain, or cause to be maintained, with an insurer reasonably acceptable to the Administrative Agent, flood insurance sufficient for Lenders to comply with Regulation H of the Board of Governors of the Federal Reserve System.
          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          6.09 Books and Records. Maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary, as the case may be.
          6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

          6.11 Use of Proceeds. On the Closing Date, use the proceeds of this Agreement to refinance Indebtedness under the Existing Credit Agreement. Thereafter, the proceeds of this Agreement shall be used for working capital of the Loan Parties including the issuance of Letters of Credit (which may also be issued for the account of a Targa Parent or an Unrestricted Subsidiary for the purposes and subject to the limitations set forth in Section 2.03(a)), capital expenditures, and for general corporate purposes of the Loan Parties not in contravention of any Law or of any Loan Document.
          6.12 Additional Subsidiaries and Guarantors. Notify the Administrative Agent and the Collateral Agent not later than three Business days after any Person becomes a Subsidiary, which notice shall provide the information included in Schedule 5.13 as may be necessary for Schedule 5.13 to be accurate and complete as of the date of such notice and shall specify whether such Person is a Domestic Restricted Subsidiary (and if it is or is to be treated as an Immaterial Subsidiary information demonstrating to the reasonable satisfaction of the Administrative Agent that such treatment is permitted), a Foreign Subsidiary or an Unrestricted Subsidiary (and shall include compliance with the requirements of Section 6.18 for designation as an Unrestricted Subsidiary) and (a) in the case of any Person that becomes a Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) of the Borrower, and promptly thereafter (and in any event within 30 days (or such longer period as the Administrative Agent may agree in its discretion)), cause such Person, to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (v) and (vi) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent and (b) at the time that any Person becomes a Restricted Subsidiary of the Borrower, and promptly thereafter (and in any event within 30 days (or such longer period as the Administrative Agent may agree in its discretion)), (w) cause all of the Equity Interests, or Eligible Equity Interests in the case of a First-Tier Foreign Subsidiary, of such Person owned by a Loan Party to be pledged to the Collateral Agent to secure the Obligations, the Cash Management Obligations and the Secured Swap Obligations by executing and delivering the Pledge and Security Agreement or a joinder thereto, (x) pursuant to the Pledge and Security Agreement, deliver or cause to be delivered to the Collateral Agent all certificates, stock powers and other documents required by the Pledge and Security Agreement with respect to all such Equity Interests or Eligible Equity Interests, as applicable, in any such Person, (y) take or cause to be taken such other actions, all as may be necessary to provide the Collateral Agent with a first priority perfected pledge on and security interest in such Equity Interests or Eligible Equity Interests, as applicable, in such Subsidiary, and (z) deliver to the Collateral Agent documents of the types referred to in clauses (v) and (vi) of Section 4.01(a) and, if requested by the Collateral Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (w)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
          6.13 Agreement to Deliver Security Documents. Deliver and to cause each Guarantor and any other Person required by the Administrative Agent or the Collateral Agent to deliver, to further secure the Obligations, the Secured Swap Obligations, and the Cash

Management Obligations, whenever requested by the Administrative Agent or Collateral Agent in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, flood hazard certification, evidence of title, financing statements and other Security Documents in form and substance satisfactory to the Administrative Agent and Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests, subject only to Liens permitted under the Loan Documents, on any real or personal property now owned or hereafter acquired by such Persons, excluding real property that, taken together with all property reasonably related thereto or used in connection therewith that does not then constitute Collateral, has a fair market value of less than $10,000,000. Notwithstanding the foregoing, (a) Equity Interests of a Person that is not a Subsidiary shall not be required to be Collateral to the extent prohibited by a provision that is permitted by clause (II) of the proviso in Section 7.10 and (b) Equity Interests of an Unrestricted Subsidiary shall not be required to be Collateral except to the extent necessary in order for such Unrestricted Subsidiary to be designated as an Included Unrestricted Subsidiary pursuant to the definition thereof.
          6.14 Perfection and Protection of Security Interests and Liens. Deliver and to cause each Guarantor and any other Person required by the Administrative Agent or Collateral Agent to deliver Security Documents pursuant to Section 6.13, to deliver from time to time to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Persons in form and substance reasonably satisfactory to the Collateral Agent, which the Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in any property securing any Obligations, Secured Swap Obligations and Cash Management Obligations. The Borrower further agrees to promptly, upon request by the Administrative Agent or Collateral Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Security Document or in the execution, acknowledgment, filing or recordation thereof.
          6.15 Performance on the Borrower’s Behalf. If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, the Administrative Agent may pay the same after notice of such payment by the Administrative Agent is given to the Borrower. The Borrower shall promptly reimburse the Administrative Agent for any such payments and each amount paid by the Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by the Administrative Agent.
          6.16 Environmental Matters; Environmental Reviews. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, (b) obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, and (d) promptly pay and discharge when due all

Environmental Liabilities and debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.
          6.17 Compliance with Agreements. Observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to such Loan Party or to Loan Parties on a Consolidated basis or materially significant to any Guarantor, unless any such failure to so observe, perform or comply is remedied within the applicable period of grace (if any) provided in such agreement or instrument or unless such failure to so observe, perform or comply would not reasonably be expected to have a Material Adverse Effect.
          6.18 Designation and Conversion of Restricted and Unrestricted Subsidiaries.
          (a) Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
          (b) The Borrower may designate any Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) after giving effect to such designation, no Default or Event of Default would exist, (iii) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be treated as a “restricted subsidiary” for purposes of any indenture or agreement governing Unsecured Note Indebtedness and (v) in the case of a Subsidiary which is already classified as a Restricted Subsidiary (other than an Immaterial Subsidiary), the Borrower has obtained the prior written consent of the Administrative Agent and the Required Lenders. Except as provided in this Section, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
          (c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) after giving effect to such designation, no Default or Event of Default would exist and (iii) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b).
          (d) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, Guarantee any Indebtedness or other obligations of any Unrestricted Subsidiary, other than (i) Letters of Credit issued hereunder for the account of an Unrestricted Subsidiary subject to the limitations contained in Section 2.03(a) and (ii) Guarantees of performance obligations of any Unrestricted Subsidiary arising in the ordinary course of business and related to the operation of such Unrestricted Subsidiary’s business; provided that, for the avoidance of doubt, no such Guarantee under the forgoing clause (ii) shall, directly or indirectly, (A) benefit the holder of Indebtedness of such Unrestricted Subsidiary or (B) Guarantee payment obligations of an Unrestricted Subsidiary, including accounts payable and capital expenditures, or payment obligations related to the purchase, construction or development of property.
          (e) The Borrower will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, the Borrower, any Restricted Subsidiary or any Included Unrestricted Subsidiary.
          6.19 Maintenance of Corporate Separateness. Satisfy customary corporate or limited liability company formalities and other requirements necessary to preserve the separate existence of each Unrestricted Subsidiary from the Borrower and each Restricted Subsidiary.
ARTICLE VII.
NEGATIVE COVENANTS
          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
          (a) Liens pursuant to any Loan Document;
          (b) [Reserved];
          (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or if more than sixty (60) days overdue, are unfiled and no other action has been take to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to such Person and (iii) Liens on proceeds of insurance policies securing Indebtedness permitted under Section 7.03(m)(i);
          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (g) easements, rights-of-way, servitudes, permits, reservations, exceptions, covenants and other restrictions as to the use of real property, and other similar encumbrances incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness (other than pursuant to the Loan Documents) and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
          (i) Liens securing Capital Leases and purchase money Indebtedness permitted under Section 7.03(e); provided that (i) such Liens securing purchase money Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof and (ii) the Indebtedness secured thereby does not exceed as of the date such Indebtedness is incurred the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
          (j) Subject to the consent of Administrative Agent, Liens existing upon property acquired in an acquisition or of any Person that becomes a Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, and not upon any other property, securing only Indebtedness permitted by Section 7.03(i);
          (k) Liens reserved in leases of business premises entered into in the ordinary course of business for rent and for compliance with the terms of the lease limited to equipment and fixtures on the leased premises;
          (l) Liens (i) of a collection bank arising under Section 4.210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; or (iv) in connection with Cash Management Obligations and other obligations in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and that are limited to Liens customary in such arrangements;
          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (j), to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
          (n) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens (in each case limited to the cash, commodity contracts or other Investments in such account) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (o) Liens that constitute Guarantees of Indebtedness to the extent such Guarantees are permitted by Section 7.03; and
          (p) Liens on Property not constituting Collateral for the Obligations, the Cash Management Obligations or the Secured Swap Obligations and not otherwise permitted by the foregoing clauses of this Section 7.01; provided that the aggregate principal or face amount of all Indebtedness secured by Liens under this Section 7.01(p) shall not exceed $50,000,000 at any time;
          provided, however, nothing in this Section 7.01 shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that any Indebtedness subject to or secured by any Lien, right or other interest permitted under subsections (a) through (o) above ranks in priority to any Obligation.
          7.02 Investments. Make any Investments, except:
          (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents;
          (b) Investments of the Borrower in any Restricted Subsidiary and Investments of any Restricted Subsidiary in the Borrower or in another Restricted Subsidiary;
          (c) Investments representing non-cash consideration of Dispositions permitted under Section 7.05;
          (d) the acquisition of or other Investments (other than Investments consisting of Guarantees) in any Unrestricted Subsidiary so long as (i) immediately before and immediately after giving pro forma effect to any such acquisition or Investment, no Default shall have occurred and be continuing, and (ii) immediately after giving effect to such acquisition or Investment, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b); provided, however that if such acquisition or Investment relates to an Included Unrestricted Subsidiary, the contribution to Consolidated EBITDA in respect of the net income of Included Unrestricted Subsidiaries shall be limited to 35% of Consolidated EBITDA for purposes of giving pro forma effect to such acquisition or Investment;
          (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
          (f) Guarantees permitted by Section 7.03;
          (g) Investments in Swap Contracts permitted by Section 7.03(d);
          (h) Loans or advances to any officer, director or employee of any Loan Party for travel and related expenses consistent with the policies and procedures of such Loan Party and not to exceed $2,500,000 at any one time outstanding;
          (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
          (i) to the extent required by Section 6.12, each applicable Loan Party and any such newly created or acquired Restricted Subsidiary (and, to the extent required by this Agreement, the Restricted Subsidiaries of such created or acquired Restricted Subsidiary) shall be a Guarantor and shall have complied with the requirements of Sections 6.12 and 6.13, within the times specified therein;
          (ii) the acquired property, assets, business or Person is in the Present Line of Business; and
          (iii) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b);
          (j) Investments (other than Investments consisting of Guarantees) in Persons (other than a Person that is or becomes a Subsidiary of the Borrower) in the Present Line of Business to the extent not otherwise permitted by the foregoing clauses of this Section, so long as, immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b); and
          (k) from and after the time that a Targa Parent has no material assets other than direct or indirect ownership interests in the Borrower, the acquisition of all of the Equity Interests of such Targa Parent, so long as (i) immediately before and immediately after giving pro forma effect to any such acquisition or Investment, no Default shall have occurred and be continuing and (ii) immediately after giving effect to such acquisition or Investment, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 7.14(b) and 7.15(b).

          7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness under the Loan Documents;
          (b) [intentionally omitted];
          (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary;
          (d) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract with a Hedging Party designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
          (e) Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the requirements set forth in Section 7.01(i); provided that the aggregate amount of all such Indebtedness under this Section 7.03(e) at any one time outstanding shall not exceed an amount equal to five percent (5%) of Consolidated Net Tangible Assets;
          (f) unsecured Indebtedness in respect of a private placement or a public sale of unsecured senior or subordinated notes by the Borrower and unsecured guarantees of such notes by one or more of the Guarantors; provided that no principal of such Indebtedness is scheduled to mature earlier than the Maturity Date;
          (g) Indebtedness of any Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary subordinated to the Obligations, the Cash Management Obligations and the Secured Swap Obligations on terms satisfactory to the Administrative Agent;
          (h) Unsecured Indebtedness owed to either Targa Parent or any of its Subsidiaries; provided that (i) such Indebtedness is subordinated to the Obligations, the Cash Management Obligations and the Secured Swap Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) no principal of such Indebtedness is scheduled to mature earlier than the Maturity Date or can be subject to prepayment except as permitted under Section 7.04;
          (i) Subject to the consent of Administrative Agent, Indebtedness acquired in an acquisition, existing at the time of such acquisition and not incurred in contemplation thereof; provided that such Indebtedness shall not be secured except to the extent such Indebtedness is secured by Liens permitted by Section 7.01(j); provided further, that no Person, other than the obligor or obligors thereon at the time of such acquisition shall become liable for such Indebtedness;
          (j) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and discharged within two Business Days of its incurrence;

          (k) Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;
          (l) Customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments, in each case incurred by the Borrower or any Restricted Subsidiary in connection with the Disposition of any assets permitted hereby, or any Investment permitted hereby or any Permitted Acquisition, but excluding Guarantees of Indebtedness; provided that (i) such obligations are not required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (l)(i)) and (ii) the maximum liability in respect of all such obligations incurred in connection with any Disposition shall at no time exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such Disposition;
          (m) Indebtedness consisting of (i) the financing of insurance premiums or (ii) customary take-or-pay obligations contained in supply or service agreements, in each case, in the ordinary course of business;
          (n) Obligations in respect of performance, bid, appeal and surety bonds and similar obligations provided by the Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
          (o) Indebtedness for borrowed money of the Borrower and Guaranties thereof by one or more of the Guarantors; provided that (i) such Indebtedness and guaranties are unsecured and are subordinated to the Obligations, the Cash Management Obligations and the Secured Swap Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) no principal of such Indebtedness is scheduled to mature earlier than the Maturity Date or can be subject to prepayment except as permitted under Section 7.04; and
          (p) Indebtedness not otherwise permitted by the foregoing clauses of this Section 7.03; provided that the aggregate principal or face amount of all such Indebtedness under this Section 7.03(p) shall not exceed 10% of Consolidated Net Tangible Assets;
provided, however, no Indebtedness may be created, incurred, assumed or suffered to exist pursuant to Section 7.03(f), (h), or (o) unless, both before and after such Indebtedness is created, incurred, assumed or suffered to exist and after giving effect to the application of any of the proceeds thereof on the incurrence date, no Default or Event of Default shall exist and the Borrower shall comply with the covenants contained in Sections 7.14(b) and 7.15(b);
          7.04 Subordinated Indebtedness. Pay the principal of any Indebtedness that is subordinated to the Obligations, other than principal payments (i) with the proceeds of unsecured Indebtedness permitted under Section 7.03 that is subordinated on terms at least as favorable to the Administrative Agent and the Lenders as the Indebtedness being so repaid or (ii) not exceeding $150,000,000 in the aggregate during the course of this Agreement in respect of

Indebtedness permitted under Section 7.03(h); provided that no such principal payments may be made unless, before and after giving effect thereto, no Default or Event of Default shall exist and the Borrower shall comply with the covenants contained in Sections 7.14(b) and 7.15(b).
          7.05 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
          (a) any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Wholly Owned Subsidiary is merging with another Restricted Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving Person;
          (b) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;
          (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Wholly Owned Subsidiary, then the transferee must either be the Borrower or a Wholly Owned Subsidiary; provided, further that if the transferor in any such a transaction is a Guarantor, then the transferee must either be the Borrower or Guarantor;
          (d) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12;
          (e) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving entity; and
          (f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose and effect of which is to consummate a Disposition permitted pursuant to Section 7.06.
          7.06 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, and Dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;
          (b) Dispositions of inventory or cash equivalents or immaterial assets in the ordinary course of business;
          (c) Dispositions of fixtures or equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement fixtures or equipment or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement fixtures or equipment;
          (d) Restricted Payments permitted by Section 7.07 and Liens permitted by Section 7.01;
          (e) Dispositions of property acquired by the Borrower or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions; provided that the applicable sale-leaseback transaction (i) occurs within ninety (90) days after the acquisition or construction (as applicable) of such property and (ii) is made for cash consideration not less than the cost of acquisition or construction of such property;
          (f) Dispositions of accounts receivables in connection with the collection or compromise thereof in the ordinary course of business;
          (g) Leases, subleases, licenses or sublicenses (including the provision of software under an open source license), easements, rights of way or similar rights or encumbrances in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;
          (h) transfers of property that has suffered a casualty (constituting a total loss or constructive total loss of such property) upon receipt of the Extraordinary Receipts of such casualty;
          (i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
          (j) Dispositions of property, subject to the Security Documents, by the Borrower or any Subsidiary to the Borrower or to a Wholly Owned Subsidiary of the Borrower; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;
          (k) Dispositions permitted under Section 7.05;
          (l) Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under clauses (a) through (k) or (m) of this Section 7.06; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (l) since the Closing

Date shall not exceed ten percent (10%) of Consolidated Net Tangible Assets on the first day of the fiscal year most recently ended at the time of such determination and (iii) no Disposition of less than all of the Equity Interests of any Restricted Subsidiary shall be permitted under this clause (l); and
          (m) Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under clauses (a) through (l) of this Section 7.06; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the Disposition is for 75% cash or cash equivalents, (iii) the Borrower shall make the prepayment or reinvestment of proceeds of such Disposition as required by Section 2.05(d), and (iv) no Disposition of less than all of the Equity Interests of any Subsidiary shall be permitted under this clause (m).
provided, however, that any Disposition pursuant to clauses (a), (b), (c), (e), (f), (i), (j), (k), (l) or (m) shall be for fair market value.
No Loan Party will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except for Dispositions permitted by clause (f). So long as no Event of Default then exists, the Administrative Agent will, at the Borrower’s request and expense, execute a release, satisfactory to the Borrower and the Administrative Agent, of any Collateral so sold, transferred, leased, exchanged, alienated or disposed of pursuant to this Section.
          7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
          (a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
          (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
          (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and
          (d) the Borrower may make cash distributions in an amount not to exceed “Available Cash” (as such term is defined in the Borrower’s Partnership Agreement) to the holders of its Equity Interest.
          7.08 Change in Nature of Business. Engage in any material line of business other than the Present Line of Business.
          7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its Wholly Owned Subsidiaries or between and among any Wholly Owned Subsidiaries, (b) Restricted Payments permitted under Section 7.07, and (d) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.
          7.10 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to (A) make Restricted Payments to the Borrower or any Guarantor, (B) redeem Equity Interests held in it by the Borrower or any Guarantor, (C) otherwise transfer property to the Borrower or any Guarantor or (D) to repay loans and other indebtedness owing by it to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that the foregoing clauses shall not prohibit (I) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (II) provisions in Organizational Documents and other similar agreements applicable to joint ventures or to other Persons that are not Restricted Subsidiaries (to the extent Investment in such joint venture or other Person is permitted under Section 7.02)) entered into in the ordinary course of business, (III) customary restrictions in leases, subleases, licenses, or asset sale agreements otherwise permitted hereby (or in easements, rights of way or similar rights or encumbrances, in each case granted to the Borrower or a Restricted Subsidiary by a third party in respect of real property owned by such third party) so long as such restrictions relate only to the assets (or the Borrower’s or such Restricted Subsidiary’s rights under such easement, right of way or similar right or encumbrance, as applicable) subject thereto or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
          7.11 Prohibited Contracts.
          (a) Enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it, other than contracts for pipeline capacity or for services in either case reasonably anticipated to be utilized in the ordinary course of business or as otherwise permitted by Section 7.03(m)(ii); or
          (b) Incur any obligation to contribute to any Multiemployer Plan.
          7.12 Limitation on Credit Extensions. Except for Investments permitted under Section 7.02, extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business or to another Loan Party in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

          7.13 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
          7.14 Interest Coverage Ratio.
          (a) At the end of each fiscal quarter ending on or after September 30, 2010, permit the ratio of (a) Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period then ended to (b) Consolidated Interest Expense for such period to be less than 2.25 to 1.0.
          (b) On each date of, and as a condition to, any Compliance Event, permit the ratio of (a) Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period most recently ended for which financial statements required to be furnished pursuant to Section 6.01(a) or (b) are available to the Borrower to (b) Consolidated Interest Expense for such period to be less than 2.25 to 1.0 giving effect to such Compliance Event on a pro forma basis as though such Compliance Event had occurred as of the first day of such four fiscal quarter period.
          7.15 Leverage Ratios.
          (a) At the end of each fiscal quarter ending on or after September 30, 2010, permit the Consolidated Leverage Ratio to be greater than 5.50 to 1.0 or permit the Consolidated Senior Leverage Ratio to be greater than 4.00 to 1.0, in each case using Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period ended on such date of determination.
          (b) On each date of, and as a condition to, any Compliance Event, permit the Consolidated Leverage Ratio to be greater than 5.50 to 1.0 or permit the Consolidated Senior Leverage Ratio to be greater than 4.00 to 1.0, in each case using Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period most recently ended for which financial statements required to be furnished pursuant to Section 6.01(a) or (b) are available to the Borrower and giving effect to such Compliance Event on a pro forma basis as though such Compliance Event had occurred as of the first day of such four fiscal quarter period.
          (c) Notwithstanding anything to the contrary, and for the avoidance of doubt, any failure by the Borrower to be in compliance with any requirement of this Section 7.15 shall not be remedied by a change in the Consolidated Leverage Ratio upon the incurrence of any Unsecured Note Indebtedness.
          7.16 Negative Pledge. Allow any Person, other than the Administrative Agent, L/C Issuer or any Lender or any other Secured Party, to create or otherwise cause or suffer to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, any Lien (other than Liens permitted by Section 7.01) upon the assets of the Borrower or any of its Subsidiaries without the prior express written consent of the Administrative Agent.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
          8.01 Events of Default. Any of the following shall constitute an Event of Default:
          (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.11 or 6.12 or Article VII; provided, however that if the Borrower fails to deliver any financial statements, certificates or other information required by Section 6.01, 6.02, 6.03 or 6.12 and subsequently delivers such financial statements, certificates or other information as required by such Sections, then such Event of Default shall be deemed to have been cured and/or waived; or
          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including the undrawn face amount of any outstanding Letter of Credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness or Guarantee and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
          (f) Insolvency Proceedings, Etc. The Borrower, any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) The Borrower, any of its Restricted Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
          (h) Judgments. There is entered against the Borrower, any of its Restricted Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, the same shall remain undischarged and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order which have not been stayed by reason of a pending appeal or otherwise, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Security Documents. Any Security Document shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien in any asset having a value in excess of the Threshold Amount, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage.
          8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
          (a) declare the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitment and obligation shall be terminated;
          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations, the Cash Management Obligations and the Secured Swap Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent and the Collateral Agent in the following order:
          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such and payable to the Collateral Agent in its capacity as such;
          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of external counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
          Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Secured Swap Obligations and the Cash Management Obligations, ratably among the Lenders, the Hedging Parties and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
          Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and
          Last, the balance, if any, after all of the Obligations, the Cash Management Obligations and the Secured Swap Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, Cash Management Obligations and Secured Swap Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT
          9.01 Appointment and Authority.
          (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
          (b) Each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedging Party) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, the Secured Swap Obligations or the Cash Management Obligations together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.11, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
          9.02 Rights as a Lender. Any Person serving an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

          9.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agents:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
          No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the L/C Issuer.
          No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          9.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, such Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          9.05 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, respectively. Each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent and the Collateral Agent.
          9.06 Resignation of Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then such retiring Administrative Agent or Collateral Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent or Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent shall continue to hold such Collateral until such time as a successor Administrative Agent or Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as the Administrative Agent.
          Any resignation by Bank of America as the Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
          9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon any Agent, any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the agents listed on the cover page hereof shall have any powers, duties, liabilities or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
          9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and external counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and external counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
          9.10 Collateral and Guaranty Matters. The Lenders, the L/C Issuer and the Hedging Parties irrevocably authorize the Collateral Agent, at its option and in its discretion,
          (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Revolving Credit Facility and payment in full of all Obligations, the Cash Management Obligations and the Secured Swap Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below; and
          (b) to subordinate any Lien on any Property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
          (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes such Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
     9.11 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent and Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent and Agent-Related Person from and against any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any external counsel for any Agent) incurred by it; provided that no Lender shall be liable for the payment to any Agent or Agent-Related Person of any portion of such losses, claims, damages, liabilities and related expenses resulting from such Agent’s or Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11. In the case of any investigation, litigation or proceeding giving rise to any loss, claim, damage, liability and related expense this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.11 shall survive termination of the Revolving Credit Facility, the payment of all other Obligations, Secured Swap Obligations and Cash Management Obligations, and the resignation of such Agent.
     9.12 Intercreditor Agreement. The Collateral Agent is authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge, on behalf of themselves and their Affiliates, that the Intercreditor Agreement is binding upon them and their Affiliates without execution thereof.

ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. Subject to the Intercreditor Agreement with respect to those matters as to which Hedging Parties are entitled to vote thereunder, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Intercreditor Agreement), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a), or in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
     (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders (of a specified tranche, if applicable), as the case may be;
     (c) (i) extend or increase the Revolving Credit Commitment of any Revolving Credit Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Revolving Credit Lender or (ii) extend or increase the Term Loans of any Term Lender without the written consent of such Term Lender;
     (d) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
     (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) to change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder;
     (f) change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Revolving Credit Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term Facility (of a specified tranche, if applicable), each Term Lender (of a specified tranche, if applicable) and (B) if such Facility is the Revolving Credit Facility, each Revolving Lender;
     (g) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility (of a specified tranche, if applicable);
     (h) except as otherwise permitted herein, release any Guarantor from the Guaranty without the written consent of each Lender;
     (i) release of all or substantially all of the Collateral hereunder without the written consent of each Lender;
     impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility (of a specified tranche, if applicable), the Required Term Lenders (of a specified tranche, if applicable), and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) except as otherwise provided in clauses (a) through (j) above, provisions of this Agreement or any other Loan Document established pursuant to an Incremental Supplement may be amended, or rights or privileges thereunder waived, in a writing executed only by the Required Term Lenders (of a specified tranche, if applicable) and the Borrower and acknowledged by the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (w) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (x) the principal of any Loan of any Defaulting Lender may not be reduced without the consent of such Defaulting Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (z) this sentence may not be changed without the consent of each Defaulting Lender.
No amendment or waiver of any provision of the Intercreditor Agreement shall be effective unless consented to in writing by the Required Lenders (and as otherwise required in the Intercreditor Agreement), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (e) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative

Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
     (f) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any external counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonably out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each other Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any external counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any Subsidiary thereof arising out of, in connection with, as a result of or in any other way associated with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, and the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) the Collateral, the Loan Documents and consummation of the transactions or events (including the enforcement or defense thereof and any occupation, operation, use or maintenance of Collateral or other property of a Loan Party) at any time associated therewith or contemplated therein, (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Loan Party or any Subsidiary thereof, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each other Agent, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, an amount equal to (A) the percentage (carried out to the ninth decimal place) of the Aggregate Credit Facility Amount represented by (i) in the case of a Revolving Credit Lender, an amount equal to such Lender’s Applicable Revolving Credit Percentage of the Revolving Credit Commitment or (ii) in the case of a Term Lender, the amount of such Term Lender’s Term Loan (in each case as determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) multiplied by (B) such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment under the Revolving Credit Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Credit Facility or, $1,000,000 in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility unless such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to the Borrower. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative

Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Revolving Credit Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders (subject to acceptance of such appointment by such Lender in its sole discretion) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto

(including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with any pledges or assignments permitted under Section 10.06(f), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Deposit Accounts; Right of Setoff. Each Loan Party hereby grants to L/C Issuer and each Lender a security interest, a Lien, and a right of offset, each of which shall be in addition to all other interests, Liens, and rights of L/C Issuer or any Lender at common Law, under the Loan Documents, or otherwise, to secure the repayment of the Obligations, the Cash Management Obligations and the Secured Swap Obligations upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to L/C Issuer or any Lender from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final, in whatever currency) of such Loan Party with L/C Issuer or any Lender, and (c) any other credits and claims of such Loan Party at any time existing against L/C Issuer or any Lender, including claims under certificates of deposit. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to foreclose upon such Lien and/or to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations, the Cash Management Obligations and the Secured Swap Obligations to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such foreclosure or such setoff and application, provided that the failure to give such notice shall not affect the validity of such foreclosure or such setoff and application. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.01, the consent of Required Lenders, Required Revolving Lenders or Required Term Lenders (of a specified tranche, if applicable), as applicable, shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained, if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF

THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. IN FURTHERANCE OF THE FOREGOING, BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 111 EIGHTH AVENUE , NEW YORK, NEW YORK 10011, AS AGENT OF BORROWER AND EACH GUARANTOR TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER OR SUCH GUARANTOR WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER AND EACH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO BE SENT BY REGISTERED MAIL TO BORROWER OR SUCH GUARANTOR AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER OR SUCH GUARANTOR TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER AND EACH GUARANTOR SHALL FURNISH TO ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE

EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS TO BRING PROCEEDINGS AGAINST BORROWER OR EACH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER’S OR EACH GUARANTOR’S AGENT, BORROWER AND SUCH GUARANTOR HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT REASONABLY ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO ADMINISTRATIVE AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.
     10.15 Waiver of Jury Trial and Special Damages. EACH PARTY HERETO AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO AND EACH OTHER LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH LOAN PARTY AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agents and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Agents nor any Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Agents nor any Arranger has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
     10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     10.19 No General Partner’s Liability. The Administrative Agent and the Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, that no claim under this Agreement or under any other Loan Document shall be made against General Partner, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, hereunder or on any other Loan Document shall be obtained or enforced, against General Partner or its assets for the purpose of obtaining satisfaction and payment of amounts owed under this Agreement or any other Loan Document.
     10.20 Time of the Essence. Time is of the essence of the Loan Documents.
     10.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     10.22 Special Provisions.
     (a) From and after the Closing Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Revolving Credit Commitment under this Agreement or any L/C Obligations outstanding hereunder, (iii) all Existing Letters of Credit will be deemed issued and outstanding under this Agreement and will be governed as if issued under this Agreement and (iv) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).
     (b) The Lenders that are Lenders under the Existing Credit Agreement hereby waive any requirements for notice of prepayment, minimum amounts of prepayments of Loans (as defined in the Existing Credit Agreement), ratable reductions of the commitments of the Lenders under the Existing Credit Agreement and ratable payments on account of the principal or interest of any Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required under the Existing Credit Agreement.
     (c) The Lenders hereby authorize the Administrative Agent and the Borrower to request borrowings from the Lenders, to make prepayments of Loans (as defined in the Existing Credit Agreement) and to reduce commitments under the Existing Credit Agreement among the Lenders (as defined in the Existing Credit Agreement) in order to ensure that, upon the effectiveness of this Agreement, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Revolving Credit Percentages and that the Revolving Credit Commitments shall be as set forth on Schedule 2.01 hereto and no such borrowing, prepayment or reduction shall violate any provisions of the Existing Credit Agreement or this Agreement. The Lenders hereby confirm that, from and after the Closing Date, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to Section 2.03(c) shall be based upon the Applicable Revolving Credit Percentages of the Lenders (after giving effect to this Agreement).
     (d) The Lenders that are Lenders under the Existing Credit Agreement hereby ratify and confirm the amendment and restatement of the Security Documents in order to secure the Obligations, Cash Management Obligations and Swap Hedge Obligations as contemplated by the Loan Documents.
     (e) The Borrower hereby terminates, effective as of the Closing Date, in full the commitments under the Existing Credit Agreement of the Exiting Lenders.
     (f) The parties hereto have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety and the terms and provisions hereof supersede the terms and provisions thereof, and this Agreement is not a new or substitute credit agreement or novation of the Existing Credit Agreement.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

	By:	/s/ Mathew J. Meloy

Matthew J. Meloy
Vice President – Finance and Treasurer
[Amended and Restated Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent
By:	/s/ Kathleen M. Carry
	Name:	Kathleen M. Carry
	Title:	Vice President
[Amended and Restated Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Adam H. Fey
	Name:	Adam H. Fey
	Title:	Vice President
[Amended and Restated Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND plc, as Co-Syndication Agent and as a Lender
By:	/s/ Steve Ray
	Name:	Steve Ray
	Title:	Senior Vice President

[Amended and Restated Credit Agreement Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender
By:	/s/ Doug McDowell
	Name:	Doug McDowell
	Title:	Vice President Senior Portfolio Manager

[Amended and Restated Credit Agreement Signature Page]

BARCLAYS BANK PLC, as Co-Documentation Agent and as a Lender
By:	/s/ Ann E. Sutton
	Name:	Ann E. Sutton
	Title:	Director

[Amended and Restated Credit Agreement Signature Page]

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent
By:	/s/ David E. Sisler
	Name:	David E. Sisler
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

[Amended and Restated Credit Agreement Signature Page]

COMPASS BANK, as a Lender
By:	/s/ Greg Determann
	Name:	Greg Determann
	Title:	Senior Vice President

[Amended and Restated Credit Agreement Signature Page]

BNP PARIBAS, as a Lender
By:	/s/ Chris Lyons
	Name:	Chris Lyons
	Title:	Managing Director

By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

[Amended and Restated Credit Agreement Signature Page]

CITIBANK, N.A., as a Lender
By:	/s/ Todd Mogil
	Name:	Todd Mogil
	Title:	Vice President

[Amended and Restated Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Robert Traband
	Name:	Robert Traband
	Title:	Managing Director

[Amended and Restated Credit Agreement Signature Page]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Jason S. York
	Name:	Jason S. York
	Title:	Authorized Signatory

[Amended and Restated Credit Agreement Signature Page]

ING CAPITAL LLC, as a Lender
By:	/s/ Subha Pasumarti
	Name:	Subha Pasumarti
	Title:	Director

[Amended and Restated Credit Agreement Signature Page]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	General Manager

[Amended and Restated Credit Agreement Signature Page]

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

[Amended and Restated Credit Agreement Signature Page]

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director

[Amended and Restated Credit Agreement Signature Page]

COMERICA BANK, as a Lender
By:	/s/ Greg Smith
	Name:	Greg Smith
	Title:	Senior Vice President

[Amended and Restated Credit Agreement Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Daria M. Mahoney
	Name:	Daria M. Mahoney
	Title:	Vice President

[Amended and Restated Credit Agreement Signature Page]

CAPITAL ONE, N.A., as a Lender
By:	/s/ Peter Shen
	Name:	Peter Shen
	Title:	Vice President

[Amended and Restated Credit Agreement Signature Page]

RAYMOND JAMES BANK, FSB, as a Lender
By:	/s/ Garrett McKinnon
	Name:	Garrett McKinnon
	Title:	Senior Vice President

[Amended and Restated Credit Agreement Signature Page]

NATIXIS, as a Lender
By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Managing Director

By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Senior Managing Director

[Amended and Restated Credit Agreement Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Lynne-Marie Paquette
	Name:	Lynne-Marie Paquette
	Title:	Associate

[Amended and Restated Credit Agreement Signature Page]

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles W. Patterson
	Name:	Charles W. Patterson
	Title:	Senior Vice President

[Amended and Restated Credit Agreement Signature Page]

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender
By:	/s/ Roger Scott Freistat
	Name:	Roger Scott Freistat
	Title:	Credit Manager

[Amended and Restated Credit Agreement Signature Page]

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Amended and Restated Credit Agreement Signature Page]

SCHEDULE 1.01
CERTAIN PERMITTED HEDGING PARTIES
Bank of America, N.A.
Barclays Bank PLC
Bank of Montreal
BNP Paribas
BP Corporation North America Inc.
Compass Bank, Birmingham, AL
ConocoPhillips Gas Power Marketing, a division of ConocoPhillips, Inc.
Coral Energy Resources LP
Credit Suisse Energy LLC
Deutsche Bank AG, New York Branch
ExxonMobil Corporation
J. Aron & Company
J.P.Morgan Ventures Energy Corporation
Merrill Lynch Commodities, Inc.
Morgan Stanley Capital Group Inc.
Sempra Energy Trading Group
Shell Trading (US) Company
Société Générale
The Bank of Nova Scotia
The Royal Bank of Scotland PLC
Wells Fargo Bank, National Association

*	In each case, the Hedging Party shall be the Affiliate which is trading entity of the counterparties specified above.

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$72,000,000	6.545454545%
The Royal Bank of Scotland plc	$72,000,000	6.545454545%
Wells Fargo Bank, National Association	$72,000,000	6.545454545%
Barclays Bank PLC	$67,000,000	6.090909091%
Deutsche Bank Trust Company Americas	$67,000,000	6.090909091%
Compass Bank	$58,000,000	5.272727273%
BNP Paribas	$58,000,000	5.272727273%
Citibank, N.A.	$58,000,000	5.272727273%
JPMorgan Chase Bank, N.A.	$58,000,000	5.272727273%
Royal Bank of Canada	$58,000,000	5.272727273%
ING Capital LLC	$46,000,000	4.181818182%
Sumitomo Mitsui Banking Corporation	$46,000,000	4.181818182%
Morgan Stanley Bank, N.A.	$46,000,000	4.181818182%
UBS Loan Finance LLC	$46,000,000	4.181818182%
Comerica Bank	$46,000,000	4.181818182%
U.S. Bank National Association	$40,000,000	3.636363636%
Capital One, N.A.	$35,000,000	3.181818182%
Raymond James Bank, FSB	$35,000,000	3.181818182%
Natixis	$35,000,000	3.181818182%
Credit Suisse AG, Cayman Islands Branch	$30,000,000	2.727272727%
Amegy Bank National Association	$25,000,000	2.272727273%
Caterpillar Financial Services Corporation	$25,000,000	2.272727273%
Goldman Sachs Bank USA	$5,000,000	0.454545455%
Total	$1,100,000,000	100.000000000%

Schedule 4.01
SECURITY DOCUMENTS
1.	Amended and Restated Continuing Guaranty

2.	Amended and Restated Pledge and Security Agreement

3.	The following Mortgages:
(a)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa North Texas LP to PRLAP, Inc., Trustee, and Bank of America, N.A., Collateral Agent, dated effective February 14, 2007, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa North Texas LP to PRLAP, Inc., Trustee, and Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Archer, Clay, Denton, Eastland, Haskell, Jack, Montague, Palo Pinto, Parker, Shackelford, Stephens, Throckmorton, Wise and Young Counties, TX with respect to the following properties:
Chico Gathering System
Shackelford Gathering System
(b)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa North Texas LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, Effective February 14, 2007, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa North Texas LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Wise County, TX with respect to the following properties:
Chico Processing Plant (subject to title insurance)
(c)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Intrastate Pipeline LLC to PRLAP, Inc., Trustee, and Bank of America, N.A., Collateral Agent, dated effective February 14, 2007, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Intrastate Pipeline LLC to PRLAP, Inc., Trustee, and Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Haskell, Shackelford, Throckmorton, Wise and Young Counties, TX with respect to the following property:
Shackelford Gathering System
(d)	Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Field Services LLC to Bank of America, N.A., Collateral Agent, dated effective October 24, 2007, as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Field Services LLC to Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Acadia, Allen, Beauregard,

Calcasieu, Cameron, Evangeline, Jefferson Davis, Lafayette, Rapides, St. Martin and Vermilion Parishes, LA with respect to the following properties:
Acadia and Gillis Gathering Systems
(e)	Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Field Services LLC to Bank of America, N.A., Collateral Agent, dated effective October 24, 2007, as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Field Services LLC to Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Acadia and Calcasieu Parishes, LA with respect to the following properties:
Acadia Plant (subject to title insurance)
Gillis Plant (subject to title insurance)
(f)	Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Intrastate LLC to Bank of America, N.A., Collateral Agent, dated effective October 24, 2007, as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Louisiana Intrastate LLC to Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Acadia, Beauregard and Calcasieu Parishes, LA with respect to the following properties:
Acadia and Gillis Gathering Systems
(g)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Texas Field Services LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, effective October 24, 2007 as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Texas Field Services LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Coke, Glasscock, Howard, Irion, Midland, Mitchell, Reagan, Schleicher, Sterling and Tom Green Counties, TX with respect to the following property:
San Angelo Gathering System
(h)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Texas Field Services LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, effective October 24, 2007, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Texas Field Services LP to PRLAP, Inc. Trustee, and Bank of America, N.A., Collateral Agent, effective July 19, 2010 recorded in Irion and Sterling Counties, TX with respect to the following properties:
Mertzon Plant (subject to title insurance)
Sterling Plant (subject to title insurance)

(i)	Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to Bank of America, N.A., as Collateral Agent, dated September 24, 2009, as amended by that certain First Amendment to and Notice of Reinscription of Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to Bank of America, N.A., as Collateral Agent, effective July 19, 2010 recorded in Acadia, Calcasieu, Cameron, Jefferson Davis and Tangipahoa Parishes, LA with respect to the following properties:
Hackberry Underground Storage Facility (subject to title insurance)
Lake Charles Fractionator (subject to title insurance)
Hammond Truck Terminal
Lake Charles Gathering System
(j)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to James McKellar, as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent, dated September 24, 2009, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to James McKellar, as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent, effective July 19, 2010 recorded in Forrest and Washington Counties, MS with respect to the following properties:
Greenville Propane Terminal (subject to title insurance)
Hattiesburg Terminal
(k)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent, dated September 24, 2009, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent, effective July 19, 2010 recorded in Chambers, Gregg, Harris, Jefferson, Orange, Smith, Taylor and Wise Counties, TX with respect to the following properties:
Abilene Injection Terminal
Galena Park Terminal (subject to title insurance)
Gladewater Injection Terminal (subject to title insurance)
Mont Belvieu Terminal (subject to title insurance)
Bridgeport Transport Facility
Tyler Propane Terminal

Houston Gathering System
Lake Charles Gathering System
(l)	Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP for the benefit of Bank of America, N.A., as Collateral Agent, dated September 24, 2009, as amended by that certain First Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Downstream LP for the benefit of Bank of America, N.A., as Collateral Agent, effective July 19, 2010 recorded in Broward County, FL with respect to the following property:
Port Everglades Propane Terminal (subject to title insurance)
(m)	Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa NGL Pipeline company LLC to Bank of America, N.A., as Collateral Agent, dated September 24, 2009, as amended by that certain First Amendment to Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa NGL Pipeline company LLC to Bank of America, N.A., as Collateral Agent, effective July 19, 2010 recorded in Calcesieu Parish, LA with respect to the following property:
12” Lake Charles to Mont Belvieu Pipeline
(n)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa NGL Pipeline Company LLC to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent dated September 24, 2009, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa NGL Pipeline Company LLC to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent effective July 19, 2010 recorded in Chambers, Harris, Hardin, Jefferson, Liberty and Orange Counties, TX with respect to the following property:
12” Lake Charles to Mont Belvieu Pipeline
(o)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa LSNG LP to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent dated September 24, 2009, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa LSNG LP to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent effective July 19, 2010 recorded in Chambers County, TX with respect to the following property:
LSNG Facility (subject to title insurance)
(p)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Permian LP to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as Collateral Agent effective July 19, 2010 recorded in Andrews, Crane, Ector, Loving, Midland, Pecos, Reeves, Upton, Ward and Winkler Counties, TX with respect to the following properties:
Sand Hills Processing Plant (subject to title insurance)
Sand Hills and Monahans Gathering Systems
(q)	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Targa Midstream Services Limited Partnership to Bank of America, N.A., as Collateral Agent effective July 19, 2010 recorded in Cameron and Jefferson Davis Parishes, LA with respect to the following properties:
Stingray Straddle Plant (subject to title insurance)
Barracuda Straddle Plant (subject to title insurance)
Lowry Straddle Plant (subject to title insurance)
Pelican Gathering System
Seahawk Gathering System
Cameron Gathering System
4.	UCC-1 Financing Statements related to all of the foregoing

SCHEDULE 5.13
SUBSIDIARIES; OTHER EQUITY INVESTMENTS;
TAXPAYER IDENTIFICATION NUMBER
Part (a). Subsidiaries.
Cedar Bayou Fractionators, L.P., a Delaware limited partnership (Unrestricted Subsidiary)
Downstream Energy Ventures Co., L.L.C., a Delaware limited liability company (Unrestricted Subsidiary)
Midstream Barge Company LLC, a Delaware limited liability company
Targa Canada Liquids Inc., a British Columbia corporation (First-Tier Foreign Subsidiary)
Targa Co-Generation LLC, a Delaware limited liability company
Targa Downstream GP LLC, a Delaware limited liability company
Targa Downstream LP, a Delaware limited partnership
Targa Gas Marketing LLC, a Delaware limited liability company
Targa Intrastate Pipeline LLC, a Delaware limited liability company
Targa Liquids GP LLC, a Delaware limited liability company
Targa Liquids Marketing and Trade, a Delaware general partnership
Targa Louisiana Field Services LLC, a Delaware limited liability company
Targa Louisiana Intrastate LLC, a Delaware limited liability company
Targa LSNG GP LLC, a Delaware limited liability company
Targa LSNG LP, a Delaware limited partnership
Targa Midstream Services Limited Partnership, a Delaware limited partnership
Targa MLP Capital LLC, a Delaware limited liability company
Targa NGL Pipeline Company LLC, a Delaware limited liability company
Targa North Texas GP LLC, a Delaware limited liability company
Targa North Texas LP, a Delaware limited partnership

Targa Permian Intrastate LLC, a Delaware limited liability company
Targa Permian LP, a Delaware limited partnership
Targa Resources Operating GP LLC, a Delaware limited liability company
Targa Resources Operating LP, a Delaware limited partnership
Targa Resources Partners Finance Corporation, a Delaware corporation (Immaterial Subsidiary)
Targa Resources Texas GP LLC, a Delaware limited liability company
Targa Retail Electric LLC, a Delaware limited liability company
Targa Sparta LLC, a Delaware limited liability company
Targa Straddle GP LLC, a Delaware limited liability company
Targa Straddle LP, a Delaware limited partnership
Targa Texas Field Services LP, a Delaware limited partnership
Targa Transport LLC, a Delaware limited liability company
Warren Petroleum Company LLC, a Delaware limited liability company (Immaterial Subsidiary)
Part (b). Other Equity Investments.
Part (b)(i). Loan Party Information.

ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
Midstream Barge Company LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	80-0509596	2634170	Midstream Barge Company, L.L.C.	None

		ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
Targa Co-Generation LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	01-0925550	3486693	Targa Energy Pipeline Company LLC; Dynegy Energy Pipeline Company LLC; Dynegy Energy Pipeline, L.L.C.	None

Targa Downstream GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	4066480	None	None

Targa Downstream LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	20-4036406	4067414	None	None

Targa Gas Marketing LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	11-3762680	4056851	None	None

Targa Intrastate Pipeline LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	76-0634836	3173058	Dynegy Intrastate Pipeline, LLC; Dynegy Intrastate Pipeline, Inc.	None

Targa Liquids GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	2914617	Dynegy Liquids, G.P., L.L.C.	None

Targa Liquids Marketing and Trade	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	80-0509623	None	Dynegy Liquids Marketing and Trade	None

Targa Louisiana Field	Delaware	1000 Louisiana, Ste. 4300	14-1904335	3776621	None	None

		ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
Services LLC		Houston, TX 77002

Targa Louisiana Intrastate LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	02-0719902	3770340	None	None

Targa LSNG GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	4117729	None	None

Targa LSNG LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	68-0625252	4117746	None	None

Targa Midstream Services Limited Partnership	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	76-0507891	2641691	WPC-NGC, Limited Partnership; Warren Petroleum Company Limited Partnership; Warren Petroleum Company, Limited Partnership; Dynegy Midstream Services, Limited Partnership	None

Targa MLP Capital LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	4708201	None	None

		ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
Targa NGL Pipeline Company LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	73-1175068	2003234	Dynegy NGL Pipeline Company, LLC; Dynegy NGL	None
					Pipeline Company; Warren NGL Pipeline Company; Trident NGL Pipeline Company; Oxy NGL Pipeline Company; Cities Service NGL Pipeline Company

Targa North Texas GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	64-0949240	4066474	None	None

Targa North Texas LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	20-4036176	4067407	None	None

Targa Permian Intrastate LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	4595562	None	None

Targa Permian LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	20-4036350	4067411	None	None

Targa Resources Operating GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	64-0949235	4292540	None	None

Targa Resources Operating LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX	64-0949238	4292546	None	None

		ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
		77002

Targa Resources Partners LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	65-1295427	4239562	None	None

Targa Resources Texas GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	86-1099710	3776603	Targa Resources Texas GP, LLC	None

Targa Retail Electric LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	01-0925551	2497450	Targa Regulated Holdings LLC;	None
					Dynegy Regulated Holdings, LLC;
					Dynegy Regulated Holdings, Inc.;
					NGC Regulated Holdings, Inc.

Targa Sparta LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	20-1884884	3859250	Targa Bridgeline LLC;	None
					Targa Gas Marketing LLC

Targa Straddle GP LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	None	4066477	None	None

Targa Straddle LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	20-4036286	4067873	None	None

Targa Texas Field Services LP	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	86-1099713	3776636	None	None

ADDRESS
		OF				PRIOR
	JURISDICTION	PRINCIPAL				JURISDICTION
	OF	PLACE OF		ORGANIZATIONAL		OF
NAME	FORMATION	BUSINESS	FEIN	ID NUMBER	PRIOR NAMES	FORMATION
Targa Transport LLC	Delaware	1000 Louisiana, Ste. 4300 Houston, TX 77002	37-1589340	2497451	Targa OPI LLC; Dynegy OPI, LLC; Dynegy OPI, Inc.; Ozark Pipeline, Inc.	None
Part (b)(ii). Other Equity Investments.
Gulf Coast Fractionators, a Texas general partnership.

SCHEDULE 5.21(a)
Material Fee Owned and Leased Properties

		Ownership	County/
Facility	Current Titleholder/ Lessee	Interest	Parish	State
Acadia Plant	Targa Louisiana Field Services LLC	Fee owned	Acadia	LA

Gillis Plant	Targa Louisiana Field Services LLC	Fee owned	Calcasieu	LA

Sterling Plant	Targa Texas Field Services LP	Fee owned	Sterling	TX

Mertzon Plant	Targa Texas Field Services LP	Fee owned	Irion	TX

Abilene Injection Terminal	Targa Downstream LP	Ground lease	Taylor	TX

Barracuda Straddle Plant	Targa Midstream Services Limited Partnership	Ground lease	Cameron	LA

Galena Park Terminal	Targa Downstream LP	Fee owned	Harris	TX

Gladewater Injection Terminal	Targa Downstream LP	Fee owned	Gregg	TX

Greenville Propane Terminal	Targa Downstream LP	Fee owned	Washington	MS

Hattiesburg Terminal	Targa Downstream LP	Fee owned and jointly owned	Forrest	MS

Hackberry Underground Storage	Targa Downstream LP	Fee owned	Cameron	LA

Lake Charles Fractionator	Targa Downstream LP	Fee owned	Calcasieu	LA

Lowry Straddle Plant	Targa Midstream Services Limited Partnership	Ground lease	Cameron	LA

Mont Belvieu Terminal	Targa Downstream LP	Fee owned	Chambers	TX

Port Everglades Propane Terminal	Targa Downstream LP	Fee owned	Broward	FL

Sand Hills Processing Plant	Targa Permian LP	Fee owned	Crane	TX

Stingray Straddle Plant	Targa Midstream Services Limited Partnership	Ground lease	Cameron	LA

LSNG Facility	Targa LSNG LP	Fee owned	Chambers	TX

Chico Processing Plant	Targa North Texas LP	Fee owned	Wise	TX

Bridgeport Transport Facility	Targa Downstream LP	Ground lease	Wise	TX

Tyler Propane Terminal	Targa Downstream LP	Fee owned	Smith	TX

Hammond Truck Terminal	Targa Downstream LP	Fee owned	Tangipahoa	LA

SCHEDULE 5.21(b)
Material Pipelines/Gathering Systems

Grantor	Facility	County/ Parish	State
Targa Downstream LP	Houston Gathering System	Chambers, Harris, Jefferson	TX

	Lake Charles Gathering System	Orange (TX) Acadia, Calcasieu, Cameron, Jefferson Davis (LA)	TX, LA

Targa NGL Pipeline Company	12” Lake Charles to Mont Belvieu Pipeline	Chambers, Hardin, Jefferson, Liberty, Orange (TX) Calcesieu (LA)	TX, LA

Targa Louisiana Field Services LLC and Targa Louisiana Intrastate LLC	Acadia and Gillis Gathering Systems	Acadia, Allen, Calcasieu, Cameron, Beauregard, Evangeline, Jefferson Davis, Lafayette, Vermilion, Rapides, St. Martin	LA

Targa Midstream Services Limited Partnership	Pelican Gathering System	Cameron and offshore	LA

Targa Midstream Services Limited Partnership	Seahawk Gathering System	Cameron, Jefferson Davis, and offshore	LA

Targa Midstream Services Limited Partnership	Cameron Gathering System	Cameron, Jefferson Davis

Targa Texas Field Services LP	San Angelo Gathering System	Coke, Glassock, Howard, Irion, Midland, Mitchell, Reagan, Sterling, Schliecher, Tom Green	TX

Targa Permian LP	Sand Hills and Monahans Gathering Systems	Andrews, Crane, Ector, Loving, Midland, Pecos, Reeves, Upton, Ward, Winkler	TX

Targa North Texas LP	Chico Gathering System	Archer, Clay, Denton, Jack, Montague, Palo Pinto, Parker, Stephens, Throckmorton, Wise, Young	TX

Targa North Texas LP	Shackelford Gathering System	Eastland, Haskell, Shackelford, Stephens, Throckmorton, Young	TX

Targa Intrastate Pipeline LLC	Shackelford Gathering System	Haskell, Shackelford, Throckmorton, Wise, Young	TX

SCHEDULE 7.09
AFFILIATE TRANSACTIONS
1.	First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

2.	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

3.	Contribution Agreement dated as of December 1, 2005 among Targa Midstream Services Limited Partnership, Targa GP Inc., Targa LP Inc., Targa Downstream GP LLC, Targa North Texas GP LLC, Targa Straddle GP LLC, Targa Permian GP LLC, Targa Versado GP LLC, Targa Downstream LP, Targa North Texas, Targa Straddle LP, Targa Permian LP and Targa Versado LP (the “2005 Contribution Agreement”)

4.	Amendment to 2005 Contribution Agreement dated as of January 1, 2007

5.	Amendment to 2005 Contribution Agreement dated as of January 1, 2009

6.	Contribution, Conveyance and Assumption Agreement dated as of February 14, 2007 among the Borrower, Targa Operating LP, General Partner, Targa Operating GP LLC, Targa GP, Inc., Targa LP, Inc., Targa Regulated Holdings LLC, Targa North Texas LP, and Targa North Texas GP LLC

7.	Contribution, Conveyance and Assumption Agreement, dated October 24, 2007, by and among Targa Resources Partners LP, Targa Resources Holdings LP, Targa TX LLC, Targa TX PS LP, Targa LA LLC, Targa LA PS LP and Targa North Texas GP LLC

8.	Contribution, Conveyance and Assumption Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa GP Inc., Targa LP Inc., Targa Resources Operating LP and Targa North Texas GP LLC

9.	Contribution, Conveyance and Assumption Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC, Targa Midstream Holdings LLC, Targa Resources Operating LP, Targa North Texas GP LLC and Targa Resources Texas GP LLC

10.	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC

11.	First Amendment to Second Amended and Restated Omnibus Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC

12.	Purchase and Sale Agreement, dated as of September 18, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP

13.	Amendment to Purchase and Sale Agreement, dated October 1, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP

14.	Purchase Agreement dated June 12, 2008, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and the initial purchasers named therein

15.	Purchase Agreement dated as of June 30, 2009 among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and Barclays Capital Inc., as representative of the several initial purchasers

16.	Purchase and Sale Agreement dated July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc.

17.	Registration Rights Agreement dated as of July 6, 2009, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and the initial purchasers named therein

18.	Purchase and Sale Agreement, dated as of March 31, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC and Targa Midstream Holdings LLC

19.	Raw Product Purchase Agreement dated September 24, 2009, to be effective September 1, 2009, between Targa Liquids Marketing and Trade and Targa Midstream Services Limited Partnership (Versado)

20.	Amended and Restated Natural Gas Purchase Agreement between Targa Gas Marketing LLC (Buyer) and Targa Midstream Services Limited Partnership (Seller) effective March 1, 2009 (Versado)

21.	Natural Gas Sales Agreement (Venice), effective March 30, 2010, between Targa Gas Marketing LLC (Seller) and Targa Midstream Services Limited Partnership (Buyer)

22.	Natural Gas Sales Agreement (Versado), effective January 1, 2010, between Targa Gas Marketing LLC (Seller) and Targa Midstream Services Limited Partnership (Buyer)

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Targa Resources Partners LP
1000 Louisiana, Suite 4300
Houston, Texas 77002
Attention: Vice President — Finance
Telephone: 713.584.1092
Telecopier: 713.584.1523
Electronic Mail: mmeloy@targaresources.com
Website Address: www.targaresources.com
U.S. Taxpayer Identification Number: 65-1295427
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main St
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ramon Gomez
Telephone: 214.209.2627
Telecopier: 214.290.8367
Electronic Mail: ramon.gomez_jr@baml.com
Wiring Instructions:
Bank of America, N.A.
New York, NY
ABA# 026009593
Account No.: 1292000883
Ref: Targa Resources

Other Notices as Administrative Agent:
Bank of America, N.A.
1455 Market Street
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Attention: Kathleen Carry
Telephone: 415.436.4001
Telecopier: 415.503.5001
Electronic Mail: kathleen.carry@baml.com
L/C ISSUER:
Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Michael Grizzanti
Telephone: 570.330.4214
Telecopier: 800.755.8743
Electronic Mail: michael.a.grizzanti@baml.com
SWING LINE LENDER:
Bank of America, N.A.
901 Main St
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ramon Gomez
Telephone: 214.209.2627
Telecopier: 214.290.8367
Electronic Mail: ramon.gomez_jr@baml.com

SCHEDULE 10.06
PROCESSING AND RECORDATION FEES
     The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $3,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $3,500 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date:                     ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 19, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.
     The undersigned hereby requests (select one):

☐	A Borrowing of Revolving Credit Loans

☐	A Borrowing of Term Loans

☐	A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of weeks/months.
     The Borrowing of Revolving Credit Loans, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Agreement.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:

Name:
Title:
Form of Committed Loan Notice
A - 1

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date:                     ,

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 19, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.
     The undersigned hereby requests a Swing Line Loan:
1.	On (a Business Day).

2.	In the amount of $ .
     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:

Name:
Title:
Form of Swing Line Loan Notice

B - 1

EXHIBIT C-1
FORM OF TERM NOTE
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Term Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Term Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of July 19, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement or in the Incremental Supplement establishing such Term Loans. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement or in the Incremental Supplement establishing such Term Loans.
     This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein or in the Incremental Supplement establishing such Term Loans. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
Form of Term Note

C-1 - 1

     THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:

Name:
Title:
Form of Term Note

C-1 - 2

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
	Type of	Amount of	End of	Interest	Principal
	Term Loan	Term Loan	Interest	Paid This	Balance	Notation
Date	Made	Made	Period	Date	This Date	Made By

Form of Term Note

C-1 - 3

EXHIBIT C-2
FORM OF REVOLVING CREDIT NOTE
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Revolving Credit Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of July 19, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
Form of Revolving Credit Note

C-2 - 1

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:

Name:
Title:
Form of Revolving Credit Note

C-2 - 2

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
	Type of	Amount of		Principal or	Outstanding
	Revolving	Revolving	End of	Interest	Principal
	Credit Loan	Credit Loan	Interest	Paid This	Balance	Notation
Date	Made	Made	Period	Date	This Date	Made By

Form of Revolving Credit Note

C-2 - 3

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 19, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                               of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
Form of Compliance Certificate

[select one:]
     [to the best knowledge of the undersigned, during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,      .

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:

Name:
Title:
Form of Compliance Certificate

For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Interest Coverage Ratio.

	A. Consolidated Adjusted EBITDA (Schedule 3) for the four consecutive fiscal quarter period ending on the date hereof:	$

	B. Consolidated Interest Expense for such period:	$

	C. Consolidated Interest Coverage Ratio (I.A ÷ Line I.B):	to 1.0

Minimum required:

Minimum Interest
Coverage Ratio

For any period of four consecutive fiscal quarters ending on or after September 30, 2010	2.25 to 1.00

II.	Leverage Ratios.

Consolidated Leverage Ratio

	A. Consolidated Funded Indebtedness on such determination date:	$

	B. Consolidated Adjusted EBITDA for the applicable period of four consecutive fiscal quarters (Schedule 3):	$

	C. Consolidated Leverage Ratio (Line II.A ÷ Line II.B):	to 1.0

Maximum permitted:

Maximum
Consolidated
Leverage Ratio

For each fiscal quarter ending on or after September 30, 2010	5.50 to 1.00
Form of Compliance Certificate

Consolidated Senior Leverage Ratio

A. Consolidated Funded Indebtedness (excluding Unsecured Note Indebtedness) on such determination date:	$

B. Consolidated Adjusted EBITDA for the applicable period of four consecutive fiscal quarters (Schedule 3):	$

C. Consolidated Senior Leverage Ratio (Line II.A ÷ Line II.B):	to 1

Maximum permitted:

Maximum
Consolidated
Senior Leverage
Ratio

For each fiscal quarter ending on or after September 30, 2010	4.00 to 1.00
Form of Compliance Certificate

For the Quarter/Year ended                     (“Statement Date”)
Schedule 3 to Compliance Certificate
For the Quarter/Year ended                     (“Statement Date”)
($ in 000’s)

		Quarter	Quarter	Quarter	Quarter	12 Months
		Ended	Ended	Ended	Ended	Ended

	Reported Net Income of the Borrower and its Subsidiaries	—	—	—	—	—

+	Interest Expense	—	—	—	—	—

Federal, state, local and foreign
+	income taxes	—	—	—	—	—

+	Depreciation and amortization	—	—	—	—	—

+	other non-cash charges	—	—	—	—	—

+	non-cash gains(losses) resulting from mark to market activity	—	—	—	—	—

+	expenses in connection with the transactions contemplated by the Loan Documents	—	—	—	—	—

–	Federal, state, local and foreign income tax credits	—	—	—	—	—

–	all non-cash items of income	—	—	—	—	—

–	Included Unrestricted Subsidiaries Adjusted EBITDA (100%)

+	Pro rata share of Included Unrestricted Subsidiaries EBITDA

–	Unrestricted Subsidiaries (other than Included Unrestricted Subsidiaries) EBITDA (100%)

–	Income from Equity Interests

=	Consolidated EBITDA before Cash Distributions

+	Cash distributions from Unrestricted Subsidiaries (other than Included Unrestricted Subsidiaries)

+	Cash distributions from Equity Interests of other Persons
Form of Compliance Certificate

		Quarter	Quarter	Quarter	Quarter	12 Months
		Ended	Ended	Ended	Ended	Ended

–
actual cash distributions from Unrestricted Subsidiaries (other than Included Unrestricted Subsidiaries) or in respect of Equity Interests of other Persons in excess of 15% of Consolidated EBITDA before Cash Distributions

=	Consolidated EBITDA

+	pro forma gain (loss) resulting from any Material Acquisition or Disposition or Subsidiary redesignation

+	Material Project EBITDA Adjustments

=	Consolidated Adjusted EBITDA	—	—	—	—	—
Form of Compliance Certificate

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Targa Resources Partners LP

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement
Form of Assignment and Assumption

5.	Credit Agreement:	Amended and Restated Credit Agreement, dated as of July 19, 2010, among Targa Resources Partners LP, a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

6.	Assigned Interest[s]:

			Aggregate		Percentage
			Amount of	Amount of	Assigned of
		Facility	Commitment/Loans	Commitment/Loans	Commitment/
Assignor	Assignee	Assigned	for all Lenders	Assigned	Loans

			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ]
Effective Date:                     , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:]

By:
Title:
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Form of Assignment and Assumption

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Form of Assignment and Assumption

EXHIBIT F
FORM OF GUARANTY
[Amended and Restated Guaranty]

AMENDED AND RESTATED CONTINUING GUARANTY
     THIS AMENDED AND RESTATED CONTINUING GUARANTY (this “Guaranty”) is made as of July 19, 2010, by each of the undersigned guarantors and the Additional Guarantors (as hereinafter defined ) (whether one or more “Guarantor”, and if more than one jointly and severally), in favor of BANK OF AMERICA, N.A., collateral agent (in such capacity, the “Collateral Agent”) for the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders from time to time party to the Amended and Restated Credit Agreement of even date herewith among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), the Administrative Agent the Collateral Agent, the L/C Issuer, the Swing Line Lender and the Lenders from time to time party thereto (as amended, supplemented, restated, increased, renewed, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”; other terms used and not defined herein having the meanings given to such terms in the Credit Agreement), certain of the Lenders and their Affiliates owed Cash Management Obligations, and the Hedging Parties under the Secured Hedge Agreements (the Administrative Agent, the Collateral Agent, the L/C Issuer, the Swing Line Lender, the Lenders, the Lenders and affiliates of Lenders owed Cash Management Obligations and the Hedging Parties are herein collectively called the “Lender Parties”.)
     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), by the Administrative Agent, the Collateral Agent, the L/C Issuer, the Swing Line Lender or the Lenders, pursuant to the Credit Agreement, agreements or arrangements with Lenders or Affiliates of Lenders giving rise to Cash Management Obligations or by the Hedging Parties pursuant to the Secured Hedge Agreements, the undersigned hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:
     1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations, the Secured Swap Obligations and the Cash Management Obligations, each as defined in that certain Credit Agreement of even date herewith by and among the Borrower, the Administrative Agent, Collateral Agent, the L/C Issuer, the Swing Line Lender and the Lenders from time to time party thereto (as amended, supplemented, restated, increased, renewed, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), in each case, whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under any Debtor Relief Laws and including interest that accrues and expenses that are incurred or arise after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Lender Parties’ respective books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive absent manifest error for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement
[Amended and Restated Guaranty]

2

evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder or under any Loan Document by which such Collateral is granted subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
     2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of a Lender Party) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the applicable Lender Party, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable such Lender Party to receive the same net amount which such Lender Party would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to such Lender Party certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     3. Rights of Lender Parties. The Guarantor consents and agrees that the Lender Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.
     4. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender Parties) of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are
[Amended and Restated Guaranty]

3

more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Lender Parties to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Lender Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Lender Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
     6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lender Parties or facilities provided by the Lender Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Collateral Agent to be applied as set forth in the Credit Agreement to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
     7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lender Parties or facilities provided by the Lender Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any Lender Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not such Lender Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.
[Amended and Restated Guaranty]

4

     8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantor as subrogee of the Lender Parties or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Collateral Agent so requests, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Lender Parties and the proceeds thereof shall be paid over to the Collateral Agent, for the benefit of the Lender Parties, to be applied to the Guaranteed Obligations as provided in the Credit Agreement, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.
     9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Collateral Agent.
     10. Expenses. The Guarantor shall pay on demand all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of any external counsel) in any way relating to the enforcement or protection of the Lender Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Lender Parties in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Collateral Agent (with the consent of the Required Lenders or Lenders as may be required under the Credit Agreement) and the Guarantor. No failure by any Lender Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Collateral Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Lender Parties or any term or provision thereof.
     12. Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as the Guarantor requires, and that no Lender Party has any duty, and the Guarantor is not relying on any Lender Party at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the
[Amended and Restated Guaranty]

5

Borrower or any other guarantor (the guarantor waiving any duty on the part of the Lender Parties to disclose such information and any defense relating to the failure to provide the same).
     13. Setoff. If and to the extent any payment is not made when due hereunder, the Lender Parties may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Lender Parties.
     14. Covenants. The Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Credit Agreement, insofar as they refer to the Guarantor, or the assets, obligations, conditions, agreements, business, or actions of the Guarantor or to the Loan Documents to which the Guarantor is a party.
     15. Representations and Warranties. The Guarantor represents and warrants that each of the representations and warranties contained in Article V of the Credit Agreement are true, as of the date hereof insofar as they refer to the Guarantor, to the assets, operations, conditions, agreements, business or actions of the Guarantor, or to the Loan Documents to which the Guarantor is a party, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty is true and correct as of such earlier date.
     16. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of any Lender Party under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Lender Party from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including the reasonable fees, charges and disbursements of any external counsel) that may be suffered or incurred by such Lender Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     17. Additional Guarantors. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
     18. Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. The Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to such Guarantor.
[Amended and Restated Guaranty]

6

     19. Assignment; Notices. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Lender Parties and their successors and assigns and the Lender Parties may, subject to Section 10.06 of the Credit Agreement, without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. The Guarantor agrees that each Lender Party may, subject to Section10.07 of the Credit Agreement, disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in such Lender Party’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Collateral Agent at such office as the Collateral Agent may designate for such purpose from time to time in a written notice to the Guarantor.
     20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     21. Submission to Jurisdiction. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     22. Waiver of Venue. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY
[Amended and Restated Guaranty]

7

COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     23. Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     24. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     26. FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     27. Amendment and Restatement. Certain of the undersigned Guarantors are guarantors, or otherwise obligated with respect to the outstanding indebtedness and obligations under the Existing Credit Agreement, as of the date hereof. Each such undersigned Guarantor hereby acknowledges, represents, warrants and agrees that this Guaranty and the obligations hereunder amend, restate, renew and extend (and do not novate or extinguish) any and all obligations and indebtedness of such undersigned Guarantor under the Existing Credit Agreement, and any loan documents executed or delivered in connection therewith by such undersigned Guarantor.
[Remainder of page intentionally left blank.]
[Amended and Restated Guaranty]

8

     Executed as of the date first written above.

TARGA RESOURCES OPERATING LP

By:	Targa Resources Operating GP LLC, its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA RESOURCES OPERATING GP LLC
TARGA NORTH TEXAS GP LLC
TARGA INTRASTATE PIPELINE LLC
TARGA RESOURCES TEXAS GP LLC
TARGA LOUISIANA FIELD SERVICES LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA LSNG GP LLC
TARGA DOWNSTREAM GP LLC
TARGA SPARTA LLC
TARGA GAS MARKETING LLC
TARGA PERMIAN INTRASTATE LLC
TARGA STRADDLE GP LLC
TARGA MLP CAPITAL LLC

By:

Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA NGL PIPELINE COMPANY LLC
TARGA TRANSPORT LLC

By:	Targa Retail Electric LLC, its sole member

By:

Name: Mathew J. Meloy
Title: Vice President — Finance and Treasurer
[Amended and Restated Guaranty]

MIDSTREAM BARGE COMPANY LLC
TARGA RETAIL ELECTRIC LLC
TARGA CO-GENERATION LLC
TARGA LIQUIDS GP LLC

By:	Targa Downstream LP, its sole member

	By:	Targa Downstream GP LLC,
its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA NORTH TEXAS LP

By:	Targa North Texas GP LLC, its general partner

By:

Matthew J. Meloy Vice President — Finance and Treasurer

TARGA TEXAS FIELD SERVICES LP
TARGA PERMIAN LP
TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP

By:	Targa Resources Texas GP LLC, its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer
[Amended and Restated Guaranty]

TARGA LSNG LP

By:		Targa LSNG GP LLC, its general partner

By:

Matthew J. Meloy Vice President — Finance and Treasurer

TARGA DOWNSTREAM LP

By:		Targa Downstream GP LLC, its general partner

By:

Matthew J. Meloy Vice President — Finance and Treasurer

TARGA LIQUIDS MARKETING AND TRADE

By:		Targa Downstream LP, its managing partner

	By:	Targa Downstream GP LLC,
its general partner

By:

Matthew J. Meloy Vice President — Finance and Treasurer

TARGA STRADDLE LP

By:		Targa Straddle GP LLC, its general partner

By:

Matthew J. Meloy Vice President — Finance and Treasurer
[Amended and Restated Guaranty]

Address of each Guarantor:
1000 Louisiana, Suite 4300
Houston, Texas 77002
Attention: Vice President — Finance
Telephone: 713.584.1092
Telecopier: 713.584.1523
[Amended and Restated Guaranty]

EXHIBIT A
FORM OF GUARANTY SUPPLEMENT
_______________, 20______
     THIS GUARANTY SUPPLEMENT is made as of [mm/dd/yy] (this “Supplement”) and is delivered pursuant to that certain Amended and Restated Continuing Guaranty, dated as of July 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Guaranty”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by the initial Guarantors party thereto in favor of BANK OF AMERICA, N.A., as collateral agent (“Collateral Agent”).
     1. Guaranty. Pursuant to Section 17 of the Guaranty, the undersigned hereby:
     (a) agrees that this Supplement may be attached to the Guaranty and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Guaranty and the Loan Documents and agrees to be bound by all of the terms thereof;
     (b) represents and warrants that each of the representations and warranties set forth in the Guaranty, the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Supplement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;
     (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and
     (d) agrees to absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Guaranteed Obligations as provided by Section 1 of the Guaranty.
     2. Further Assurances. The undersigned agrees from time to time, upon request of the Collateral Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Collateral Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Supplement. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 19 of the Guaranty, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.
     This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York.
Form of Guaranty

F - 1

     Executed as of the date first written above.

[NAME OF SUBSIDIARY]

By:

Name:
Title:

Address for Notices:

Attention:

Telephone:

Telecopier:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:
BANK OF AMERICA, N.A.,
as Collateral Agent

By:

Name:
Title:
Form of Guaranty

F - 2

EXHIBIT G
FORM OF OPINION
July 19, 2010
Bank of America, N.A.,
as Administrative Agent and Collateral Agent
100 Federal St.
Boston, MA 02110
And to each of the Lenders Referred to Herein
Re:	Amended and Restated Credit Agreement dated as of July 19, 2010 among Targa Resources Partners LP, the lenders party thereto, and Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     We have acted as special New York and Texas counsel for Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”), and each of the entities listed on Annex I hereto (each a “Guarantor” and collectively, the “Guarantors”), in connection with the Amended and Restated Credit Agreement dated as of July 19, 2010 (the “Credit Agreement”) among the Borrower, the financial institutions listed on the signature pages thereof (the “Lenders”), and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Administrative Agent”). The Borrower, the General Partner and the Guarantors are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” This opinion letter is delivered to you pursuant to Section 4.01(a)(vii) of the Credit Agreement.
     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. As used herein, (i) “NY UCC” means the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof; (ii) “Texas UCC” means the Uniform Commercial Code, as amended and in effect in the State of Texas on the date hereof; (iii) “Delaware UCC” means the Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof; (iv) “UCC” means any of the NY UCC, the Texas UCC or the Delaware UCC, as applicable; and (v) “Applicable Law” means, with respect to the Borrower, Targa Operating, Targa North Texas, Targa Downstream, Targa LSNG, TMS, Permian, Straddle and Targa Texas LP, the Revised Limited Partnership Act of the State of Delaware, with respect to the General Partner, Targa Operating GP, Targa North Texas GP, Targa Intrastate, Midstream Barge, Targa Co-Generation, Targa Downstream GP,
Form of Opinion

TGM, Targa Liquids GP, Targa Louisiana, Targa Louisiana Intrastate, Targa LSNG GP, Targa NGL Pipeline, Intrastate, Targa Texas GP, Targa Retail Electric, Targa Sparta, Straddle GP, Targa Transport and Targa MLP Capital, the Limited Liability Company Act of the State of Delaware, with respect to Targa Liquids, the Uniform Partnership Act of the State of Delaware, and with respect to each Transaction Party, the Delaware UCC, in each case as in effect on the date hereof, and those laws, rules, and regulations of the State of New York, the State of Texas and of the United States of America as in effect on the date hereof which in our experience are normally applicable to such Transaction Party and to transactions of the type provided for in the Opinion Documents to which such Transaction Party is a party; provided, however, that Applicable Law does not include (i) except for and to the extent expressly provided in our opinions in opinion paragraphs 7 and 8 below, any federal or state banking, thrift, credit union, bank holding company, thrift holding company, financial holding company, securities, commodities, insurance, investment company, investment adviser, premium finance or life settlement laws and regulations; (ii) any federal or state labor, pension, or other employee benefit laws and regulations; (iii) any federal or state antitrust, trade or unfair competition laws and regulations; (iv) any federal or state laws and regulations relating to the environment, safety, health, or other similar matters; (v) any laws, rules, regulations, ordinances, orders, or decisions of any county, municipality, town, subdivision or similar local authority of any jurisdiction or any agency, district or instrumentality thereof, including any zoning or land use laws or regulations; (vi) any federal or state tax laws and regulations or any accounting matters; (vii) any federal or state laws or regulations relating to copyrights, patents, trademarks, or other intellectual property; (viii) any federal or state laws relating to racketeering, civil forfeiture or other criminal acts; (ix) any federal or state laws and regulations relating to emergencies, national security, money laundering or privacy rights; or (x) judicial and administrative decisions, orders, rulings and other interpretations addressing any laws or regulations described in this proviso as being excluded from Applicable Law.
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined an executed copy of each of the following agreements, instruments and documents (collectively, the “Opinion Documents”):
(a)	the Credit Agreement;

(b)	each of the Notes listed on Annex II attached hereto (the “Notes”);

(c)	the Amended and Restated Continuing Guaranty dated as of July 19, 2010 (the “Guaranty”) among the Guarantors and the Administrative Agent;

(d)	the Amended and Restated Pledge and Security Agreement dated as of July 19, 2010 (the “Pledge Agreement”) among the Borrower, the Guarantors and the Collateral Agent;

(e)	each of the Deeds of Trust listed on Annex III-A attached hereto (individually, a “Texas Deed of Trust” and collectively, the “Texas Deeds of Trust”); and
Form of Opinion

(f)	each of the Mortgages listed on Annex III-B attached hereto (individually, a “Foreign Mortgage” and collectively, the “Foreign Mortgages”).
     We have also examined time-stamped copies of the financing statements described on Part 1 of Annex IV attached hereto and unfiled copies of the financing statements described on Part 2 of Annex IV attached hereto and attached as Exhibit A (in the case of each Transmitting Utility Financing Statement, however, only the cover pages of the Transmitting Utility Financing Statement contemplated are attached and the referenced Annex A thereto will be a copy of each Texas Deed of Trust or Foreign Mortgage, as applicable, executed by the named debtor) (collectively, the “Financing Statements”).
     In addition to reviewing the Opinion Documents and Financing Statements described above, the documents listed on Annex V hereto (hereinafter called, the “Reliance Materials”) have also been reviewed by our firm in connection with this opinion, which have been certified to us by an officer of the Borrower as being complete and correct and continuing in full force and effect as of the date hereof.
     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and we assume the accuracy of, the representations and warranties of the Transaction Parties contained in the Opinion Documents, the Officer’s Certificate (as defined on Annex V attached hereto) and other certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others and we assume compliance on the part of the Transaction Parties with their covenants and agreements contained therein. In connection with the opinions expressed in the first sentence of opinion paragraph 1 below, we have relied upon and such opinions are limited solely to the Reliance Materials. With respect to the opinions expressed in opinion paragraphs 2, 3 and 4 below, we have assumed that the Transaction Parties do not engage or propose to engage in any industry, business or activity, or own or propose to own any properties or assets, that causes or would cause any such Transaction Party to be subject to any special federal, state or local laws or regulations that are not applicable to business organizations generally, except to the extent expressly set forth in the Officer’s Certificate and we have with your permission relied upon such certifications without any independent investigation or verification on our part. With respect to the opinions expressed in opinion paragraph 8 below, such opinions are limited solely to Sections 2, 3 and 8 of the Investment Company Act of 1940, 15 U.S.C. §§ 80a-2 and 80a-3, each as amended and in effect on the date hereof, and such opinions are provided and based solely upon facts set forth in the Officer’s Certificate with respect to the businesses and activities of the respective Transaction Parties and other matters relating to such laws with respect to the respective Transaction Parties, and we have with your permission relied on such certifications without any independent investigation or verification on our part.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
Form of Opinion

     1. Existence and Good Standing Opinions. Each of the Borrower, Targa Operating, Targa North Texas, Targa Downstream, Targa LSNG, TMS, Permian, Straddle and Targa Texas LP is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Each of the General Partner, Targa Operating GP, Targa North Texas GP, Targa Intrastate, Midstream Barge, Targa Co-Generation, Targa Downstream GP, TGM, Targa Liquids GP, Targa Louisiana, Targa Louisiana Intrastate, Targa LSNG GP, Targa NGL Pipeline, Intrastate, Targa Texas GP, Targa Retail Electric, Targa Sparta, Straddle GP, Targa Transport and Targa MLP Capital is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Targa Liquids is a general partnership validly existing and in good standing under the laws of the State of Delaware. Each Transaction Party has the limited partnership, limited liability company or general partnership, as applicable, power and authority to execute and deliver the Opinion Documents to which it is a party (and in the case of the General Partner, Targa Operating GP, Targa North Texas GP, Targa Downstream GP, Targa LSNG GP, Targa Texas GP and Straddle GP, to execute and deliver the Opinion Documents to which the Borrower, Targa Operating, Targa North Texas, Targa Downstream, Targa LSNG, Targa Texas LP, Permian, TMS, Straddle and Targa Liquids, respectively, is a party on behalf of such Transaction Party, acting as general partner and, if applicable, managing partner for such Transaction Party) and to perform its obligations under the Opinion Documents to which it is a party.
     2. Authorization Opinion. The execution and delivery to the Administrative Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations under each of the Opinion Documents to which it is a party, and the granting by each Transaction Party of the security interests provided for in the Opinion Documents to which it is a party, have been authorized by all necessary limited liability company, limited partnership or general partnership, as applicable, action in respect of, such Transaction Party. Exhibit B attached hereto sets forth the officers of each Transaction Party who are duly authorized to execute and deliver the Loan Documents to be executed by such Transaction Party and each such officer is duly authorized to execute and deliver, on behalf of such Transaction Party, the applicable Loan Documents to be executed by such Transaction Party.
     3. Approvals; Other Required Actions. The execution and delivery to the Administrative Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations under each of the Opinion Documents to which it is a party, and the granting by each Transaction Party of the security interests provided for in the Opinion Documents to which it is a party, do not require under Applicable Law any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any Governmental Authority that has not been made or obtained, except (a) those required in the ordinary course of business to comply with applicable law or regulation and not specifically related to the financing or collateral arrangements contemplated by the Opinion Documents to which it is a party, (b) to perfect security interests, if any, granted by such Transaction Party thereunder, and (c) pursuant to securities and other laws that may be applicable to the disposition of any property subject thereto and filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.
Form of Opinion

     4. Enforceability Opinion. Each of the Opinion Documents (other than the Texas Deeds of Trust and the Foreign Mortgages) constitutes, with respect to each Transaction Party that is a party thereto, a valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms under the laws of the State of New York. Each of the Texas Deeds of Trust constitutes, with respect to each Transaction Party that is a party thereto, a valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms under the laws of the State of Texas.
     5. “No Violation” Opinions. The execution and delivery by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations under each of the Opinion Documents to which it is a party, and the granting by each Transaction Party of the security interests provided for in the Opinion Documents to which it is a party, do not violate (a) any provision of the Reliance Materials of such Transaction Party, (b) any Applicable Law, (c) any agreement binding upon such Transaction Party or its property that is listed on the attached Exhibit C (each, a “Specified Agreement”), or (d) to our knowledge after due inquiry, any court decree or order binding upon such Transaction Party or its property that is listed on the attached Exhibit D (each, a “Specified Order”); provided, however that we express no opinion with respect to any violation of any Specified Agreement or Specified Order which is not readily ascertainable from the face of any such Specified Agreement or such Specified Order (as applicable), or any violation of any Specified Agreement or Specified Order which arises under or is based upon (1) any cross-default or similar provision contained in such Specified Agreement or any such Specified Order (as applicable) insofar as it relates to a default, event of default, violation or similar event or circumstance under any agreement, instrument, document, decree or order not identified to us, or (2) any covenant or other provision of a financial or numerical nature or which requires any computation or any subjective determination to be made by any party.
     6. No Creation of Liens Opinion. The execution and delivery to the Administrative Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations under each of the Opinion Documents to which it is a party, and the granting by each Transaction Party of the security interests provided for in the Opinion Documents to which it is a party, will not result in or require the creation or imposition of any security interest or lien upon its property pursuant to the provisions of any Specified Agreement that is binding upon such Transaction Party or its properties, other than security interests or liens created in favor of the Collateral Agent under any of the Opinion Documents or Liens permitted by Section 7.01 of the Credit Agreement.
     7. Margin Regulations Opinion. The borrowings by the Borrower under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”).
     8. Investment Company Act Opinion. No Transaction Party is required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended (the “1940 Act”)) and no Transaction Party is a company controlled by a company required to register as such under the 1940 Act. For purposes of the opinion given in this paragraph 8, we have reached our legal conclusion based solely on factual matters certified to us
Form of Opinion

in the Officer’s Certificate and we have not performed any additional diligence in connection with such opinion.
     9. Creation of Security Interests Opinion. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations (as defined in the Pledge Agreement), a security interest in each Transaction Party’s rights in the Collateral (as defined in the Pledge Agreement) to the extent a security interest in such Collateral may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).
     10. Central Filing Perfection Opinions. Upon the effective filing of the Delaware Financing Statements (as defined on Annex IV hereto) with the Delaware Filing Office (as defined on Annex IV hereto), the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing a financing statement with the Delaware Filing Office under the Delaware UCC. Upon the effective filing of the Texas Financing Statement (as defined on Annex IV hereto) with the Texas Filing Office (as defined on Annex IV hereto), the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing a financing statement with the Texas Filing Office under the Texas UCC.
     11. Form of Texas Deeds of Trust. Each Texas Deed of Trust is in proper form for recordation in the real property records of each county in Texas in which the Mortgaged Properties described therein are located and, when properly and fully executed, acknowledged, and delivered by the Transaction Party executing such Texas Deed of Trust, each Texas Deed of Trust will create in favor of the trustee named therein for the benefit of the Collateral Agent, as beneficiary, as security for the Obligations, a valid deed of trust lien upon, and security interest in, such Transaction Party’s rights in the Mortgaged Properties described therein that constitute real property or fixtures attached thereto located in each county in Texas in which such Mortgaged Properties described therein are located (collectively, the “Deed of Trust Property”), to the extent that such a security interest may be perfected under the Texas UCC solely by filing the Deed of Trust in the real property records of each county in Texas in which the Deed of Trust Property is located. The descriptions of those portions of the Deed of Trust Property located within the State of Texas which are shown on Exhibit “A” attached to each Texas Deed of Trust are legally sufficient descriptions for the purpose of creating and maintaining the Liens purported to be created by the Texas Deeds of Trust and for the purposes of all applicable recording, filing and registration laws in the State of Texas.
     12. Required Filings for Perfection. Except for the recording of the Texas Deeds of Trust in the real property records of each county in the State of Texas in which the Deed of Trust Property is located, and, with respect to fixtures, subject to the terms of opinion paragraph 13 below, no documents or instruments are required to be recorded, registered or filed in any public office in the State of Texas (i) for the validity or enforceability of the Texas Deeds of Trust in the State of Texas, (ii) to provide constructive notice to third parties of the lien created under the Texas Deeds of Trust in the Transaction Parties’ rights in the real property described in the Texas Deeds of Trust and located in each county of recordation, and fixtures located on such real property, or (iii) to perfect the liens and security interests created under the Texas Deeds of Trust
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in the real property and fixtures and as-extracted collateral of the Transaction Parties located on such real property in each county of recordation which constitute part of the Deed of Trust Property.
     13. Transmitting Utility Financing Statements. Each of the Transmitting Utility Financing Statements (as defined on Annex IV hereto) is in proper form for filing in the Delaware Filing Office. If any of the applicable Transaction Parties is deemed not to be a transmitting utility (as such term is defined in Section 9.102(a)(81) of the Delaware UCC), then upon the proper and effective recordation of each Texas Deed of Trust in the real property records of each county in the State of Texas in which the Deed of Trust Property covered thereby is located, the Collateral Agent will have for the benefit of the Secured Parties, a perfected security interest in the fixtures of such Transaction Party located in the State of Texas which constitute part of the Deed of Trust Property described in such Texas Deed of Trust. If, however, such Transaction Party is deemed to be a transmitting utility (as such term is defined in Section 9.102(a)(81) of the Delaware UCC), upon the effective filing of the Transmitting Utility Financing Statement naming such Transaction Party as debtor in the Delaware Filing Office, the Collateral Agent will have a perfected security interest in the fixtures of such Transaction Party located in the State of Texas which constitute part of the Deed of Trust Property described in such Texas Deed of Trust. If a Transaction Party is a transmitting utility (as such term is defined in Section 9.102(a)(81) of the Delaware UCC), and the filed Transmitting Utility Financing Statement naming such Transaction Party as debtor so indicates, such Transmitting Utility Financing Statement is effective until a termination statement is filed pursuant to Section 9-515(f) of the Delaware UCC.
     14. Choice of Law Provision New York—Enforceability under Texas Law. A Texas court of competent jurisdiction or a United States federal court of competent jurisdiction sitting in the State of Texas and applying Texas choice of law rules should give effect to the choice of law provisions contained in the Opinion Documents (other than in the Texas Deeds of Trust and the Foreign Mortgages) that select New York law as the law applicable to such Opinion Documents (as and to the extent provided in such Opinion Documents).
     15. Litigation Opinion. To Our Actual Knowledge there are no legal proceedings (i) pending before any court or arbitration tribunal or (ii) overtly threatened in writing, in each case, against any Transaction Party that seek to enjoin or otherwise interfere directly with the transactions contemplated by the Opinion Documents. For purposes of this opinion, (i) “To Our Actual Knowledge” means the Actual Knowledge (as hereinafter defined) of any lawyer included in the Covered Lawyer Group; (ii) “Actual Knowledge” means, with respect to any person, the current conscious awareness of facts by such person; and (iii) the “Covered Lawyer Group” means lawyers currently at Bracewell & Giuliani LLP (“BG”) who have been actively involved in negotiating the Opinion Documents and the transactions contemplated thereby or preparing this opinion letter. In making the statements set forth in this opinion, we have inquired as to the Actual Knowledge of the lawyers included in the Covered Lawyer Group with respect to the existence of the legal proceedings described above and we have relied on certificates of officers or other representatives of the Transaction Parties. We have not, however, made any review, search or investigation of any public or private records or files, including, without limitation, litigation dockets or other records or files of the Transaction Parties or of BG.
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     The opinions set forth above are subject to the following assumptions, qualifications and limitations:
     With your permission, all of the following assumptions, qualifications, limitations and statements of reliance have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated in this opinion letter, and we express no opinion with respect to the subject matter or accuracy of any of the assumptions or items upon which we have relied. Further, whenever any opinion contained in this opinion letter is based on circumstances, matters or facts “to our knowledge after due inquiry”, we have relied exclusively on the Officer’s Certificate and other certificates of certain officers of the Transaction Parties as to the existence or non-existence of the circumstances, matters or facts upon which such opinion is based. We have not made any independent or other investigation or inquiry as to any such circumstances, matters or facts. We have assumed that no fraud, duress, undue influence, mutual mistake of fact, dishonesty, forgery, coercion, unconscionability or breach of fiduciary duty exists or will exist with respect to any of the Opinion Documents or any other matter relevant to this opinion letter.
     (A) Our opinions are subject to (i) applicable federal or state bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, equitable subordination, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, affecting or relating to creditors’ rights and remedies generally, or affecting or relating to the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith and fair dealing, reasonableness, impracticability or impossibility of performance, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Opinion Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the States of New York, Texas or Delaware or the United States of America, but the inclusion of such provisions in the Opinion Documents does not affect the validity as against the Transaction Parties party thereto of the Opinion Documents as a whole, and the Opinion Documents otherwise contain adequate provisions for the practical realization of the principal benefits provided by the Opinion Documents, in each case subject to the other assumptions, qualifications and limitations contained in this opinion letter. We express no opinion as to the enforceability or effect of any agreement, instrument or undertaking (including, without limitation, any statutory undertaking) that is not itself an Opinion Document but which is the subject of any provision in any Opinion Document requiring a Transaction Party to perform or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, or otherwise incorporating by reference, such agreement, instrument or undertaking.
     (B) We express no opinion as to the validity or enforceability of any provision in the Opinion Documents:
          (i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or exercise or enforce any other right or remedy (including, without limitation, any self-help or taking-possession remedy), except in compliance with applicable laws;
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          (ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the applicable UCC or of any of the rights or duties referred to in Section 9-603 of the NY UCC or the Delaware UCC or Section 9.603 of the Texas UCC or providing for specific performance;
          (iii) relating to indemnification, contribution, exculpation or release of liability (a) in connection with violations of any securities laws or other laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence, strict liability or bad faith of the indemnified, released or exculpated party or the party receiving contribution, (b) that shift risk in an extraordinary way, or (c) that a court would determine to be insufficiently explicit or conspicuous;
          (iv) providing that any person or entity may exercise set-off or similar rights other than in accordance with and pursuant to applicable law;
          (v) relating to venue of any court, or purporting to confer, or constituting an agreement to submit to or with respect to, subject matter jurisdiction of any United States federal court to adjudicate any matter;
          (vi) relating to choice of governing law, to the extent that the enforceability of any such provision (A) is to be determined by any court other than a court of the States of Texas or (B) may be subject to constitutional limitations or considerations of comity;
          (vii) waiving any rights to trial by jury;
          (viii) purporting to create a relationship of trust or other fiduciary relationship;
          (ix) specifying that provisions may be amended or waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice, course of dealing or course of conduct has been created that modifies or waives any provision of such Opinion Documents;
          (x) giving any person or entity the power to terminate, liquidate or accelerate obligations or to foreclose upon collateral without any notice to the Transaction Parties;
          (xi) providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;
          (xii) purporting to restrict, vary or waive applicable laws, access to legal or equitable remedies or defenses, rights of a debtor or other obligor or duties imposed on a secured party, culpability for actions taken by a secured party, or rights to recover damages (including, without limitation, actual, consequential, incidental, special, indirect, exemplary or punitive damages);
          (xiii) providing that decisions by a party are conclusive or binding or may be made in its sole or absolute discretion;
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          (xiv) providing that a guarantee will not be affected by a modification of the obligation guaranteed in cases where the modification increases or materially changes such obligation;
          (xv) purporting to create a power of attorney, proxy or similar power or right; and
          (xvi) providing for the voting of claims in bankruptcy;
          (xvii) providing for interest on interest or default rates of interest to the extent that any of the foregoing may be deemed a penalty;
          (xviii) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9-406 through 9-409 of the NY UCC or the Delaware UCC or Sections 9.406 through 9.409 of the Texas UCC;
          (xix) relating to integration, statute of frauds or notice of the entire agreement of the parties;
          (xx) that is a usury savings clause;
          (xxi) purporting to incorporate terms or provisions from any other agreement, instrument or document that is not an Opinion Document;
          (xxii) purporting that any provision shall be a covenant running with any real property;
          (xxiii) purporting to bind any person or entity which is not a party to such Opinion Document;
          (xxiv) providing that remedies are cumulative or nonexclusive or permitting a party to pursue multiple remedies;
          (xxv) imposing any obligation to take any action, the taking of which is discretionary or subject to the approval of a third party or which is otherwise subject to a contingency which is not within the ability of a party to satisfy; or
          (xxvi) relating to the effect of any delay or failure of any party to exercise or enforce any rights or remedies.
     (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:
          (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and
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          (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.
     (D) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Opinion Documents to the extent limited by Sections 9-602 or 9-624 of the NY UCC or Delaware UCC or Sections 9.602 or 9.624 of the Texas UCC. We express no opinion as to the enforceability of a Waiver by any Transaction Party under other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), but the inclusion of such provisions in the Opinion Documents does not affect the validity as against the Transaction Parties party thereto of the Opinion Documents as a whole, and the Opinion Documents otherwise contain adequate provisions for the practical realization of the principal benefits provided by the Opinion Documents, in each case subject to the other assumptions, qualifications and limitations contained in this opinion letter.
     (E) Our opinions in opinion paragraphs 9 through 13 above are subject to the following assumptions, qualifications and limitations:
          (i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the NY UCC or Delaware UCC or Section 9.315 of the Texas UCC.
          (ii) We express no opinion as to the nature or extent of the rights or interests, or the power to transfer rights or interests, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Opinion Documents, or any property purporting to constitute such collateral, or the value, validity, enforceability or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights and interests in, or power to transfer rights in, all such collateral or purported collateral for the security interests created under any of the Opinion Documents to attach.
          (iii) Except as expressly provided in opinion paragraphs 9 through 13 above, we express no opinion as to the creation, validity, enforceability, perfection or priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents.
          (iv) We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance that may be created or purported to be created under the Opinion Documents in any commercial tort claims.
          (v) We have assumed that value has been given within the meaning of Section 9-203(b)(1) of the NY or Delaware UCC or Section 9.203(b)(1) of the Texas UCC.
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          (vi) In the case of property that becomes or is purported to become collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case and we express no opinion as to the effect that such law may have on any of the opinions expressed herein.
          (vii) We express no opinion as to the enforceability of any security interest created or purported to be created under any Opinion Document in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant to the express terms to any of Sections 9-406 through 9-409 of the NY UCC or Delaware UCC or Sections 9.406 through 9.409 of the Texas UCC.
          (viii) We call to your attention that Article 9 of the Texas UCC and the Delaware UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of financing statements under such UCC in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in such UCC.
          (ix) With respect to our opinions in opinion paragraph 10 above, we express no opinion with respect to the perfection of any security interest that may be created or purported to be created under any Opinion Document in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, consumer goods, letter-of-credit rights (except to the extent constituting supporting obligations for Article 9 Collateral otherwise subject to a perfected security interest described in opinion paragraph 10 above) or property described in Section 9-311(a) of the NY UCC or Delaware UCC or Section 9.311(a) of the Texas UCC (including, without limitation, any property subject to a certificate-of-title or similar statute) and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.
          (x) We express no opinion with respect to any goods that are accessions to, or commingled with, other goods to the extent that the security interest is limited by Sections 9-335 or 9-336 of the NY UCC or Sections 9.335 or 9.336 of the Texas UCC.
          (xi) We note that pursuant to Section 9-312(b) of the NY UCC and Section 9.312(b) of the Texas UCC, a security interest in any money may be perfected only by the secured party’s taking possession of such money, except to the extent that such money constitutes proceeds of collateral.
     (F) [Reserved].
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     (G) To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) each party to the Opinion Documents (other than the Transaction Parties) is validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all relevant authorizations, consents and approvals, and made all filings and registrations, necessary to execute, deliver and perform the Opinion Documents to which it is a party and to consummate the transactions contemplated thereby and that each such Opinion Document constitutes legal, valid and binding obligations of, and is enforceable against, such party, and (ii) the execution and delivery of the Opinion Documents by each of the parties thereto (other than the Transaction Parties), and the performance by such party of its obligations thereunder, does not violate will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.
     (H) For purposes of the opinions set forth in opinion paragraph 7 above, we have assumed that neither the Administrative Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Opinion Documents) pursuant to which any extensions of credit to any Transaction Party are directly or indirectly secured by “margin stock” (as defined under the Margin Regulations).
     (I) Our opinions are limited solely to those expressly set forth herein, and we express no opinions by implication.
     (J) We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations (including, without limitation, the policies, procedures, guidelines, and practices of any regulatory authority with respect thereto) applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, a financial holding company, a bank holding company, a thrift holding company, a non-federally insured depository institution, a securities broker or dealer, an investment company, an investment adviser, a future commissions merchant, a commodity trading advisor, a commodity pool operator, an insurance company, any other non-bank financial institution, or any other regulated financial institution, except as expressly set forth in opinion paragraph 7 above and opinion paragraph 8 above.
     (K) With respect to our opinions in opinion paragraphs 9 through 13 above:
          (i) such opinions are limited solely to Articles 8 and 9 of the NY UCC, the Texas UCC and the Delaware UCC and therefore such opinions do not address laws of jurisdictions other than New York, Texas and Delaware, and of New York, Texas and Delaware except for Articles 8 and 9 of the NY UCC, the Texas UCC and the Delaware UCC; and
          (ii) we express no opinion under the choice of law rules of the NY UCC with respect to the law governing perfection and priority of any security interests.
     (L) Our opinions as to any matters governed by the Delaware UCC are based solely upon our review of the Delaware UCC as published in the Delaware Uniform Commercial Code Annotated 2009-2010 Edition published by LexisNexis, without any review or consideration of
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any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication.
     (M) Insofar as our opinions in opinion paragraph 4 and in opinion paragraph 14 above relate to the enforceability under Texas law of the choice of law provisions contained in the Opinion Documents selecting New York law as the governing law thereof, it is rendered solely in reliance upon Chapter 271 of the Texas Business and Commerce Code. We assume the constitutionality of such statute and note that our opinions may be limited by judicial interpretations thereof after the date of this opinion. In addition, insofar as such opinions relate to the enforceability of the choice of law provisions contained in the Opinion Documents, we (i) express no opinion as to the choice of governing law with respect to (A) any issue or matter as to which Chapter 271 does not apply or (B) any issue or matter that another Texas statute (such as Section 1.301(b) of the Texas UCC), or a federal statute, provides is governed by the laws of another jurisdiction, and (ii) note that any such enforceability may be subject to constitutional limitations and the exercise of judicial discretion in favor of another jurisdiction.
     (N) Our opinions in paragraphs 11 through 13 above are subject to the following assumptions, qualifications and limitations:
          (i) The descriptions of the Deed of Trust Property contained in each Texas Deed of Trust were prepared by Borrower and we have made no investigation as to the ownership, title or description of any property, and we have not reviewed the full Exhibit “A” to any Texas Deed of Trust except in respect of adequacy of the form of the description of the properties therein. We have assumed that the legal descriptions of the Deed of Trust Property contained in (or attached as exhibits or schedules to) each Texas Deed of Trust are accurate and complete.
          (ii) We express no opinion with respect to any of the following provisions to the extent that the same are contained in the Texas Deeds of Trust: (a) provisions relating to the sale or disposition of any property described in any Texas Deed of Trust or the requirements of a commercially reasonable sale, including, without limitation, statutory cure provisions and rights of reinstatement and limitations on deficiency judgments; (b) provisions limiting or affecting the enforceability of any provision that purports to prevent any party from becoming a mortgagee in possession, notwithstanding any enforcement actions taken under any Texas Deed of Trust; (c) provisions that limit or affect the enforceability of provisions for late charges, prepayment charges, or yield maintenance charges, acceleration of future amounts (other than principal) without appropriate discount to present value, liquidated damages, and “penalties”; (d) provisions that limit or affect the enforceability of provisions that provide for the acceleration of indebtedness without notice of intent to accelerate or notice of acceleration or upon (A) any transfer or change in the control, ownership or management of any party, or (B) any transfer of any interest in or the creation of any lien or security interest upon real or personal property securing such indebtedness; (e) any purported right of any lienholder, secured party or any lessor to remove any person or entity from any property described in the Texas Deeds of Trust if such Persons have rights under any agreement, instrument or document known or properly recorded at the time of recording of such Texas Deed of Trust; (f) provisions securing future advances to any person or entity other than those contemplated by the parties as of the date of the Texas Deeds of Trust; (g) provisions granting any person or entity the right to purchase, sell or otherwise dispose
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of any real property other than pursuant to applicable law; (i) provisions entitling a purchaser at a foreclosure sale to affirm or disaffirm leases without regard to the priority of such leases as to the lien foreclosed; (j) provisions purporting to limit obligations of a mortgagee in possession; (k) provisions providing for enforceability of any assignment of leases or rents prior to the time that the lienholder or secured party obtains possession of the property through foreclosure or appointment of a receiver for the property, or takes any action which is judicially deemed to be the equivalent thereof; or (l) provisions purporting to provide standards of care for any collateral in possession of any person or entity other than as provided by applicable law.
          (iii) We express no opinion as to the necessity of any Transaction Party obtaining, the ability of any Transaction Party to obtain, or the issuance to any Transaction Party of, any permits, licenses, certificates, approvals or consents from any governmental agencies or authorities in order to construct, occupy or operate any improvements on the Deed of Trust Property.
          (iv) The enforceability of the Transaction Parties’ obligations under the Texas Deeds of Trust may be further limited by (a) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of the discretion of any court or because of any equitable principle; (b) the rights of the United States of America under the Federal Tax Lien Act of 1966, as amended; (c) the application of Section 9.401 of the Texas UCC and Section 43 of the Texas Civil Practice and Remedies Code; and (d) the exercise by any governmental agency or property and authority of any police powers or rights of condemnation or expropriation.
          (v) Our opinion as to the enforceability of each Texas Deed of Trust is subject to the additional qualification that certain provisions of the Texas Deeds of Trust may be unenforceable in whole or in part under the laws of the State of Texas or the United States of America, but the inclusion of such provisions does not preclude:
               (1) the judicial enforcement of the obligation of the Transaction Parties to repay principal of and interest on the loans made under the Credit Agreement (to the extent not deemed a penalty), as provided in the Texas Deeds of Trust, subject to Sections 51.003, 51.004 and 51.005 of the Texas Property Code;
               (2) the acceleration of the obligation of the Transaction Parties to repay such principal, together with such interest, upon a default by the Transaction Parties in the payment of such principal or interest or upon a material default in any other provision of the Texas Deeds of Trust;
               (3) the judicial foreclosure or the non-judicial foreclosure, in accordance with Applicable Law and the Texas Deeds of Trust, of the liens and security interests created under the Texas Deeds of Trust upon maturity or upon acceleration described in (2) above; or
               (4) the enforcement of the assignment of any leases and rents contained in the Texas Deeds of Trust after the time the lienholder or secured party (A) obtains possession of the Facility Sites constituting part of the Deed of Trust Property through
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foreclosure or appointment of a receiver of such real property or (B) takes some action which is judicially deemed to be the equivalent thereof.
          (vi) We express no opinion as to the validity, binding effect or enforceability of any provision contained in each Texas Deed of Trust limiting the ability of a Transaction Party therein to transfer or encumber, voluntarily or involuntarily, any right, title or interest in or to the Facility Sites or other portions of the Deed of Trust Property; provided however, in our view, such limitations do not render unenforceable any provision of the Texas Deed of Trust which provides that a transfer in violation thereof constitutes an Event of Default thereunder.
          (vii) We express no opinion as to the creation, validity or perfection of any lien, security interest or other encumbrance created under any Texas Deed of Trust on ordinary building materials incorporated into an improvement on land.
          (viii) We express no opinion as to whether any assignment of leases and rents contained in any Texas Deed of Trust, which purports to effect a so-called “absolute” assignment of rents, would be characterized by any court as an “absolute assignment” or would require a credit to the outstanding balance of any loans made under the Credit Agreement for any rents received by any Transaction Party (a) in order to avoid usury concerns, or (b) as a reduction of any loans made under the Credit Agreement.
          (ix) We express no opinion as to any of the following:
               (1) Title to any asset or property described in any Texas Deed of Trust or the accuracy or adequacy of any description, location or value of any such asset or property, except as to form;
               (2) The priority of any lien or security interest created under any Texas Deed of Trust, or the enforcement of any security interest created under any Texas Deed of Trust in any personal property described as being part of the Deed of Trust Property separately from enforcement of any lien created under the Texas Deeds of Trust on any real property described as being part of the Deed of Trust Property as contemplated by Section 9.604 of the Texas UCC;
               (3) The creation, attachment, perfection or priority of any lien created under any Texas Deed of Trust on after-acquired real property or fixtures that are not specifically described as being part of the Deed of Trust Property; or
               (4) Except as expressly provided in our opinions above, the recordation or filing of any of the Opinion Documents.
          (x) We express no opinion regarding the status of any Transaction Party as a transmitting utility, as such term is defined in the Delaware UCC.
          (xi) We express no opinion as to the enforceability of any provisions in the Texas Deeds of Trust relating to integration or notice of the entire agreement of the parties.
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     (O) We express no opinion as to (i) the financial condition or solvency of any Transaction Party; (ii) the ability (financial or otherwise) of any Transaction Party to meet its respective obligations under any Opinion Documents to which it is a party; or (iii) the compliance of the Opinion Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, any antifraud or other applicable legal disclosure requirements.
     (P) We express no opinion as to any accounting, financial or economic matters or the accuracy as to factual matters of any representation, warranty, data or other information, whether oral or written, that may have been made by any legal entity involved in any transaction described in any Opinion Document.
     (Q) We have been engaged by the Borrower and the other Transaction Parties to represent them for purposes of rendering the opinions expressed in this letter, but we caution you that we are not the sole outside counsel to the Borrower and the Transaction Parties or their respective affiliates. Our representation of the Transaction Parties is limited to certain specified discrete matters selected by them. The Transaction Parties and their affiliates have in the past used, and to our knowledge continue to use, other law firms to represent them in connection with other matters, including without limitation, litigation, corporate, securities and regulatory matters. Accordingly, the scope of this opinion is limited to the matters addressed herein. No inference with regard to other matters should be drawn from our representation of the Transaction Parties or their affiliates for purposes of rendering the opinions expressed in this letter.
     We are qualified to practice law in the States of Texas and New York and we do not purport to express an opinion on any laws other than Applicable Law. The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner, or furnished to or relied on for any purpose by any other person or entity, in each case without our prior written consent. Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of any Lender’s interests in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.06(b) of the Credit Agreement, on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any Person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this letter after such date.
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Very truly yours,
Bracewell & Giuliani LLP
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Annex I
GUARANTORS
     1. Targa Resources Operating GP LLC, a Delaware limited liability company (“Targa Operating GP”).
     2. Targa Resources Operating LP, a Delaware limited partnership (“Targa Operating”).
     3. Targa North Texas GP LLC, a Delaware limited liability company (“Targa North Texas GP”).
     4. Targa North Texas LP, a Delaware limited partnership (“Targa North Texas”).
     5. Targa Intrastate Pipeline LLC, a Delaware limited liability company (“Targa Intrastate”).
     6. Midstream Barge Company LLC, a Delaware limited liability company (“Midstream Barge”).
     7. Targa Co-Generation LLC, a Delaware limited liability company (“Targa Co-Generation”).
     8. Targa Downstream GP LLC, a Delaware limited liability company (“Targa Downstream GP”).
     9. Targa Downstream LP, a Delaware limited partnership (“Targa Downstream”).
     10. Targa Gas Marketing LLC, a Delaware limited liability company (“TGM”).
     11. Targa Liquids GP LLC, a Delaware limited liability company (“Targa Liquids GP”).
     12. Targa Liquids Marketing and Trade, a Delaware general partnership (“Targa Liquids”).
     13. Targa Louisiana Field Services LLC, a Delaware limited liability company (“Targa Louisiana”).
     14. Targa Louisiana Intrastate LLC, a Delaware limited liability company (“Targa Louisiana Intrastate”).
     15. Targa LSNG GP LLC, a Delaware limited liability company (“Targa LSNG GP”).
     16. Targa LSNG LP, a Delaware limited partnership (“Targa LSNG”).
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     17. Targa Midstream Services Limited Partnership, a Delaware limited partnership (“TMS”).
     18. Targa NGL Pipeline Company LLC, a Delaware limited liability company (“Targa NGL Pipeline”).
     19. Targa Permian Intrastate LLC, a Delaware limited liability company (“Intrastate”).
     20. Targa Permian LP, a Delaware limited partnership (“Permian”).
     21. Targa Resources Texas GP LLC, a Delaware limited liability company (“Targa Texas GP”).
     22. Targa Retail Electric LLC, a Delaware limited liability company (“Targa Retail Electric”).
     23. Targa Sparta LLC, a Delaware limited liability company (“Targa Sparta”).
     24. Targa Straddle GP LLC, a Delaware limited liability company (“Straddle GP”).
     25. Targa Straddle LP, a Delaware limited partnership (“Straddle”).
     26. Targa Texas Field Services LP, a Delaware limited partnership (“Targa Texas LP”).
     27. Targa Transport LLC, a Delaware limited liability company (“Targa Transport”).
     28. Targa MLP Capital LLC, a Delaware limited liability company (“Targa MLP Capital”).
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Annex II
NOTES
1. Note dated as of July 19, 2010 executed by the Borrower and made payable to Bank of America, N.A.
2. Note dated as of July 19, 2010 executed by the Borrower and made payable to The Royal Bank of Scotland plc.
3. Note dated as of July 19, 2010 executed by the Borrower and made payable to Wells Fargo Bank, National Association.
4. Note dated as of July 19, 2010 executed by the Borrower and made payable to Barclays Bank PLC.
5. Note dated as of July 19, 2010 executed by the Borrower and made payable to Deutsche Bank Trust Company Americas.
6. Note dated as of July 19, 2010 executed by the Borrower and made payable to Compass Bank.
7. Note dated as of July 19, 2010 executed by the Borrower and made payable to BNP Paribas.
8. Note dated as of July 19, 2010 executed by the Borrower and made payable to Citibank, N.A.
9. Note dated as of July 19, 2010 executed by the Borrower and made payable to JPMorgan Chase Bank, N.A.
10. Note dated as of July 19, 2010 executed by the Borrower and made payable to Royal Bank of Canada.
11. Note dated as of July 19, 2010 executed by the Borrower and made payable to ING Capital LLC.
12. Note dated as of July 19, 2010 executed by the Borrower and made payable to Sumitomo Mitsui Banking Corporation.
13. Note dated as of July 19, 2010 executed by the Borrower and made payable to Morgan Stanley Bank, N.A.
14. Note dated as of July 19, 2010 executed by the Borrower and made payable to UBS Loan Finance LLC.
15. Note dated as of July 19, 2010 executed by the Borrower and made payable to Comerica Bank.
Form of Opinion

16. Note dated as of July 19, 2010 executed by the Borrower and made payable to U.S. Bank National Association.
17. Note dated as of July 19, 2010 executed by the Borrower and made payable to Capital One, N.A.
18. Note dated as of July 19, 2010 executed by the Borrower and made payable to Raymond James Bank, FSB.
19. Note dated as of July 19, 2010 executed by the Borrower and made payable to Natixis.
20. Note dated as of July 19, 2010 executed by the Borrower and made payable to Credit Suisse AG, Cayman Islands Branch.
21. Note dated as of July 19, 2010 executed by the Borrower and made payable to Amegy Bank National Association.
22. Note dated as of July 19, 2010 executed by the Borrower and made payable to Caterpillar Financial Services Corporation.
23. Note dated as of July 19, 2010 executed by the Borrower and made payable to Goldman Sachs Credit Partners L.P.
Form of Opinion

Annex III-A
TEXAS DEEDS OF TRUST
     1. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of February 14, 2007 from Targa North Texas, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, with respect to the Chico Plant, and filed in Wise County, Texas, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa North Texas, as mortgagor, and Collateral Agent, to be filed in Wise County, Texas.
     2. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of February 14, 2007 from Targa North Texas, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, with respect to Properties of Targa North Texas other than the Chico Plant, and filed in the following counties in Texas: Eastland, Clay, Palo Pinto, Shackelford, Throckmorton, Archer, Denton, Jack, Haskell, Montague, Parker, Stephens, Wise, and Young Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa North Texas, as mortgagor, and Collateral Agent, to be filed in the following counties in Texas: Eastland, Clay, Palo Pinto, Shackelford, Throckmorton, Archer, Denton, Jack, Haskell, Montague, Parker, Stephens, Wise, and Young Counties, Texas.
     2. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of February 14, 2007 from Targa Intrastate, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent and filed in the following counties in Texas: Haskell, Shackelford, Throckmorton, Young and Wise Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Intrastate, as mortgagor, and Collateral Agent, to be filed in the following counties in Texas: Haskell, Shackelford, Throckmorton, Young and Wise Counties, Texas.
     3. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of October 24, 2007 from Targa Texas LP, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in the following counties: Irion and Sterling Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Texas LP, as mortgagor, and Collateral Agent, to be filed in the following counties: Irion and Sterling Counties, Texas.
     4. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of October 24, 2007 from Targa Texas LP, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in the following counties: Coke, Glasscock, Howard, Irion, Midland, Mitchell, Reagan, Schliecher, Sterling and
Form of Opinion

Tom Green Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Texas LP, as mortgagor, and Collateral Agent, to be filed in the following counties: Coke, Glasscock, Howard, Irion, Midland, Mitchell, Reagan, Schliecher, Sterling and Tom Green Counties, Texas.
     5. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa Downstream, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in the following counties: Chambers, Gregg, Harris, Jefferson, Orange, Smith, Taylor and Wise Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Downstream, as mortgagor, and Collateral Agent, to be filed in the following counties: Chambers, Gregg, Harris, Jefferson, Orange, Smith, Taylor and Wise Counties, Texas.
     6. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa NGL Pipeline, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in the following counties: Chambers, Hardin, Harris, Jefferson, Liberty and Orange Counties, Texas; as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa NGL Pipeline, as mortgagor, and Collateral Agent, to be filed in the following counties: Chambers, Hardin, Harris, Jefferson, Liberty and Orange Counties, Texas.
     7. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa LSNG, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in Chambers County, Texas, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa LSNG, as mortgagor, and Collateral Agent, to be filed in Chambers County, Texas.
     8. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 from Permian, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, to be filed in Andrews, Crane, Ector, Loving, Midland, Pecos, Reeves, Upton, Ward and Winkler Counties, Texas (the “New Texas Deed of Trust”).
Form of Opinion

Annex III-B
FOREIGN MORTGAGES
     1. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of October 24, 2007 from Targa Louisiana, as mortgagor, to the Collateral Agent, as mortgagee, and filed in Acadia and Calcasieu Parishes, Louisiana; as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19 between Targa Louisiana, as mortgagor, and Collateral Agent, to be filed in Acadia and Calcasieu Parishes, Louisiana.
     2. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of October 24, 2007 from Targa Louisiana, as mortgagor, to the Collateral Agent, as mortgagee, and filed in the following parishes: Acadia, Allen, Beauregard, Calcasieu, Cameron, Evangeline, Jefferson Davis, Lafayette, Rapides, St. Martin and Vermilion Parishes, Louisiana; as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19 between Targa Louisiana, as mortgagor, and Collateral Agent, to be filed in the following parishes: Acadia, Allen, Beauregard, Calcasieu, Cameron, Evangeline, Jefferson Davis, Lafayette, Rapides, St. Martin and Vermilion Parishes, Louisiana.
     3. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of October 24, 2007 from Targa Louisiana Intrastate, as mortgagor, to the Collateral Agent, as mortgagee, and filed in the following parishes: Acadia, Beauregard and Calcasieu Parishes, Louisiana; as amended by that certain First Amendment to and Notice of Reinscription of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19 between Targa Louisiana Intrastate, as mortgagor, and Collateral Agent, to be filed in the following parishes: Acadia, Beauregard and Calcasieu Parishes, Louisiana.
     4. Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa Downstream, as mortgagor, to the Collateral Agent, as mortgagee, and filed in the following parishes: Acadia, Calcasieu, Cameron, Jefferson Davis and Tangipahoa Parishes, Louisiana; as amended by that certain First Amendment to and Notice of Reinscription of Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19 between Targa Downstream, as mortgagor, and Collateral Agent, to be filed in the following parishes: Acadia, Calcasieu, Cameron, Jefferson Davis and Tangipahoa Parishes, Louisiana.
     5. Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa NGL Pipeline, as mortgagor, to the Collateral Agent, as mortgagee, filed in Calcasieu Parish, Louisiana; as amended by that certain First Amendment to and Notice of Reinscription of Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19 between Targa NGL Pipeline, as mortgagor, and Collateral Agent, to be filed in Calcasieu Parish, Louisiana.
Form of Opinion

     6. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa Downstream, as mortgagor, to the Collateral Agent, as mortgagee, and filed in Broward County, Florida, as amended by that certain First Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Downstream, as mortgagor, and Collateral Agent, to be filed in Broward County, Florida.
     7. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 24, 2009 from Targa Downstream, as mortgagor, to PRLAP, Inc., as Trustee, for the benefit of the Collateral Agent, and filed in Washington and Forrest Counties, Mississippi, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 between Targa Downstream, as mortgagor, and Collateral Agent, to be filed in Washington and Forrest Counties, Mississippi.
     8. Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of July 19, 2010 from TMS, as mortgagor, to the Collateral Agent, to be filed in Cameron and Jefferson Davis Parishes, Louisiana (the “New Louisiana Mortgage”).
Form of Opinion

Annex IV
Part 1
TIME-STAMPED FINANCING STATEMENTS
     A-1. Financing Statement naming Borrower, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the office of the Secretary of State of the State of Delaware (such office, the “Delaware Filing Office”) on February 26, 2007 as filing number 70779826.
     A-2. Financing Statement naming Targa Operating GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70779925.
     A-3. Financing Statement naming Targa Operating, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70780824.
     A-4. Financing Statement naming Targa North Texas GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70781004.
     A-5. Financing Statement naming Targa North Texas, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70781046.
     A-6. Financing Statement naming Targa Intrastate, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70781111.
     A-7. Financing Statement naming Targa Downstream GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346191.
     A-8. Financing Statement naming Targa Downstream, as debtor, and the Collateral Agent, as secured party, which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346175.
     A-9. Financing Statement naming Targa LSNG GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93348502.
     A-10. Financing Statement naming Targa LSNG, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93348171.
Form of Opinion

     A-11. Financing Statement naming Targa Sparta, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346142.
     A-12. Financing Statement naming Midstream Barge, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346126.
     A-13. Financing Statement naming Targa Retail Electric, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346084.
     A-14. Financing Statement naming Targa Co-Generation, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93345961.
     A-15. Financing Statement naming Targa Liquids GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346027.
     A-16. Financing Statement naming Targa NGL Pipeline, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93346068.
     A-17. Financing Statement naming Targa Transport as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on October 12, 2009 as filing number 93348684.
     A-18. Financing Statement naming TGM, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642200.
     A-19. Financing Statement naming TMS, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642234.
     A-20. Financing Statement naming Permian, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642184.
     A-21. Financing Statement naming Intrastate, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642101.
     A-22. Financing Statement naming Straddle GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642283.
Form of Opinion

     A-23. Financing Statement naming Straddle, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on April 28, 2010 as filing number 01642267.
     A-24. Financing Statement naming Targa Texas GP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on November 20, 2007 as filing number 74462759.
     A-25. Financing Statement naming Targa Texas LP, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on November 20, 2007 as filing number 74462742.
     A-26. Financing Statement naming Targa Louisiana, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on November 20, 2007 as filing number 74463559.
     A-27. Financing Statement naming Targa Louisiana Intrastate, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the Delaware Filing Office on November 20, 2007 as filing number 74463534.
     A-28. Financing Statement naming Targa Liquids, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which was filed in the office of the Secretary of State of the State of Texas (such office, the “Texas Filing Office”) on October 20, 2009 as filing number 09-0029223158.
     A-29. Transmitting Utility Financing Statement naming Targa North Texas, as debtor, which was filed in the Delaware Filing Office on March 13, 2007 as filing number 71059046.
     A-30. Transmitting Utility Financing Statement naming Targa Intrastate, as debtor, which was filed in the Delaware Filing Office on February 26, 2007 as filing number 70781152.
     A-31. Transmitting Utility Financing Statement naming Targa Texas LP, as debtor, which was filed in the Delaware Filing Office on December 19, 2007 as filing number 74881859, and amended by a UCC Financing Statement amendment filed on April 14, 2008 as filing number 81348760.
     A-32. Transmitting Utility Financing Statement naming Targa Louisiana Intrastate, as debtor, which was filed in the Delaware Filing Office on December 19, 2007 as filing number 74881826.
     A-33. Transmitting Utility Financing Statement naming Targa Louisiana, as debtor, which was filed in the Delaware Filing Office on December 19, 2007 as filing number 74881925.
Form of Opinion

Part 2
UNFILED FINANCING STATEMENTS
     B-1. Financing Statement naming Targa MLP Capital, as debtor, and the Collateral Agent, as secured party, with respect to the Pledge Agreement which will be filed in the Delaware Filing Office.
     B-2. Transmitting Utility Financing Statement naming Permian, as debtor, in respect of the New Texas Deed of Trust which will be filed in the Delaware Filing Office.
     B-3. Transmitting Utility Financing Statement naming TMS, as debtor, in respect of the New Louisiana Mortgage which will be filed in the Delaware Filing Office.
The Financing Statements referred to in items A-1 through A-27 and item B-1 above are collectively referred to as the “Delaware Financing Statements”. The Financing Statement referred to in item A-28 above is referred to as the “Texas Financing Statement”. The Financing Statements referred to in items A-29 through A-33 and items B-2 and B-3 above are collectively referred to as the “Transmitting Utility Financing Statements”.
Form of Opinion

Annex V
RELIANCE MATERIALS
     Each which has been certified to us by an officer of each Transaction Party as being complete and correct and continuing in full force and effect as of the date hereof.
     1. Copy of the Certificate of Limited Partnership of the Borrower dated as of October 23, 2006.
     2. Copy of the First Amended and Restated Agreement of Limited Partnership of the Borrower dated as of February 14, 2007.
     3. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of the Borrower in the State of Delaware as of such date.
     4. Copy of the Certificate of Formation of the General Partner dated as of October 23, 2006.
     5. Copy of the Limited Liability Company Agreement of the General Partner dated as of October 23, 2006.
     6. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of the General Partner in the State of Delaware as of such date.
     7. Copy of Unanimous Written Consent of the Board of Directors of the General Partner dated as of July 6, 2010.
     8. Copy of the Certificate of Formation of Targa Operating GP dated as of January 29, 2007.
     9. Copy of the Limited Liability Company Agreement of Targa Operating GP dated as of January 29, 2007.
     10. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Operating GP in the State of Delaware as of such date.
     11. Copy of Unanimous Written Consent of the Board of Directors of Targa Operating GP dated as of July 6, 2010.
     12. Copy of the Certificate of Limited Partnership of Targa Operating dated as of January 29, 2007.
     13. Copy of the Agreement of Limited Partnership of Targa Operating dated as of January 29, 2007.
Form of Opinion

     14. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Operating in the State of Delaware as of such date.
     15. Copy of the Certificate of Formation of Targa North Texas GP dated as of November 28, 2005.
     16. Copy of the Limited Liability Company Agreement of Targa North Texas GP dated as of November 29, 2005, as amended by Amendment thereto dated as of February 15, 2007.
     17. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa North Texas GP in the State of Delaware as of such date.
     18. Copy of Unanimous Written Consent of the Board of Managers of Targa North Texas GP dated as of July 6, 2010.
     19. Copy of the Certificate of Limited Partnership of Targa North Texas dated as of November 28, 2005.
     20. Copy of the Agreement of Limited Partnership of Targa North Texas dated as of November 29, 2005, as amended by Amendment thereto dated as of February 15, 2007.
     21. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa North Texas in the State of Delaware as of such date.
     22. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa North Texas in the State of Texas as of such date.
     23. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa North Texas in the State of Texas as of such date.
     24. Copy of the Certificate of Incorporation of Targa Intrastate dated as of February 8, 2000, as amended by Amendment thereto dated as of November 7, 2005.
     25. Copy of the Limited Liability Company Agreement of Targa Intrastate dated as of March 20, 2003, as amended by Amendment thereto dated as of February 15, 2007.
     26. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Intrastate in the State of Delaware as of such date.
     27. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa Intrastate in the State of Texas as of such date.
Form of Opinion

     28. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa Intrastate in the State of Texas as of such date.
     29. Copy of Written Consent of the Sole Member of Targa Intrastate dated as of July 6, 2010.
     30. Copy of the Certificate of Formation of Targa Texas GP dated as of March 12, 2004, as amended by Amendment thereto dated as of October 25, 2005, as amended by Amendment thereto dated as of February 3, 2006.
     31. Copy of the Second Amended and Restated Limited Liability Company Agreement of Targa Texas GP dated as of April 15, 2004, as amended by Amendment thereto dated as of October 24, 2007.
     32. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Texas GP in the State of Delaware as of such date.
     33. Copy of Unanimous Written Consent of the Board of Managers of Targa Texas GP dated as of July 6, 2010.
     34. Copy of the Certificate of Limited Partnership of Targa Texas LP dated as of March 12, 2004, as amended by Amendment thereto dated as of February 3, 2006.
     35. Copy of the Second Amended and Restated Agreement of Limited Partnership of Targa Texas LP dated as of April 15, 2004, as amended by Amendment thereto dated as of January 31, 2006, as amended by Amendment thereto dated as of October 24, 2007.
     36. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Texas LP in the State of Delaware as of such date.
     37. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa Texas LP in the State of Texas as of such date.
     38. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa Texas LP in the State of Texas as of such date.
     39. Copy of the Certificate of Formation of Targa Louisiana dated as of March 12, 2004, as amended by Amendment thereto dated as of February 3, 2006.
     40. Copy of the Second Amended and Restated Limited Liability Company Agreement of Targa Louisiana dated as of April 15, 2004, as amended by Amendment thereto dated as of October 24, 2007.
     41. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Louisiana in the State of Delaware as of such date.
Form of Opinion

     42. Certificate, dated June 16, 2010, of the Secretary of State of the State of Louisiana as to the good standing and legal existence of Targa Louisiana in the State of Louisiana as of such date.
     43. Copy of Unanimous Written Consent of the Board of Managers of Targa Louisiana dated as of July 6, 2010.
     44. Copy of the Certificate of Formation of Targa Louisiana Intrastate dated as of February 27, 2004, as amended by Amendment thereto dated as of February 3, 2006.
     45. Copy of the Second Amended and Restated Limited Liability Company Agreement of Targa Louisiana Intrastate dated as of April 15, 2004.
     46. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Louisiana Intrastate in the State of Delaware as of such date.
     47. Certificate, dated June 16, 2010, of the Secretary of State of the State of Louisiana as to the good standing and legal existence of Targa Louisiana Intrastate in the State of Louisiana as of such date.
     48. Copy of Unanimous Written Consent of the Board of Managers of Targa Louisiana Intrastate dated as of July 6, 2010.
     49. Copy of the Certificate of Formation of Targa LSNG GP dated as of March 1, 2006.
     50. Copy of the Limited Liability Company Agreement of Targa LSNG GP dated as of March 1, 2006.
     51. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa LSNG GP in the State of Delaware as of such date.
     52. Copy of Unanimous Written Consent of the Board of Managers of Targa LSNG GP dated as of July 6, 2010.
     53. Copy of the Certificate of Limited Partnership of Targa LSNG dated as of March 1, 2006.
     54. Copy of the Agreement of Limited Partnership of Targa LSNG dated as of March 1, 2006.
     55. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa LSNG in the State of Delaware as of such date.
Form of Opinion

     56. Certificate, dated June 17, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa LSNG in the State of Texas as of such date.
     57. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa LSNG in the State of Texas as of such date.
     58. Copy of the Certificate of Formation of Targa Downstream GP dated as of November 28, 2005.
     59. Copy of the Limited Liability Company Agreement of Targa Downstream GP dated as of November 29, 2005.
     60. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Downstream GP in the State of Delaware as of such date.
     61. Copy of Unanimous Written Consent of the Board of Managers of Targa Downstream GP dated as of July 6, 2010.
     62. Copy of the Certificate of Limited Partnership of Targa Downstream dated as of November 28, 2005.
     63. Copy of the Agreement of Limited Partnership of Targa Downstream dated as of November 29, 2005.
     64. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Downstream in the State of Delaware as of such date.
     65. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa Downstream in the State of Texas as of such date.
     66. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa Downstream in the State of Texas as of such date.
     67. Certificate, dated June 16, 2010, of the Department of State of the State of Florida as to the good standing and legal existence of Targa Downstream in the State of Florida as of such date.
     68. Certificate, dated June 16, 2010, of the Secretary of State of the State of Louisiana as to the legal existence of Targa Downstream in the State of Louisiana as of such date.
     69. Certificate, dated June 16, 2010, of the Secretary of State of the State of Mississippi as to the good standing and legal existence of Targa Downstream in the State of Mississippi as of such date.
Form of Opinion

     70. Copy of the Certificate of Formation of Targa Sparta dated as of September 24, 2004, as amended by Amendment thereto dated as of November 7, 2005, as amended by Amendment thereto dated as of November 10, 2005, as amended by Amendment thereto dated as of February 3, 2006, as amended by Amendment thereto dated as of August 20, 2009.
     71. Copy of the Limited Liability Company Agreement of Targa Sparta dated as of September 24, 2004, as amended by Amendment thereto dated as of August 31, 2009.
     72. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Sparta in the State of Delaware as of such date.
     73. Copy of Unanimous Written Consent of the Board of Managers of Targa Sparta dated as of July 6, 2010.
     74. Copy of the Certificate of Formation of Midstream Barge dated as of July 31, 1996, as amended by Amendment thereto dated as of May 1, 2000, as amended by Amendment thereto dated as of November 7, 2005.
     75. Copy of the Limited Liability Company Agreement of Midstream Barge dated as of August 31, 1996, as amended by Amendment thereto dated as of May 1, 2000, as amended by Amendment thereto dated as of October 31, 2005, as amended by Amendment thereto dated as of August 31, 2009.
     76. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Midstream Barge in the State of Delaware as of such date.
     77. Copy of Written Consent of the Sole Member of Midstream Barge, Targa Retail Electric, Targa Co-Generation and Targa Liquids GP dated as of July 6, 2010.
     78. Copy of the Certificate of Incorporation of Targa Retail Electric dated as of April 10, 1995, as corrected by the Certificate of Correction dated as of April 12, 2995, as amended by the Amendment thereto dated as of June 12, 1998, as converted by the Certificate of Conversion thereto dated as of December 21, 2000, as amended by the Amendment thereto dated as of November 7, 2005, as amended by the Amendment thereto dated as of November 27, 2007.
     79. Copy of the Limited Liability Company Agreement of Targa Retail Electric dated as of March 19, 2003, as amended by Amendment thereto dated as of August 31, 2009.
     80. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Retail Electric in the State of Delaware as of such date.
     81. Copy of the Certificate of Formation of Targa Co-Generation dated as of January 30, 2002, as corrected by Certificate of Correction thereto dated as of May 16, 2002, as amended by Amendment thereto dated as of November 7, 2005, as amended by Amendment thereto dated as of November 27, 2007.
Form of Opinion

     82. Copy of the Limited Liability Company Agreement of Targa Co-Generation dated as of January 30, 2002, as amended by Amendment thereto dated as of March 27, 2003, as amended by Amendment thereto dated as of October 2005, as amended by Amendment thereto dated as of August 31, 2009.
     83. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Co-Generation in the State of Delaware as of such date.
     84. Copy of the Certificate of Formation of Targa Liquids GP dated as of June 26, 1998, as amended by Amendment thereto dated as of November 7, 2005.
     85. Copy of the Limited Liability Company Agreement of Targa Liquids GP dated as of June 26, 1998, as amended by Amendment thereto dated as of August 31, 2009.
     86. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Liquids GP in the State of Delaware as of such date.
     87. Copy of the Certificate of Incorporation of Targa NGL Pipeline dated as of February 18, 1983, as amended by the Amendment thereto dated as of March 7, 1988, as amended by the Amendment thereto dated as of October 28, 1991, as amended by the Amendment thereto dated as of August 30, 1996, as amended by the Amendment thereto dated as of June 15, 1998, as converted by the Certificate of Conversion thereto dated as of December 21, 2000, along with the Certificate of Formation dated as of December 21, 2000, as amended by the Amendment thereto dated as of November 7, 2005.
     88. Copy of the Limited Liability Company Agreement of Targa NGL Pipeline dated as of March 20, 2003.
     89. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa NGL Pipeline in the State of Delaware as of such date.
     90. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Targa NGL Pipeline in the State of Texas as of such date.
     91. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa NGL Pipeline in the State of Texas as of such date.
     92. Certificate, dated June 16, 2010, of the Secretary of State of the State of Louisiana as to the good standing and legal existence of Targa NGL Pipeline in the State of Louisiana as of such date.
     93. Copy of Written Consent of the Sole Member of Targa NGL Pipeline and Targa Transport dated as of July 6, 2010.
Form of Opinion

     94. Copy of the Certificate of Incorporation of Targa Transport dated as of April 10, 1995, as amended by the Amendment thereto dated as of April 20, 1995, as amended by the Amendment thereto dated as of August 4, 1998, as converted by the Certificate of Conversion thereto dated December 21, 2000, as amended by Amendment thereto dated as of November 7, 2005, as amended by Amendment thereto dated as of August 20, 2009.
     95. Copy of the Limited Liability Company Agreement of Targa Transport dated as of March 21, 2003.
     96. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Transport in the State of Delaware as of such date.
     97. Copy of the Statement of Partnership Existence of Targa Liquids dated as of September 22, 2009.
     98. Copy of the Partnership Agreement of Targa Liquids dated as of June 27, 1998, as amended by Amendment thereto dated as of August 31, 2009.
     99. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Targa Liquids in the State of Delaware as of such date.
     100. Certificate, dated June 21, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Targa Liquids in the State of Texas as of such date.
     101. Copy of the Certificate of Limited Partnership of Permian dated as of November 28, 2005.
     102. Copy of the Agreement of Limited Partnership of Permian dated as of November 29, 2005.
     103. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Permian in the State of Delaware as of such date.
     104. Certificate, dated June 16, 2010, of the Secretary of State of the State of Texas as to the legal existence of Permian in the State of Texas as of such date.
     105. Certificate, dated June 17, 2010, of the Comptroller of Public Accounts of the State of Texas as to the good standing of Permian in the State of Texas as of such date.
     106. Copy of Certificate of Limited Partnership of TMS dated as of July 8, 1996, as amended by Amendment thereto dated as of July 22, 1996, as corrected by Certificate of Correction thereto dated as of August 6, 1996, as amended by Amendment thereto dated as of June 9, 1998, as amended by Amendment thereto dated as of November 7, 2005.
Form of Opinion

     107. Copy of the Agreement of Limited Partnership of TMS dated as of July 8, 1996, as amended by Amendment thereto dated as of November 20, 2003, as amended by Amendment thereto dated as of May 3, 2005, as amended by Amendment thereto dated as of June 30, 2005.
     108. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of TMS in the State of Delaware as of such date.
     109. Certificate, dated June 16, 2010, of the Secretary of State of the State of Louisiana as to the legal existence of TMS in the State of Louisiana as of such date.
     110. Copy of the Certificate of Formation of Straddle GP dated as of November 28, 2005.
     111. Copy of the Limited Liability Company Agreement of Straddle GP dated as of November 29, 2005.
     112. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Straddle GP in the State of Delaware as of such date.
     113. Copy of Unanimous Written Consent of the Board of Managers of Straddle GP dated as of July 6, 2010.
     114. Copy of the Certificate of Limited Partnership of Straddle dated as of November 28, 2005.
     115. Copy of the Agreement of Limited Partnership of Straddle dated as of November 29, 2005.
     116. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Straddle in the State of Delaware as of such date.
     117. Copy of the Certificate of Formation of TGM dated as of November 10, 2005, as amended by Amendment thereto dated as of February 3, 2006.
     118. Copy of the Limited Liability Company Agreement of TGM dated as of November 11, 2005.
     119. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of TGM in the State of Delaware as of such date.
     120. Copy of Unanimous Written Consent of the Board of Managers of TGM dated as of July 6, 2010.
     121. Copy of the Certificate of Formation of Intrastate dated as of September 4, 2008.
     122. Copy of the Limited Liability Company Agreement of Intrastate dated as of September 4, 2008.
Form of Opinion

     123. Certificate, dated June 16, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Intrastate in the State of Delaware as of such date.
     124. Copy of Unanimous Written Consent of the Board of Directors of Intrastate dated as of July 6, 2010.
     125. Copy of the Certificate of Formation of Targa MLP Capital dated as of August 25, 2009.
     126. Copy of the Limited Liability Company Agreement of Targa MLP Capital dated as of August 25, 2009.
     127. Certificate, dated July 14, 2010, of the Secretary of State of the State of Delaware as to the good standing and legal existence of Intrastate in the State of Delaware as of such date.
     128. Copy of Unanimous Written Consent of the Board of Directors of Targa MLP Capital dated as of July 14, 2010.
     129. Officer’s Certificate of the Transaction Parties, delivered to us in connection with this opinion letter (the “Officer’s Certificate”).
Form of Opinion

Exhibit A
UN-FILED FINANCING STATEMENTS
(See attached.)
Form of Opinion

Exhibit B
OFFICERS OF TRANSACTION PARTIES

Name	Office
Mathew J. Meloy	Vice President — Finance and Treasurer

Joe Bob Perkins	President

Jeffrey J. McParland	Executive Vice President and Chief Financial Officer
Form of Opinion

Exhibit C
SPECIFIED AGREEMENTS
1.	Gas Gathering and Purchase Agreement by and between Burlington Resources Oil & Gas Company LP, Burlington Resources Trading Inc. and Targa Midstream Services Limited Partnership.

2.	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 24, 2009, together with the First Amendment to Second Amended and Restated Omnibus Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC.

3.	Amended and Restated Natural Gas Purchase Agreement, effective March 1, 2009, by and between Targa Gas Marketing LLC (Buyer) and Targa North Texas LP (Seller).

4.	Products Purchase Agreement dated as of January 1, 2007 between Targa North Texas and Targa Liquids Marketing and Trade.

5.	Contribution Agreement dated as of December 1, 2005 among Targa Midstream Services Limited Partnership, Targa GP Inc., Targa LP Inc., Targa Downstream GP LLC, Targa North Texas GP, Targa Straddle GP LLC, Targa Permian GP LLC, Targa Versado GP LLC, Targa Downstream LP, Targa North Texas, Targa Straddle LP, Targa Permian LP and Targa Versado LP.

6.	First Amendment to Contribution Agreement dated as of January 1, 2007 among Targa, Targa Resources LLC, Targa Resources II LLC, Targa Resources Holdings GP LLC, Targa Resources Holdings LP, Targa Midstream GP LLC, Targa Midstream Services Limited Partnership, Targa GP Inc, Targa LP Inc, Targa Downstream GP LLC, Targa North Texas GP, Targa Straddle GP LLC, Targa Permian GP LLC, Targa Versado GP LLC, Targa Downstream LP, Targa North Texas, Targa Straddle LP, Targa Permian LP and Targa Versado LP.

7.	Contribution, Conveyance and Assumption Agreement, dated as of February 14, 2007 among the Borrower, Targa Operating, the General Partner, Targa Operating GP, Targa GP Inc., Targa LP Inc., Targa Regulated Holdings LLC, Targa North Texas GP and Targa North Texas.

8.	Purchase and Sale Agreement dated September 18, 2007 by and between Targa Resources Holdings LP and Targa Resources Partners LP, as amended pursuant to the Amendment to Purchase and Sale Agreement dated October 1, 2007.
Form of Opinion

9.	Raw Product Purchase Agreement dated September 24, 2009 but effective as of September 1, 2009 by and between Targa Midstream Services Limited Partnership and Targa Liquids.

10.	Raw Product Purchase Agreement dated September 24, 2009, to be effective September 1, 2009, between Targa Liquids Marketing and Trade and Targa Permian LP.

11.	Specification Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing and Trade and Targa Midstream Services Limited Partnership (SE La).

12.	Raw Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing and Trade and Targa Midstream Services Limited Partnership (Versado).

13.	Raw Product Purchase Agreement dated September 24, 2009, to be effective September 1, 2009, between Targa Liquids Marketing and Trade and Targa Midstream Services Limited Partnership (West La).

14.	Indenture dated June 18, 2008, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association, and the Supplemental Indentures thereto dated September 24, 2009 and the Supplemental Indentures thereto dated as of April 27, 2010.

15.	Indenture dated as of July 6, 2009, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association, and the Supplemental Indentures thereto dated September 24, 2009 and the Supplemental Indentures thereto dated as of April 27, 2010.

16.	Amended and Restated Natural Gas Sales Agreement, effective December 1, 2005, by and between Targa Louisiana Field Services LLC (Buyer) and Targa Gas Marketing LLC (Seller).

17.	Amended and Restated Natural Gas Purchase Agreement, effective December 1, 2005, by and between Targa Gas Marketing LLC (Buyer) and Targa Louisiana Field Services LLC (Seller).

18.	Amended and Restated Natural Gas Purchase Agreement, effective March 1, 2009, by and between Targa Gas Marketing LLC (Buyer) and Targa Texas Field Services LP (Seller) including the Amendment to the Amended and Restated Natural Gas Purchase Agreement, effective July 1, 2009, by and between Targa Gas Marketing LLC (Buyer) and Targa Texas Field Services LP (Seller).

19.	Purchase and Sale Agreement, dated as of March 31, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC and Targa Midstream Holdings LLC.
Form of Opinion

20.	Purchase and Sale Agreement, dated as of March 31, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC and Targa Midstream Holdings LLC.

21.	Contribution, Conveyance and Assumption Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC, Targa Midstream Holdings LLC, Targa Resources Operating LP, Targa North Texas GP LLC and Targa Resources Texas GP LLC.

22.	Contribution, Conveyance and Assumption Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC, Targa Midstream Holdings LLC, Targa Resources Operating LP, Targa North Texas GP LLC and Targa Resources Texas GP LLC.
Form of Opinion

Exhibit D
SPECIFIED ORDERS
None.
Form of Opinion

EXHIBIT H
FORM OF PLEDGE AND SECURITY AGREEMENT
[Amended and Restated Pledge and Security Agreement]

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of July 19, 2010, by each of the undersigned grantors and the Additional Grantors (as hereinafter defined ) (whether one or more “Grantor”, and if more than one, jointly and severally), in favor of BANK OF AMERICA, N.A., as the Collateral Agent (in such capacity, together with its successors and assignees herein called “Secured Party”) for the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders from time to time party to the Credit Agreement (as herein defined; with the other terms used and not defined herein having the meanings given to such terms in the Credit Agreement), the Lenders and Affiliates of Lenders owed Cash Management Obligations and the Hedging Parties under the Secured Hedge Agreements. (The Administrative Agent, the Collateral Agent, the L/C Issuer, the Swing Line Lender, the Lenders, the Lenders and Affiliates of Lenders owed Cash Management Obligations and the Hedging Parties are herein collectively called the “Lender Parties”).
RECITALS:
     1. TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (the “Borrower”), Bank of America, N.A., as the Administrative Agent, as the Collateral Agent, as the Swing Line Lender, and as the L/C Issuer, and the Lenders are parties to an Amended and Restated Credit Agreement dated of even date herewith (as from time to time amended, supplemented, restated, increased, renewed, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”).
     2. Subject to the terms and conditions of the Credit Agreement, the Borrower or certain other Grantors are or may be parties to one or more Secured Hedge Agreements with one or more Hedging Parties.
     3. In consideration of the extensions of credit and other accommodations by the Administrative Agent, the Collateral Agent, the L/C Issuer, the Swing Line Lender or the Lenders pursuant to the Credit Agreement, agreements or arrangements with Lenders or Affiliates of Lenders giving rise to Cash Management Obligations or by the Hedging Parties pursuant to the Secured Hedge Agreements, each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents and the Secured Hedge Agreements as set forth herein.
     4. The Borrower, and each direct and indirect Subsidiary of the Borrower, are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.
     5. The Board of Directors or other equivalent body of each Grantor, as applicable, has determined that such Grantor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit such Grantor, directly or indirectly, and are in the best interests of such Grantor.
[Amended and Restated Pledge and Security Agreement]

2

     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to each Grantor from L/C Issuer’s issuance of Letters of Credit and Lenders’ advances of funds to the Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce L/C Issuer to issue Letters of Credit, Lenders to advance funds under the Credit Agreement, Lenders and Affiliates of Lenders to enter into agreements and arrangements giving rise to Cash Management Obligations and the Hedging Parties to enter into Secured Hedge Agreements, each Grantor hereby agrees with Secured Party, for the benefit of the Lender Parties, as follows:
AGREEMENTS
ARTICLE I. DEFINITIONS AND REFERENCES
     1.01 General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:
     “Account Debtor” shall mean each Person who is obligated on a Receivable or any supporting obligation related thereto.
     “Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.
     “Commercial Tort Claims” means a claim arising in tort with respect to which the claimant is Grantor.
     “Company” means a LLC, Partnership or Corporation in respect of which Company Rights are granted.
     “Company Agreements”, “Company Rights”, and “Company Rights to Payments” have the meanings given them in Section 2.1(k).
     “Copyright License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.
     “Copyrights” means all the following: (a) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all application for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or
[Amended and Restated Pledge and Security Agreement]

3

payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Corporation” has the meaning given to it in Section 2.1(k)(iii).
     “Deposit Accounts” means all “deposit accounts” (as defined in the UCC) or other demand, time, savings, passbook, or similar accounts maintained with a bank, including nonnegotiable certificates of deposit.
     “Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing inventory, equipment, or other goods.
     “Equipment” means all “equipment” (as defined in the UCC) in whatever form, wherever located, and whether now or hereafter existing, and all parts thereof, all accessions thereto, and all replacements therefor.
     “General Intangibles” means all “general intangibles” (as defined in the UCC) of any kind (including choses in action, Commercial Tort Claims, Software, Payment Intangibles, tax refunds, insurance proceeds, and contract rights), and all instruments, security agreements, leases, contracts, and other rights (except those constituting Receivables, Documents, or Instruments) to receive payments of money or the ownership or possession of property, including all general intangibles under which an account debtor’s principal obligation is a monetary obligation. The General Intangibles include, among other items, all Intellectual Property.
     “Instruments” means all “instruments”, “chattel paper” or “letters of credit” (as each is defined in the UCC) and all Letter-of-Credit Rights.
     “Intellectual Property” means any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licenses.
     “Inventory” means all “inventory” (as defined in the UCC) in all of its forms, wherever located and whether now or hereafter existing, including (a) all movable property and other goods held for sale or lease, all movable property and other goods furnished or to be furnished under contracts of service, all raw materials and work in process, and all materials and supplies used or consumed in a business, (b) all movable property and other goods which are part of a product or mass, (c) all movable property and other goods which are returned to or repossessed by the seller, lessor, or supplier thereof, (d) all goods and substances in which any of the foregoing is commingled or to which any of the foregoing is added, and (e) all accessions to, products of, and documents for any of the foregoing.
     “Investment Property” means all “investment property” (as defined in the UCC) and all other securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, or commodity accounts.
     “L/C Issuer” means the Person who is from time to time the “L/C Issuer” as defined in the Credit Agreement.
     “Lender Parties” has the meaning given it in the Preamble.
[Amended and Restated Pledge and Security Agreement]

4

     “Lenders” means the Persons who are from time to time “Lenders” as defined in the Credit Agreement.
     “Letter-of-Credit Rights” means all rights to payment or performance under a “letter of credit” (as defined in the UCC) whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.
     “LLC” has the meaning given to it in Section 2.1(k)(i).
     “Other Company Rights” has the meaning given it in Section 2.1(k)(v).
     “Other Liable Party” means any Person, other than Grantors, but including the Borrower, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party or the Lender Parties a Lien upon any property as security for the Secured Obligations.
     “Partnership” has the meaning given it in Section 2.1(k)(ii).
     “Patent License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.
     “Patents” means all the following: (a) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Payment Intangibles” means all “payment intangibles” (as defined in the UCC).
     “Pledged Shares” has the meaning given it in Section 2.1(k)(iii).
     “Proceeds” means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether Secured Party is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.
[Amended and Restated Pledge and Security Agreement]

5

     “Receivables” means (a) all “accounts” (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.
     “Secured Obligations” has the meaning given such term in Section 2.2.
     “Secured Party” means the Person named as such at the beginning of this Agreement, together with its successors and assigns as the “Administrative Agent” under the Credit Agreement.
     “Software” means all “software” (as defined in the UCC), including all computer programs, any supporting information provided in connection with a transaction relating to a computer program, all licenses or other rights to use any of such computer programs, and all license fees and royalties arising from such use to the extent permitted by such license or rights.
     “Titled Collateral” means Collateral subject to a “certificate of title” (as defined in the UCC).
     “Trademark License” means any license or agreement, whether now or hereafter in existence, under which is granted or authorized any right to use any Trademark.
     “Trademarks” means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (d) all reissues, extensions and renewals thereof, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
[Amended and Restated Pledge and Security Agreement]

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     “UCC” means the Uniform Commercial Code in effect in the State of New York from time to time, provided, however, in the event that, by reason of mandatory provisions of law, any or all the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     1.02 Incorporation of Other Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.
     1.03 Attachments. All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.
     1.04 Other Interpretive Provisions. With reference to this, unless otherwise specified herein:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “or” is not exclusive, and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer this Agreement in its entirety and not to any particular provision thereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law
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or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
ARTICLE II. SECURITY INTEREST
     2.01 Grant of Security Interest. As collateral security for all of the Secured Obligations, each Grantor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, for the benefit of the Lender Parties, in and to all right, title and interest of such Grantor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (a) all Receivables.
     (b) all General Intangibles.
     (c) all Documents.
     (d) all Instruments.
     (e) all Inventory.
     (f) all Equipment.
     (g) all Deposit Accounts.
     (h) all Investment Property.
     (i) All books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of Grantor pertaining to any of the Collateral.
     (j) All moneys and property of any kind of Grantor in the possession or under the control of Secured Party.
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     (k) All of the following (herein collectively called the “Company Rights”), whether now or hereafter existing, which are owned by such Grantor or in which such Grantor otherwise has any rights:
     (i) all interests (or in the case of a First-Tier Foreign Subsidiary, all Eligible Equity Interests) in any Person owned by such Grantor (other than any Unrestricted Subsidiary) which is a limited liability company and all proceeds, interest, profits, and other payments or rights to payment attributable to Grantor’s interests in any such limited liability company (whether one or more, herein called the “LLCs”), including without limitation those described in Exhibit A hereto,
     (ii) all interests (or in the case of a First-Tier Foreign Subsidiary, all Eligible Equity Interests) in any Person owned by such Grantor (other than any Unrestricted Subsidiary) which is a general or limited partnership (including general partnership interests and limited partnership interests) and all proceeds, interest, profits, and other payments or rights to payment attributable to Grantor’s interests in any such limited partnership (whether one or more, herein called the “Partnerships”), including without limitation those described in Exhibit A hereto,
     (iii) all shares of stock (or in the case of a First-Tier Foreign Subsidiary, all Eligible Equity Interests) of any Person owned by such Grantor (other than any Unrestricted Subsidiary) which is a corporation (including common shares or preferred shares) and all proceeds, interest, profits, and other payments or rights to payment attributable to Grantor’s interests in any such corporation (whether one or more, herein called the “Corporations”), including without limitation those described in Exhibit A hereto, all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the “Pledged Shares”),
     (iv) all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of Grantor in any Company, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any Company, and whether or not the same arise or are payable under any Organization Document, any agreement or certificate forming any Company or any other agreement governing any Company or the relations among the members, partners or stockholders of any Company (any and all such proceeds, interest, profits, payments, rights to payment, distributions, dividends, cash, instruments, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “Company Rights to Payments”, and any and all such Organization Documents, agreements,
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certificates, and other agreements being herein called the “Company Agreements”), and
     (v) all other interests and rights of such Grantor in any Company, whether under the Company Agreements or otherwise, including without limitation any right to cause the dissolution of any Company or to appoint or nominate a successor to such Grantor as a member, shareholder or partner in any Company (all such other interests and rights being herein called the “Other Company Rights”).
     (l) All Proceeds of any and all of the foregoing Collateral.
     In each case, the foregoing shall be covered by this Agreement, whether such Grantor’s ownership or other rights therein are presently held or hereafter acquired and however such Grantor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).
     Notwithstanding the foregoing provisions of this Section 2.1, the grant of a security interest as herein provided shall not extend to any Equipment subject to a purchase money security interest or equipment lease (the “Encumbered Equipment”), General Intangible, Instrument, Company Rights or Investment Property in which any Grantor has any right, title or interest if and to the extent that such Encumbered Equipment, General Intangible, Instrument, Company Rights or Investment Property is subject to a Lien permitted by Section 7.01 of the Credit Agreement, Organization Document, contractual provision or other restriction on assignment such that the creation of a security interest in the right, title or interest of such Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person party to such purchase contract, lease, or other contract or agreement relating to Encumbered Equipment, General Intangible, Instrument, Company Rights or Investment Property to enforce any remedy with respect thereto (the “Excluded Collateral”); provided that, the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Excluded Collateral, or (ii) such prohibition shall be rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 of the UCC or any other applicable law (including Debtor Relief Laws); provided further, that immediately upon the ineffectiveness, lapse or termination of any such provision such Grantor shall be deemed to have granted such security interest in all its right, title and interest in and to such Excluded Collateral as if such provision had never been in effect; and the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s continuing security interest in and to all right, title and interest of such Grantor in or to any payment obligations or other rights to receive monies due or become due with respect to any such Excluded Collateral and in any such monies or proceeds of such Excluded Collateral.
     The granting of the foregoing security interest does not make Secured Party a successor to such Grantor as a member of any LLC or as a partner of any Partnership or a stockholder of any Corporation, and neither Secured Party nor any of its successors or assigns hereunder shall be deemed to have become a member of any LLC, have become a partner of any Partnership or have become a stockholder of any Corporation by accepting this Agreement or exercising any
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right granted herein unless and until such time, if any, when Secured Party or any such successor or assign expressly becomes a member of any LLC, becomes a partner of any Partnership or becomes a stockholder of any Corporation after a foreclosure upon Other Company Rights. Notwithstanding anything herein to the contrary (except to the extent, if any, that Secured Party or any of its successors or assigns hereafter expressly becomes a member of any LLC, a partner of any Partnership or a stockholder of any Corporation), neither Secured Party nor any of its successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Company or of any Grantor to or under any Company, and the above definition of “Other Company Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.
     2.02 Secured Obligations Secured. The security interest created by each Grantor hereunder in its Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising (collectively, the “Secured Obligations”):
     (a) Credit Agreement Indebtedness. All Obligations.
     (b) Secured Hedge Agreements. All present or future Secured Swap Obligations.
     (c) Cash Management Arrangements. All present or future Cash Management Obligations.
     (d) Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing Secured Obligations described in subsections (a) and (c) above.
     (e) Bankruptcy. Without limiting the generality of the foregoing, in each case, such obligations, indebtedness and liabilities whether recovery thereof may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Grantor, including the Borrower, under Debtor Relief Laws, and including interest that accrues and expenses that are incurred or arise after the commencement by or against any Grantor, including the Borrower, of any proceeding under any Debtor Relief Laws.
It is the intention of each Grantor which is a Subsidiary of the Borrower and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any Law that may be applied hereto. Each Grantor which is a Subsidiary of the Borrower and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement: (a) with respect to such Grantor, the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by such Grantor without rendering the security interests granted, and obligations incurred, hereunder by such Grantor, subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law, and (b) the Collateral pledged by such Grantor hereunder shall be limited to the maximum amount of Collateral that can be pledged by such Grantor without rendering the pledge of Collateral by such Grantor
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subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law. Each Grantor hereby acknowledges that the Secured Obligations are owed to the various Lender Parties and that each Lender Party is entitled to the benefits of the Liens given under this Agreement.
ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.01 Representations and Warranties. Each Grantor hereby represents and warrants that each of the representations and warranties made in the Credit Agreement is true and correct insofar as it refers to such Grantor and, in addition, each Grantor hereby represents and warrants to the Lender Parties as follows:
     (a) Security Interest; Perfection. Such Grantor has and will have at all times full right, power and authority to grant a security interest in its Collateral to Secured Party as provided herein. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except (i) any which have been filed in respect of Liens permitted under Section 7.01 of the Credit Agreement, and (ii) any such financing statements or other instruments for which a termination statement that such Grantor is authorized to file has been delivered to Secured Party. The filing of financing statements contemplated by Section 4.1 with the Secretary of State (or equivalent governmental official) of the State in which such Grantor is organized which sufficiently indicates the Collateral, will perfect, and establish the first priority (subject to Liens permitted under Section 7.01 of the Credit Agreement) of, Secured Party’s security interest hereunder in the Collateral to the extent a security interest in such Collateral may be perfected under the UCC by the filing of a financing statement.
     (b) Receivables. Except as has been promptly disclosed to the Administrative Agent and the Secured Party, (i) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign that has not signed an assignment agreement in form satisfactory to the Administrative Agent and (ii) no Receivable is evidenced by, or constitutes, an Instrument in excess of $5,000,000, which has not been delivered to, or otherwise subjected to the control of, the Secured Party.
     (c) Company Rights. All units, stock, interests and other securities constituting the Company Rights of any Company that is a Subsidiary, and, to the knowledge of such Grantor, all units, stock, interests and other securities constituting Company Rights of any Company that is not a Subsidiary, have been duly authorized and validly issued, are fully paid and (other than with respect to general partnership interests) non-assessable, and were not issued in violation of the preemptive rights of any person or of any agreement by which Grantor or any Company is bound. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of the Company Rights (or rights in respect thereof) have been paid.
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No restrictions or conditions exist with respect to the transfer, voting or capital of any Company Rights which could reasonably be expected to materially interfere with the Secured Party’s exercise of its rights under this Agreement or the other Loan Documents, except as permitted by the Credit Agreement. Grantor has delivered to Secured Party all certificates and instruments evidencing Company Rights, if any, existing on the Closing Date. All such certificates and instruments are valid and genuine and have not been altered. No Company (other than any Company that is not a Subsidiary) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to have issued to it units of ownership interest, stock or partnership or membership interests in any Company. Except with respect to Pledged Shares, neither Grantor nor any Company (other than any Company that is not a Subsidiary) has elected the application of Article 8 of the UCC to apply to any Company or any Company Rights, and Article 8 of the UCC is thus not applicable to any Company (other than any Company that is not a Subsidiary), except with respect to any Corporation. No other Person (other than any Company that is not a Subsidiary) has any registration under Article 8 of the UCC in effect in respect of any Company Rights. As of the Closing Date, such Grantor owns the interests in each Company which are described on Exhibit A as being owned by such Grantor. No Company in which such Grantor owns an interest has made any calls for capital to such Grantor which have not been fully paid by such Grantor. Grantor is not in default under any of the Company Agreements. Grantor’s rights under the Company Agreements are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.
     (d) Intellectual Property. As of the Closing Date, there is no Intellectual Property included within the Collateral which is material to such Grantor’s business.
     3.02 Covenants. Unless Secured Party shall otherwise consent in writing, each Grantor will at all times (i) comply with the covenants contained in the Credit Agreement which are applicable to such Grantor and (ii) comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations or the Commitment is outstanding.
     (a) General. Except for the security interest created by this Agreement, such Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted by Section 7.01 of the Credit Agreement. Such Grantor shall defend its rights and interests in the Collateral, as represented in the Credit Agreement, against all Persons at any time claiming any other interest or Lien therein, other than those Liens permitted by Section 7.01 of the Credit Agreement.
     (b) Company Rights. Except as permitted by Sections 7.05 and 7.06 of the Credit Agreement, Grantor will maintain its ownership of the interests in each Company listed on Exhibit A. Grantor will timely honor all calls under any Company Agreement to provide capital to any Company, and Grantor will not otherwise default in performing any of Grantor’s obligations under any Company Agreement. The Company Rights shall at all times be duly authorized and validly issued and shall not
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be issued in violation of the pre-emptive rights of any Person or of any agreement by which Grantor or the Company thereof is bound, except as permitted by the Credit Agreement. Nothing herein shall require Grantor as a member, partner or shareholder of a Company to cause such Company to initiate, approve, adopt or order a capital call by such Company.
     (c) Delivery of Certificates. All instruments and certificates and true and correct copies of all other writings evidencing the Company Rights, if any, existing on the Closing Date shall be delivered to Secured Party on or prior to the Closing Date. All other certificates and instruments and true and correct copies of all writings hereafter evidencing or constituting Company Rights, if any, shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of such Grantor or in accordance with Section 6.13. All such certificates and instruments shall be held by or on behalf of Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. To the extent that any of the Company Rights (whether now owned or hereafter acquired) are not evidenced by a certificate, instrument or other writing, such Grantor will take all actions required to perfect the security interest created hereunder under applicable Law, and such other actions as are reasonably necessary to effect the foregoing.
     (d) Proceeds of Collateral. If such Grantor shall receive, by virtue of its being or having been an owner of any Company Rights, any certificate, instrument, deed, bill of sale, promissory note, or other instrument or writing (including any certificate representing a stock dividend or distribution or any given in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, liquidation, or partial liquidation, combination of shares, stock split, spinoff or split-off) in excess of $5,000,000, such Grantor shall (i) receive the same in trust for the benefit of Secured Party, (ii) segregate it from such Grantor’s other property, and, (iii) along with any necessary endorsement or appropriate stock powers or instruments of transfer duly executed in blank: (1) with respect to any such certificates, instruments or promissory notes, promptly deliver it to Secured Party in the exact form received, to be held by Secured Party as Collateral, and (2) with respect to any such deeds, bills of sale or other writings, use its commercially reasonable best efforts to deliver it to Secured Party in the exact form received, to be held by Secured Party as Collateral. If such Grantor shall receive, by virtue of its being or having been an owner of any Company Rights, any (A) option or right, whether as an addition to, substitution for, or in exchange for, any Company Rights, or otherwise; (B) dividends or distributions payable in cash (except such dividends or distributions permitted to be retained by such Grantor pursuant to Section 4.8 hereof) or in securities or other property, or (C) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive the same in trust for the benefit of Secured Party, shall segregate it from such Grantor’s other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or
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appropriate stock powers or instruments of transfer duly executed in blank, to be held by Secured Party as Collateral.
     (e) Status of Company Rights. Except for the Pledged Shares, the Company Rights are not and shall not at any time be evidenced by any certificates, unless such certificates have been delivered to Collateral Agent pursuant to Section 3.2(c). The certificates delivered to the Collateral Agent evidencing the Company Rights shall at all times be valid and shall not be altered.
     (f) Commercial Tort Claims. If Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $10,000,000, Grantor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance acceptable to Secured Party.
     (g) Control Rights. With respect to such Collateral that Secured Party does not then already have control (as defined in the UCC) upon request of the Secured Party from time to time after the occurrence and during the continuance of an Event of Default, Debtor shall cause Secured Party to have control (as defined in the UCC) of Investment Property, Deposit Accounts, and Letter-of-Credit Rights constituting Collateral to perfect, and establish the first priority of, Secured Party’s security interest hereunder in such Collateral.
     (h) Intellectual Property. Debtor will maintain and protect (i) the validity and enforceability of all Intellectual Property that is reasonably necessary for the operation of its business as currently conducted, and without conflict with the rights of any other Person, except to the extent such conflict, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) the validity, perfection and priority of Secured Party’s security interest in such Collateral except where the failure to maintain and protect the validity, perfection and priority of such security interest could not reasonably be expected to have a Material Adverse Effect. Prior to filing any application for registration of any Intellectual Property material to the operation of its business as currently conducted with the applicable office or agency of the United States, Debtor will give Secured Party notice of such intended filing and will, upon Secured Party’s request, execute, deliver and file any agreements, instruments, registrations and filings which Secured Party may request to confirm Secured Party’s security interest therein and to put such security interest of record in such office.
     (i) Certificates of Title. After the occurrence and during the continuance of an Event of Default, Debtor will with respect to Titled Collateral in which Debtor presently has any interest from time to time, deliver to Secured Party all such certificates of title, applications therefor, and all other documents needed or helpful in registering Secured Party’s security interest in such Titled Collateral on such certificates of title and applications and in otherwise perfecting Secured Party’s security interest in such Titled Collateral.
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     (j) Revenues. By the terms of the various Mortgages, certain Grantors may be assigning to the Collateral Agent, for the benefit of the Lender Parties, all of the “Revenues” (as defined therein) accruing to the property covered thereby. Notwithstanding any such assignments, so long as no Event of Default has occurred and is continuing, (a) such Grantors may continue to receive and collect from the payors of such Revenues all such Revenues, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified, and free and clear of such Liens, use the proceeds of the Revenues, (b) the Collateral Agent will not notify the obligors of such Revenues or take any other action to cause proceeds thereof to be remitted to the Collateral Agent and (c) the Collateral Agent will not revoke the “License” (as defined in the Mortgage). Upon the occurrence of a Event of Default, the Collateral Agent may revoke the License and exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Revenues then held by such Grantors or to receive directly from the payors of such Revenues all other Revenues until such time as such Event of Default is no longer continuing. If the Collateral Agent shall receive any Revenue proceeds from any payor at any time other than during the continuance of a Event of Default, then it shall notify Grantor thereof and (a) upon request and pursuant to the instructions of Grantor, it shall, if no Event of Default is then continuing, remit such proceeds to Grantor and (b) at the request and expense of the Borrower, execute and deliver a letter to such payors confirming Grantor’s right to receive and collect Revenues until otherwise notified by the Collateral Agent. In no case shall any failure, whether purposed or inadvertent, by the Collateral Agent to collect directly any such Revenues constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Revenues by the Collateral Agent to such Grantors constitute a waiver, remission, or release of any other Revenues or of any rights of the Collateral Agent to collect other Revenues thereafter.
ARTICLE IV. REMEDIES, POWERS AND AUTHORIZATIONS
     4.01 Provisions Concerning the Collateral.
     (a) Authorization to File Financing Statements; Additional Filings. Each Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (i) indicate the Collateral as “all assets of Grantor and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC; (ii) contain any other information required by subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including the address of the Grantor, whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor; and (iii) are necessary to properly effectuate the transactions described in this Agreement, as determined by Secured Party in its reasonable discretion. Each Grantor hereby
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further authorizes Secured Party to file one or more continuation statements to such financing statements. Each Grantor further agrees that a carbon, photographic or other reproduction of this Agreement or of any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction accepting same by Secured Party.
     (b) Power of Attorney. Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Secured Party’s discretion, if an Event of Default shall have occurred and be continuing, to take any action, and to execute or endorse any instrument, certificate or notice, which may be reasonably necessary to accomplish the purposes of this Agreement, including any action or instrument: (i) to request or instruct each Company (and each registrar, transfer agent, or similar Person acting on behalf of each Company) to register the pledge or transfer of its Collateral to Secured Party; (ii) to otherwise give notification to any Company, registrar, transfer agent, financial intermediary, or other Person of Secured Party’s security interests in its Collateral hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral; (iv) to receive, endorse and collect any drafts or other instruments or documents included in its Collateral; (v) to enforce any obligations included in its Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of its Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of its Collateral. Each Grantor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.
     (c) Performance by Secured Party. If any Grantor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 4.5.
     (d) Collection Rights. Secured Party shall have the right at any time, after the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any or all Persons (including any Company) obligated to make payments which are included among its Collateral (whether accounts, general intangibles, dividends, distribution rights, Company Rights to Payment, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party and, upon such notification and at the expense of such Grantor and to the extent permitted by Law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor could have done. After such Grantor receives notice that Secured Party has given (and after Secured Party has required such Grantor to give) any notice referred to above in this subsection, and so long as any Event of Default shall be continuing:
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     (i) all amounts and proceeds (including instruments and writings) received by such Grantor in respect of such rights to payment, accounts, general intangibles, dividends, distribution rights or Company Rights to Payments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be applied as specified in Section 4.3, and
     (ii) Such Grantor will not adjust, settle or compromise the amount or payment of any such account or general intangible, Company Rights to Payments or release wholly or partly any account debtor or obligor thereof (including any Company) or allow any credit or discount thereon other than in the ordinary course of business.
     4.02 Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:
     (a) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Loan Documents or the agreements evidencing Secured Swap Obligations or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);
     (b) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of such Grantor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;
     (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
     (d) dispose of, at its office, on the premises of the respective Grantor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;
     (e) buy (or allow or one or more of the Lender Parties to buy) the Collateral, or any part thereof, at any public sale;
     (f) buy (or allow or one or more of the Lender Parties to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
[Amended and Restated Pledge and Security Agreement]

18

     (g) appoint by instrument in writing one or more receivers, managers or receiver/manager for the Collateral or the business and undertaking of any Grantor pertaining to the Collateral (the “Receiver”). Any such Receiver will have, in addition to any other rights, remedies and powers which a Receiver may have at Law, in equity or by statute, the rights and powers set out elsewhere in this Section 4.2. In exercising such rights and powers, any Receiver will act as and for all purposes will be deemed to be the agent of Grantors and no Lender Party will be responsible for any act or default of any Receiver. The Lender Parties may remove any Receiver and appoint another from time to time. No Receiver appointed by the Lender Parties need be appointed by, nor need its appointment by ratified by, or its actions in any way supervised by a court;
     (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Grantor hereby consents to any such appointment; and
     (i) at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to such Grantor that Secured Party has either done so or intends to do so).
Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     4.03 Application of Proceeds. If any Event of Default shall have occurred and be continuing, any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall be applied as provided in Section 8.03 of the Credit Agreement.
     4.04 Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Grantors shall be liable for the deficiency, together with interest thereon as provided in the governing Loan Documents and the agreements evidencing Cash Management Obligations or Secured Swap Obligations.
     4.05 Indemnity and Expenses. Each Grantor hereby agrees to all of the indemnity and expense reimbursement provisions of the Credit Agreement, including, without limitation Section 10.04 of the Credit Agreement, as though such Grantor were a party to such agreement.
     4.06 Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Grantor expressly
[Amended and Restated Pledge and Security Agreement]

19

waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, each Grantor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent Secured Party or any Grantor from resorting to judicial process at its option.
     4.07 Other Recourse. Each Grantor waives any right to require any Lender Party to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with such Grantor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power. Each Grantor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time. Each Grantor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and, irrespective of the validity or enforceability of any other Loan Document or any agreement evidencing Secured Swap Obligations to which such Grantor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party. Until all of the Secured Obligations shall have been paid in full, no Grantor shall have any right to subrogation and each Grantor waives the right to enforce any remedy which any Lender Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Each Grantor authorizes each Lender Party, without notice or demand, without any reservation of rights against such Grantor, and without in any way affecting such Grantor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property in accordance with Section 8.03 of the Credit Agreement and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect of any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Loan Document or any agreement evidencing Secured Swap Obligations with any Person other than such Grantor, and (e) release or substitute any Other Liable Party.
     4.08 Exercise of Company Rights.
     (a) So long as no Event of Default shall have occurred and be continuing Grantors may receive, retain and use, free and clear of any Lien created hereby, any and all Company Rights to Payment paid in respect of the Collateral, provided, however, that any and all Company Rights to Payment paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Company Rights shall be, and shall forthwith be delivered to Secured Party as provided in Section 3.2(d).
[Amended and Restated Pledge and Security Agreement]

20

     (b) Anything herein to the contrary notwithstanding, Grantors may at all times exercise any and all voting rights pertaining to the Company Rights and Other Company Rights for any purpose not inconsistent with the terms of this Agreement.
     (c) Upon the occurrence and during the continuance of an Event of Default:
     (i) all rights of each Grantor to receive and retain the Company Rights to Payment which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Collateral such Company Rights to Payment;
     (ii) without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Company Rights, other than voting rights pertaining to the Company Rights, as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Company Rights upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Company, or upon the exercise by any Company of any right, privilege or option pertaining to any Company Rights, and, in connection therewith, to deposit and deliver any and all of the Company Rights with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and any and all rights to dissolve any Company or to compel distribution of any Company’s assets; and
     (iii) all Company Rights to Payments which are received by Grantor contrary to the provisions of subsection (c)(i) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and shall be forthwith paid over to Secured Party as Company Rights in the exact form received, to be held by Secured Party as Collateral.
     4.09 Private Sale of Company Rights. Each Grantor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Company Rights and that Secured Party may, therefore, determine to make one or more private sales of any such Company Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any such Company Rights for the period of time necessary to permit their registration for public sale under the Securities Act of 1933, as amended (the “Securities Act”), to the extent, if any, that the Securities Act would be applicable thereto. Each Grantor further acknowledges and agrees that any offer to sell any Company Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities
[Amended and Restated Pledge and Security Agreement]

21

Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party or one or more of the Lender Parties may, in such event, bid for the purchase of such Company Rights.
ARTICLE V. MISCELLANEOUS
     5.01 Notices. Any notice or communication required or permitted hereunder shall be given, in the case of the Borrower or the Secured Party, as provided in the Credit Agreement and, in the case of any other Grantor, as provided in such Grantor’s Guaranty in favor of Secured Party, for the benefit of the Lender Parties.
     5.02 Amendments; Security Agreement Supplements. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the Required Lenders or all of the Lenders, as required in the Credit Agreement. Upon the execution and delivery by any Person of a security agreement supplement pursuant to the terms of Section 6.12 of the Credit Agreement in substantially the form of Exhibit B (each, a “Security Agreement Supplement”), (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Loan Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Loan Document to the “Pledge and Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Supplement.
     5.03 Preservation of Rights. No failure on the part of Secured Party or any other Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document or any agreement evidencing Secured Swap Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of Secured Party provided herein, in the other Loan Documents and agreements evidencing Secured Swap Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law. The rights of Secured Party under any Loan Document or any agreement evidencing Secured Swap Obligations against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its
[Amended and Restated Pledge and Security Agreement]

22

rights or exhaust any recourse under any other Loan Document or any agreement evidencing Secured Swap Obligations against such party or against any other Person.
     5.04 Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     5.05 Survival of Agreements. All representations and warranties of each Grantor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Documents or any agreements evidencing Secured Swap Obligations and the creation of the Secured Obligations.
     5.06 Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by Law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Loan Document or any agreement evidencing Secured Swap Obligations to which any Grantor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.
     5.07 Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on each Grantor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, Secured Party or any other Lender Party may (except as otherwise provided in the Credit Agreement) pledge, assign or otherwise transfer any or all of its rights under any or all of the Loan Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party, herein or otherwise. None of the rights or duties of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.
     5.08 Termination. It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations. Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement and all agreements evidencing Secured Hedging Obligations (or with the consent of the holders of the Secured Hedging Obligations), this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Grantors. Secured Party will, upon the respective Grantor’s request and at such Grantor’s expense, return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
[Amended and Restated Pledge and Security Agreement]

23

     5.09 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY COLLATERAL IS LOCATED NECESSARILY GOVERN (i) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF SECURED PARTY WITH RESPECT TO SUCH COLLATERAL, AND (ii) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH COLLATERAL.
     5.10 Submission to Jurisdiction. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     5.11 Waiver of Venue. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 5.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     5.12 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
[Amended and Restated Pledge and Security Agreement]

24

     5.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     5.15 Counterparts. This Agreement may be separately executed in any number of counterparts (including by facsimile transmission), all of which when so executed shall be deemed to constitute one and the same Agreement.
     5.16 “Loan Document.” This Agreement is a “Loan Document,” as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents. In the event of a conflict between the terms and conditions of the Credit Agreement and this Agreement, the terms and conditions of the Credit Agreement shall control.
     5.17 FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     5.18 Amendment and Restatement. Each Grantor is a borrower or otherwise obligated with respect to the outstanding indebtedness and obligations under the Existing Credit Agreement as of the date hereof. Each Grantor hereby acknowledges, represents, warrants and agrees that this Agreement and the obligations hereunder amend, restate, renew and extend (and do not novate or extinguish) any and all obligations and Liens of such Grantor under the Existing Credit Agreement and any loan documents executed or delivered in connection therewith by such Grantor.
[The remainder of this page is intentionally left blank.]
[Amended and Restated Pledge and Security Agreement]

25

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:
Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA RESOURCES OPERATING GP LLC
TARGA NORTH TEXAS GP LLC
TARGA INTRASTATE PIPELINE LLC
TARGA RESOURCES TEXAS GP LLC
TARGA LOUISIANA FIELD SERVICES LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA LSNG GP LLC
TARGA DOWNSTREAM GP LLC
TARGA SPARTA LLC
TARGA GAS MARKETING LLC
TARGA PERMIAN INTRASTATE LLC
TARGA STRADDLE GP LLC
TARGA MLP CAPITAL LLC

By:

Matthew J. Meloy
Vice President — Finance and Treasurer
[Amended and Restated Pledge and Security Agreement Signature Page]

MIDSTREAM BARGE COMPANY LLC
TARGA RETAIL ELECTRIC LLC
TARGA CO-GENERATION LLC
TARGA LIQUIDS GP LLC

By:		Targa Downstream LP,
its sole member

	By:	Targa Downstream GP LLC,
its general partner

By:
Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA NGL PIPELINE COMPANY LLC
TARGA TRANSPORT LLC

By:		Targa Retail Electric LLC,
its sole member

By:

Mathew J. Meloy
Vice President — Finance and Treasurer

TARGA RESOURCES OPERATING LP

By:		Targa Resources Operating GP LLC,
its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer
[Amended and Restated Pledge and Security Agreement Signature Page]

TARGA NORTH TEXAS LP

By:	Targa North Texas GP LLC, its general partner

By:
Matthew J. Meloy Vice President — Finance and Treasurer

TARGA TEXAS FIELD SERVICES LP
TARGA PERMIAN LP
TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP

By:	Targa Resources Texas GP LLC,
its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA LSNG LP

By:	Targa LSNG GP LLC,
its general partner

By:
Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA DOWNSTREAM LP

By:	Targa Downstream GP LLC,
its general partner

By:
Matthew J. Meloy
Vice President — Finance and Treasurer
[Amended and Restated Pledge and Security Agreement Signature Page]

TARGA LIQUIDS MARKETING AND TRADE

By:		Targa Downstream LP,
its managing partner

	By:	Targa Downstream GP LLC,
its general partner

By:
Matthew J. Meloy
Vice President — Finance and Treasurer

TARGA STRADDLE LP

By:		Targa Straddle GP LLC,
its general partner

By:

Matthew J. Meloy
Vice President — Finance and Treasurer
[Amended and Restated Pledge and Security Agreement Signature Page]

EXHIBIT A
Description of Pledged Shares

		Percentage of Equity
Grantor	Company	Interest Pledged
Targa Downstream LP	Targa Canada Liquids Inc.	66%
[Amended and Restated Pledge and Security Agreement]

Description of Partnership Interests

Percentage of Equity
Grantor	Company	Interest Pledged
Targa Resources Operating GP LLC	Targa Resources Operating LP	0.001% GP Interest

Targa Resources Partners LP	Targa Resources Operating LP	99.999% LP Interest

Targa North Texas GP LLC	Targa North Texas LP	50% GP Interest

Targa Resources Operating LP	Targa North Texas LP	50% LP Interest

Targa Resources Texas GP LLC	Targa Texas Field Services LP	1% GP Interest

Targa North Texas GP LLC	Targa Texas Field Services LP	99% LP Interest

Targa LSNG GP LLC	Targa LSNG LP	100% of the general partnership interests, which represent a 50% partnership interest

Targa Resources Operating LP	Targa LSNG LP	100% of the limited partnership interests, which represent a 50% partnership interest

Targa Downstream GP LLC	Targa Downstream LP	100% of the general partnership interests, which represent a 50.000% partnership interest

Targa Resources Operating LP	Targa Downstream LP	100% of the limited partnership interests, which represent a 50% partnership interest

Targa Downstream LP	Targa Liquids Marketing and Trade	99% general partnership interest

Targa Liquids GP LLC	Targa Liquids Marketing and Trade	1% general partnership interest

Targa Resources Texas GP LLC	Targa Midstream Services Limited Partnership	100% of the general partnership interests, which represent a 3.3874% partnership interest

Targa North Texas GP LLC	Targa Midstream Services Limited Partnership	100% of the limited partnership interests, which represent a 96.6126% partnership interest
[Amended and Restated Pledge and Security Agreement]
Exhibit A — Page 2

Percentage of Equity
Grantor	Company	Interest Pledged
Targa Resources Texas GP LLC	Targa Permian LP	100% of the general partnership interests, which represent a 50% partnership interest

Targa North Texas GP LLC	Targa Permian LP	100% of the limited partnership interests, which represent a 50% partnership interest

Targa Straddle GP LLC	Targa Straddle LP	100% of the general partnership interests, which represent a 50% partnership interest

Targa North Texas GP LLC	Targa Straddle LP	100% of the limited partnership interests, which represent a 50% partnership interest
[Amended and Restated Pledge and Security Agreement]
Exhibit A — Page 3

Description of LLC Rights

		Percentage of
		Equity Interest
Grantor	Company	Pledged
Targa Resources Partners LP	Targa Resources Operating GP LLC	100%
Targa Resources Operating LP	Targa North Texas GP LLC	100%
Targa North Texas LP	Targa Intrastate Pipeline LLC	100%
Targa North Texas GP LLC	Targa Resources Texas GP LLC	100%
Targa North Texas GP LLC	Targa Louisiana Field Services LLC	100%
Targa Louisiana Field Services LLC	Targa Louisiana Intrastate LLC	100%
Targa Downstream LP	Targa Sparta LLC	100%
Targa Downstream LP	Midstream Barge Company LLC	100%
Targa Downstream LP	Targa Retail Electric LLC	100%
Targa Downstream LP	Targa Co-Generation LLC	100%
Targa Downstream LP	Targa Liquids GP LLC	100%
Targa Retail Electric LLC	Targa NGL Pipeline Company LLC	100%
Targa Retail Electric LLC	Targa Transport LLC	100%
Targa North Texas GP LLC	Targa LSNG GP LLC	100%
Targa North Texas GP LLC	Targa Downstream GP LLC	100%
Targa North Texas GP LLC	Targa Gas Marketing LLC	100%
Targa Midstream Services Limited Partnership	Warren Petroleum Company LLC	100%
Targa Permian LP	Targa Permian Intrastate LLC	100%
Targa North Texas GP LLC	Targa Straddle GP LLC	100%
Targa Downstream LP	Targa MLP Capital LLC	100%
[Amended and Restated Pledge and Security Agreement]
Exhibit A — Page 4

EXHIBIT B
FORM OF SECURITY AGREEMENT SUPPLEMENT
                    , 20
Bank of America, N.A., as Collateral Agent
100 Federal Street
Boston, MA 02110
Attention: Robert Valbona

Re:	Amended and Restated Credit Agreement effective as of July 19, 2010, among Targa Resources Partners LP, a Delaware limited partnership (the “Borrower”), Bank of America, N.A., a national banking association, as Administrative Agent and Collateral Agent (“Collateral Agent”), and the financial institutions thereto as Lenders (individually a “Lender” and collectively, “Lenders”).
Ladies and Gentlemen:
     Reference is made to the Amended and Restated Credit Agreement and to the that certain Amended and Restated Pledge and Security Agreement of even date therewith executed by the grantors party thereto in favor of Collateral Agent, for the benefit of the Lender Parties (as heretofore amended, supplemented, restated or otherwise modified, the “Original Security Agreement”; such Original Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, together with this Security Agreement Supplement, being the “Security Agreement”). The capitalized terms defined in the Security Agreement or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     Section 1. Grant of Security Interest. [ADDITIONAL GRANTOR] (the “Additional Grantor”) hereby confirms the grant to the Secured Party set forth in the Security Agreement of, and does hereby grant to the Secured Party, a security interest in all of Additional Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Additional Grantor now has or hereafter acquires an interest and wherever the same may be located. Additional Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
     Section 2. Obligations Under the Security Agreement. The Additional Grantor hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and conditions of the Security Agreement to the same extent as each of the other Grantors thereunder. The Additional Grantor further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the Additional Grantor, and each reference in any other Loan Document to a “Grantor” or a “Loan Party” shall also mean and be a reference to the Additional Grantor.
     Section 4. Representations, Warranties and Covenants. The Additional Grantor hereby (a) makes each representation and warranty set forth in Section 3.1 of the Security Agreement and (b) undertakes each covenant obligation set forth in Section 3.2 of the Security Agreement, in each case to the same extent as each other Grantor.
     Section 5. Governing Law and Choice of Venue. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY COLLATERAL IS LOCATED NECESSARILY GOVERN (a) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF SECURED PARTY WITH RESPECT TO SUCH COLLATERAL, AND (b) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH COLLATERAL. The Additional Grantor irrevocably waives any objection, to the extent permitted by applicable Law, that it may now or hereafter have (including any claim of inconvenient forum) to the venue of any legal proceeding arising out of or relating to this Supplement in the courts of such State.
     Section 6. FINAL AGREEMENT. THIS SECURITY AGREEMENT SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:
ACKNOWLEDGED AND ACCEPTED,
As of the date above first written:
BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

EXHIBIT I
FORM OF INTERCREDITOR AGREEMENT
I-1
Form of Intercreditor Agreement

AMENDED AND RESTATED
INTERCREDITOR AGREEMENT
dated as of
July 19, 2010
among
TARGA RESOURCES PARTNERS LP,
THE SECURED HEDGING PARTIES PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Collateral Agent

[Amended and Restated Intercreditor Agreement]

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TABLE OF CONTENTS

ARTICLE I

DEFINITIONS
SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

SECURED HEDGING PARTIES; PROCEDURES
SECTION 2.01. Additional Secured Hedging Parties	3
SECTION 2.02. Secured Swap Transactions	3
SECTION 2.03. Acts of Secured Hedging Parties	3
SECTION 2.04. Determination of Amounts of Secured Hedging Obligations	4
SECTION 2.05. Restrictions on Actions	4
SECTION 2.06. Actions Under Support Documents	5
SECTION 2.07. Release of Collateral and Guarantees	5
SECTION 2.08. Additional Collateral	6

ARTICLE III

THE COLLATERAL AGENT
SECTION 3.01. Appointment; Rights and Duties	6
SECTION 3.02. Participation in Indemnity	6

ARTICLE IV

VOTING
SECTION 4.01. Amendments and Waivers under this Agreement	6
SECTION 4.02. Amendments and Waivers under the Credit Agreement and the Support Documents	7

ARTICLE V

MISCELLANEOUS
SECTION 5.01. Notices	8
SECTION 5.02. Counterparts	8
SECTION 5.03. Binding Effect; Assignment	8
SECTION 5.04. Severability	8
SECTION 5.05. Governing Law; Jurisdiction; Consent to Service of Process	8
SECTION 5.06. WAIVER OF JURY TRIAL	9
SECTION 5.07. Headings	9
SECTION 5.08. Successors and Assigns	10
SECTION 5.09. Termination	10
Schedules
[Amended and Restated Intercreditor Agreement]
i

Schedule I Initial Secured Hedging Parties

Schedule II Notices

Annexes

Annex A Form of Intercreditor Agreement Supplement
[Amended and Restated Intercreditor Agreement]
ii

     AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of July 19, 2010 among TARGA RESOURCES PARTNERS LP (the “Borrower”), the Secured Hedging Parties named herein and BANK OF AMERICA, N.A., as Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
     Reference is made to the Amended and Restated Credit Agreement dated as of July 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer. The obligations of the Borrower under the Credit Agreement are guaranteed and secured as contemplated by the Credit Agreement. The Borrower has requested, and the Lenders have agreed, that the benefits of such guarantees and security also be afforded to certain counterparties that enter into Swap Contracts with the Borrower or another Loan Party, and the Lenders have agreed to such request subject to certain conditions, including a condition that any such counterparty has become a party to this Agreement.
     The parties hereto desire to enter into this Agreement in order to set forth certain agreements with respect to the obligations of the Loan Parties under the Credit Agreement and the obligations of the Loan Parties under Swap Contracts that are secured and guaranteed on the same basis, including certain voting provisions. Accordingly, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     1.01 Credit Agreement. (a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
     1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Act” has the meaning assigned to such term in Section 2.03.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Holder” means any Person that is a direct holder of any Obligations.
     “Intercreditor Agreement Supplement” means an instrument substantially in the form of Annex A hereto (or any other form approved by the Collateral Agent), providing for a Hedging Party to become a party to this Agreement.
     “Maximum Credit Agreement Obligations” means, at any time, the sum of (a) $1,100,000,000 (which represents the aggregate principal amount of the Commitments as of
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the Closing Date plus the maximum amount by which such Commitments may be increased under the Credit Agreement as of the Closing Date), plus (b) $300,000,000, minus (c) the aggregate principal amount of mandatory prepayments made in respect of principal amounts outstanding under the Credit Agreement, to the extent (but only to the extent) resulting in a permanent reduction of the aggregate principal amount of credit extensions outstanding (or permitted to be outstanding pursuant to unused financing commitments) under the Credit Agreement immediately prior to such mandatory prepayment; provided that, for purposes of clause (c) above, a prepayment in respect of outstanding principal under the Credit Agreement shall not reduce the Maximum Credit Agreement Obligations to the extent financed with a new or replacement credit facility (or increased amount of an existing credit facility) under the Credit Agreement.
     “Obligations” means the Obligations (as defined in the Credit Agreement), the Cash Management Obligations and the Secured Swap Obligations.
     “Required Secured Parties” means, at any time, the Required Lenders at such time (without giving effect to any amendment or modification of such term in the Credit Agreement other than those that give effect to the inclusion of credit facilities thereunder that are not in effect on the Closing Date and are permitted hereunder, but do not change the voting percentage in such definition); provided that, for purposes of this Agreement (a) the definition of Required Lenders in the Credit Agreement shall be deemed to include each Secured Hedging Party as though it were a Lender and as though the Total Outstandings included the amount of its Secured Hedging Obligations at the time, (b) if the Borrower or any Affiliate thereof is a Lender or a Secured Hedging Party, such Person and its share of any amounts otherwise included in determining the Required Secured Parties shall be disregarded, and (c) solely for purposes of directing the exercise of remedies under the Support Documents, the unused portion of financing commitments under the Credit Agreement shall be disregarded (it being understood that a Letter of Credit shall constitute usage of a financing commitment for purposes of this clause).
     “Secured Hedging Obligations” means the Secured Swap Obligations (as defined in the Credit Agreement); provided that (a) for purposes of determining the Required Secured Parties or for purposes of Section 3.02 or Section 4.02, the amount of the Secured Hedging Obligations of any Secured Hedging Party in respect of any Secured Hedge Agreement at such time shall be the termination amount that would be payable by the applicable Loan Party or Loan Parties thereunder (after giving effect to any legally enforceable netting agreements thereunder) if all Swap Contracts thereunder were closed out and terminated (or the applicable termination amount then due, in respect of any Swap Contracts thereunder that have been so closed out and terminated), and (b) the amount of Secured Hedging Obligation in respect of any Secured Hedge Agreement at any time shall be the amount thereof determined by the applicable Secured Hedging Party consistent with prevailing market practices (and in accordance with clause (a) above, if applicable), if certified to the Collateral Agent pursuant to Section 2.04(a).
     “Secured Hedging Parties” means (a) the Persons identified on Schedule I hereto, (b) each Lender and each Affiliate of a Lender that is owed any Secured Hedging Obligations on or after the Closing Date (subject to the provisions of the Credit Agreement regarding a Person that ceases to be a Lender or an Affiliate of a Lender) and (c) each other Hedging Party that becomes
[Amended and Restated Intercreditor Agreement]

2

a party to this Agreement after the Closing Date pursuant to an Intercreditor Agreement Supplement.
     “Secured Instrument” means (a) the Credit Agreement, (b) each Secured Hedge Agreement and (c) in the case of Cash Management Obligations, the agreements pertaining thereto.
     “Secured Swap Transaction Designation” means a written notice from a Secured Hedging Party to the Collateral Agent identifying a Secured Hedge Agreement or a Swap Contract thereunder (or any material amendment or modification thereof or any termination thereof), which notice shall include (a) the date thereof, (b) the Loan Party or Loan Parties that are parties thereto and (c) a summary description of the type of Swap Contract thereunder (or of the material amendment or modification thereof indicating the termination thereof, as applicable).
     “Support Documents” means the Security Documents and the Guaranty.
ARTICLE II.
SECURED HEDGING PARTIES; PROCEDURES
     2.01 Secured Hedging Parties. Upon execution and delivery by the Collateral Agent and a Hedging Party of an Intercreditor Agreement Supplement, such applicable Hedging Party shall become a Secured Hedging Party hereunder. Each Lender or Affiliate of a Lender that is owed Secured Hedging Obligations shall be a Secured Hedging Party hereunder without the execution of this Intercreditor Agreement or an Intercreditor Agreement Supplement. If a Person ceases to be a Lender or Affiliate of a Lender (i) Obligations under a Swap Contract in respect of a transaction entered into between a Loan Party and such Person that were Secured Hedging Obligations prior to such Person ceasing to be a Lender or Affiliate of a Lender will continue to be Secured Hedging Obligations and (ii) Obligations under a Swap Contract in respect of a transaction between a Loan Party and such Person entered into after such Person ceased to be a Lender or Affiliate of a Lender will be Secured Hedging Obligations only if, at the time such transaction is entered into, such Person is a Hedging Party and has executed an Intercreditor Agreement Supplement as provided herein. The execution and delivery of any Intercreditor Agreement Supplement by the Collateral Agent and a Hedging Party shall not require the consent of any other party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Secured Hedging Party as a party to this Agreement.
     2.02 Secured Swap Transactions. Each Secured Hedging Party or the Borrower shall promptly deliver to the Collateral Agent (a) copies of each Master Agreement giving rise to Secured Hedging Obligations (and any material amendment or modification thereof or any termination thereof) and (b) if and to the extent requested by the Collateral Agent, copies of each confirmation thereunder.
     2.03 Acts of Secured Hedging Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by any Secured Hedging Party may be and, at the request of the Collateral Agent, shall be
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3

embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by such Secured Hedging Party and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Act” of the Secured Hedging Party signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Hedging Party if such Act purports to be taken by or on behalf of such Secured Hedging Party, and nothing in this Section 2.03 or elsewhere in this Agreement shall be construed to require any Secured Hedging Party to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Hedging Party.
     2.04 Determination of Amounts of Secured Hedging Obligations. (a)Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Hedging Obligations or any other amount or any portion thereof for any purposes of this Agreement or any Support Document, it shall be entitled to make such determination on the basis of one or more certificates of any applicable Secured Hedging Party; provided that if, notwithstanding the written request of the Collateral Agent, any applicable Secured Hedging Party shall fail or refuse promptly to certify as to the existence or amount of any Secured Hedging Obligations or any portion thereof within the time specified in such request (which shall allow a period of time that is reasonable under the circumstances, but in no event less than 48 hours), the Collateral Agent shall be entitled to determine such existence or amount by reliance upon a certificate of the Borrower or upon the most recent available information provided to the Collateral Agent by the Secured Parties; provided further that the Collateral Agent shall correct any error that any Secured Hedging Party brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, any other Loan Party or any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.
     (b) If any Secured Party receives any amount pursuant to a distribution by the Collateral Agent under any Support Document in excess of the amount it was entitled to receive thereunder as a result of a demonstrable error in the determination of the amount of the Obligations, then such Secured Party agrees to pay such excess to the Collateral Agent for application in accordance with such Support Document as soon as practicable after the existence of such error shall have been determined. All distributions made by the Collateral Agent pursuant to any Support Document shall be (subject to the preceding sentence and to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amounts distributed to them.
     2.05 Restrictions on Actions. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, and so long as any Secured Hedge Agreement is in effect, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise, or direct the exercise of, rights and remedies under the Support Documents. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties,
[Amended and Restated Intercreditor Agreement]

4

except as permitted under this Agreement, refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices hereunder; provided that the foregoing shall not prevent (a) any Secured Party from imposing a default rate of interest in accordance with the applicable Secured Instrument, (b) the Collateral Agent from exercising any right or remedy or taking any other action on behalf of the Secured Parties that it is permitted or authorized to exercise or take, (c) a Secured Party from exercising its rights and remedies as a general creditor in accordance with the applicable Secured Instrument and applicable law, including the right to commence legal proceedings to collect any Obligations due and payable to such Secured Party and remaining unpaid, to accelerate the maturity of any Obligations, to commence legal proceedings to enforce any Secured Instrument and obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor (but subject to the applicable provisions of this Agreement) or (d) any Secured Hedging Party from exercising its rights and remedies as a general creditor in accordance with the Guaranty, insofar as the Guaranty guarantees the Obligations owing to such Secured Credit Party under its Secured Hedge Agreement, including exercising rights thereunder of the type described in (c) above (but any proceeds realized by any Secured Hedging Party from any such exercise of remedies under the Subsidiary Guaranty shall be applied in accordance with Section 8.03 of the Credit Agreement). For the avoidance of doubt, each Secured Party agrees that any proceeds realized by the Collateral Agent or any Secured Party from the exercise of remedies under any Support Document shall be applied in accordance with Section 8.03 of the Credit Agreement.
     2.06 Actions Under Support Documents. (a)The Collateral Agent shall not be obligated to take any action under this Agreement or any Support Documents except for the performance of such duties as are specifically set forth herein or therein.
     (b) Subject to the provisions of Article III and Article IV, the Collateral Agent acting on behalf of the Secured Parties shall take any action under or with respect to the Support Documents that is in accordance with instructions that the Collateral Agent has received from the Required Secured Parties and that is not inconsistent with or contrary to the provisions of this Agreement, the Credit Agreement or the Support Documents.
     (c) The Collateral Agent may not exercise any remedy involving the acceptance of Collateral in full or partial satisfaction of any Obligation, to the extent available in any applicable jurisdiction, except with the consent of each Secured Party affected thereby.
     (d) This Section shall not be construed to apply to amendments, modifications or waivers of the Credit Agreement or any Support Document, which shall be subject to Article IV.
     2.07 Release of Collateral and Guarantees. Each Secured Hedging Party acknowledges and agrees to the matters set forth in Section 9.10 of the Credit Agreement, as though named therein as a Lender. Each Secured Party also acknowledges and agrees that, for purposes of clause (a) of Section 9.10 of the Credit Agreement, a Letter of Credit shall be deemed terminated if the L/C Issuer in respect thereof agrees that such Letter of Credit shall cease to constitute a “Letter of Credit” entitled to the benefits of the Support Documents
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5

(whether by reason of the deposit of cash collateral, receipt of a back-up letter of credit, or otherwise).
     2.08 Additional Collateral. Each of the Secured Parties hereby covenants and agrees that it (a) will not accept any Guarantee of any of the Obligations by the Borrower or any Restricted Subsidiary unless such Person’s Guarantee is provided pursuant to the Guaranty or otherwise Guarantees the payment of all the Obligations on a pari passu basis and (b) will not take any security interest in or Lien on or assignment of any assets of the Borrower or any Restricted Subsidiary thereof to secure any of the Obligations unless such security interest or Lien or assignment is granted to the Collateral Agent on behalf of the Secured Parties to secure the payment of all the Obligations on a pari passu basis pursuant to a Collateral Document.
ARTICLE III.
THE COLLATERAL AGENT
     3.01 Appointment; Rights and Duties. The Collateral Agent is acting as agent for the Secured Parties, including the Secured Hedging Parties. Accordingly, each Secured Hedging Party acknowledges and agrees to the matters set forth in Article IX of the Credit Agreement relating to the Collateral Agent, including its appointment, authorization, powers and duties, its rights to delegate the same, and all exculpatory provisions therein (including limitations on its liability), and the provisions thereof shall be binding upon the Secured Hedging Parties, mutatis mutandis; provided that the Secured Hedging Parties shall not be entitled (other than in their capacity as a Lender, if applicable) to participate in the appointment of a successor Collateral Agent pursuant to Section 9.06 of the Credit Agreement.
     3.02 Participation in Indemnity. Each Secured Hedging Party agrees that, in the event that the Collateral Agent (or any if its Agent-Related Persons) is entitled to be indemnified or reimbursed under Section 9.11 of the Credit Agreement, such Secured Hedging Party shall, if requested by the Collateral Agent, participate in such indemnity or reimbursement, pro rata (as though the amount of its Secured Hedging Obligations were Loans); provided that the Secured Hedging Parties will be required to participate in any such indemnity or reimbursement only to the extent amounts being indemnified or reimbursed arise out of or relate to the Support Documents, the Collateral or any actions or activities related thereto.
ARTICLE IV.
VOTING
     Any amendment, modification or waiver of any provision of this Agreement, the Credit Agreement or any Support Document shall be subject to the provisions of this Article.
     4.01 Amendments and Waivers under this Agreement. Neither this Agreement, nor any provision hereof, may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (it being understood that the Collateral Agent is not required to agree to any such waiver, amendment or modification without
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6

the consent of the Required Lenders) and each Secured Hedging Party that has a Secured Hedge Agreement in effect at the time; provided that:
     (a) no such agreement shall affect the Borrower’s rights hereunder without the prior written consent of the Borrower;
     (b) any party hereto may waive any of its rights hereunder without the agreement or consent of any other party hereto, but such waiver shall not be effective to waive any other party’s rights hereunder;
     (c) any such amendment or modification that by its terms does not affect any rights or obligations hereunder of any Secured Hedging Party in respect of any Secured Hedge Agreement in effect at the time, may be effected by agreement of the Borrower and the Collateral Agent without the consent or approval of any Secured Hedging Party; and
     (d) any such agreement that by its terms affects the rights or obligations of one or more specific Secured Hedging Parties may be effected by agreement of the Collateral Agent and such Secured Hedging Party or Secured Hedging Parties, without the consent or agreement of other Secured Hedging Parties (but subject to clause (a) above, if the Borrower’s rights hereunder are affected).
     4.02 Amendments and Waivers under the Credit Agreement and the Support Documents. The Secured Parties agree that:
     (a) the right to direct the exercise of remedies under any of the Support Documents shall be based upon the instructions of the Required Secured Parties (as opposed to the Required Lenders); provided that this clause shall not be construed to limit the authority of the Collateral Agent to exercise such remedies in the absence of instructions from the Required Secured Parties, if it determines in its discretion to do so and it has not received instructions to the contrary from the Required Secured Parties;
     (b) any amendment, modification or waiver of any provision of any Loan Document relating to maintenance of insurance shall require the consent of the Required Secured Parties; and
     (c) any amendment, modification or waiver of the Credit Agreement that would permit the aggregate principal amount of credit facilities thereunder to exceed the Maximum Credit Agreement Obligations shall require the consent of the Required Secured Parties; provided that any increase, imposition, deferral or capitalization of fees or interest under the Credit Agreement shall not be construed as an increase in the aggregate principal amount of the credit facilities thereunder for purposes hereof.
     Except as expressly provided above in this Section 4.02, the provisions of this Agreement shall not be construed to restrict any amendment, modification or waiver of any provision of the Credit Agreement or any Support Document, or any action under the Credit Agreement or any Support Document.
[Amended and Restated Intercreditor Agreement]

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ARTICLE V.
MISCELLANEOUS
     5.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided on Schedule II hereto or in Section 10.02 of the Credit Agreement, as applicable. All communications and notices to any Secured Hedging Party shall be mailed, faxed or delivered as set forth in the Credit Agreement or in the applicable Intercreditor Agreement Supplement, or at such other address as may be designated by such Secured Hedging Party in a written notice to the Borrower and the Collateral Agent.
     5.02 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.03. Delivery of an executed signature page to this Agreement by facsimile (or any other means of electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.
     5.03 Binding Effect; Assignment. This Agreement shall become effective as to any party when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party and the Collateral Agent and their respective successors and assigns, subject to the proviso to Section 5.08.
     5.04 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     5.05 Governing Law; Jurisdiction; Consent to Service of Process.
          (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
     (b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of
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any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 5.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     5.06 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.06 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
     5.07 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
[Amended and Restated Intercreditor Agreement]

9

     5.08 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, any Secured Hedging Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided that any assignment by any Secured Hedging Party of its rights under any Secured Hedge Agreement to a Person that is not a Secured Hedging Party at the time (unless such Person is a Hedging Party that executes an Intercreditor Agreement Supplement at the time of the assignment) shall result in such Secured Hedge Agreement ceasing to be a Secured Hedge Agreement. A Secured Hedging Party shall notify the Borrower and the Collateral Agent of any assignment by it of any Secured Hedge Agreement.
     5.09 Termination. This Agreement shall terminate when all the Liens and security interests under the Support Documents have been released and terminated as provided in Section 2.07; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if any payment that gave rise to such termination is rescinded or must otherwise be restored by any applicable Secured Party upon the bankruptcy or reorganization of any Loan Party.
     5.10 Amendment and Restatement. The parties hereto agree that this Agreement is an amendment and restatement in its entirety of that certain Intercreditor Agreement dated as of February 14, 2007 by and among Borrower, Collateral Agent and the Secured Hedging Parties party thereto, and the terms and provisions hereof supersede the terms and provisions thereof.
[Amended and Restated Intercreditor Agreement]

10

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its sole general partner

By:

		Name:	Mathew J. Meloy
		Title:	Vice President — Finance and Treasurer
[Amended and Restated Intercreditor Agreement]

BARCLAYS BANK PLC, as a Secured Hedging Party
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

BP CORPORATION NORTH AMERICA INC., as a Secured Hedging Party
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

J. ARON & COMPANY, as a Secured Hedging Party
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

J.P.MORGAN VENTURES ENERGY CORPORATION, as a Secured Hedging Party
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

THE BANK OF NOVA SCOTIA, as a Secured Hedging Party
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

[Amended and Restated Intercreditor Agreement]

SCHEDULE I
SECURED HEDGING PARTIES
Barclays Bank PLC
BP Corporation North America Inc.
Credit Suisse Energy LLC
J. Aron & Company
J.P.Morgan Ventures Energy Corporation
The Bank of Nova Scotia
[Amended and Restated Intercreditor Agreement]

SCHEDULE II
NOTICES
Barclays Capital
200 Park Avenue
New York, New York 10166
Attn: General Counsel
Facsimile: (+1) 212-412-7519
BP Corporation North America Inc.
501 WestLake Park Blvd.
Houston, Texas 77079
Attn: Confirmation Department
Facsimile: 281-366-0879
J. Aron & Company
200 West St.
New York, New York 10282
NATURAL GAS AND NATURAL GAS LIQUIDS:
Attn: Energy Operations
Facsimile: (212) 493-9849
J.P. Morgan Ventures Energy Corporation
Attn: Commodity Operations
E-mail: NA.Energy.Confirmations@jpmorgan.com
The Bank of Nova Scotia
40 King Street West, Scotia Plaza, 8th Floor
Toronto, Ontario, Canada M5H 1H1
Attn: Global Markets Documentation
Facsimile: (416) 866-7767
[Amended and Restated Intercreditor Agreement]

Annex A
To the Amended and Restated Intercreditor Agreement
     SUPPLEMENT dated as of [•], to the Amended and Restated Intercreditor Agreement dated as of July 19, 2010, among TARGA RESOURCES PARTNERS LP (the “Borrower”), the Secured Hedging Parties identified therein and BANK OF AMERICA, N.A., as Collateral Agent.
     A. Reference is made to the Credit Agreement dated as of July 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Intercreditor Agreement referred to therein.
     C. Section 2.01 of the Intercreditor Agreement provides that a Hedging Party may become a Secured Hedging Party under the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Hedging Party (the “New Secured Hedging Party”) is executing this Supplement to become a Secured Hedging Party under the Intercreditor Agreement.
          Accordingly, the Collateral Agent and the New Secured Hedging Party agree as follows:
     SECTION 1. In accordance with Section 2.01 of the Intercreditor Agreement, the New Secured Hedging Party by its signature below becomes a Secured Hedging Party with the same force and effect as if originally named therein as a Secured Hedging Party and the New Secured Hedging Party hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Secured Hedging Party thereunder. Each reference to a “Secured Hedging Party” in the Intercreditor Agreement shall be deemed to include the New Secured Hedging Party. The Intercreditor Agreement is hereby incorporated herein by reference.
     SECTION 2. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Secured Hedging Party and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or any other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 3. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
          SECTION 4. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Amended and Restated Intercreditor Agreement]

     SECTION 5. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 6. The New Secured Hedging Party’s initial address for communications and notices under the Intercreditor Agreement is set forth on Schedule I hereto.
     IN WITNESS WHEREOF, the New Secured Hedging Party and the Collateral Agent have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SECURED HEDGING PARTY],

by

Name:

Title:

BANK OF AMERICA, N.A., as Collateral Agent

by

Name:

Title:
[Amended and Restated Intercreditor Agreement]

Annex A
To the Amended and Restated Intercreditor Agreement
NOTICES

New Secured Hedging Party	Address